Exhibit 1.2

EXECUTION VERSION

MASON FINANCE SUB, INC.

to be merged with and into

WILLIAMS SCOTSMAN INTERNATIONAL, INC.

as Escrow Issuer

6.875% SENIOR SECURED NOTES DUE 2023

INDENTURE

DATED AS OF AUGUST 6, 2018

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Trustee and Collateral Agent

i

EXHIBITS

Exhibit A                                             FORM OF 6.875% SENIOR SECURED NOTE DUE 2023

Exhibit B                                             FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO RULE 144A

Exhibit C                                             FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S

Exhibit D                                             FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED ON THE ESCROW RELEASE DATE

Exhibit E                                              FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY ANY FUTURE GUARANTORS

This Indenture, dated as of August 6, 2018 is by and among Mason Finance Sub, Inc., a Delaware corporation (the “Escrow Issuer”) and a wholly owned unrestricted subsidiary of Williams Scotsman International, Inc., a Delaware corporation (“WSII”) and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (in such capacity and not in its individual capacity, and together with its permitted successors and assigns in such capacity, the “Trustee”) and as collateral agent (in such capacity and not in its individual capacity, and together with its permitted successors and assigns in such capacity, the “Collateral Agent”).

Pursuant to the agreement and plan of merger (together with all exhibits, annexes, schedules and other disclosure letters thereto, collectively, as modified, amended, supplemented, consented to or waived, the “Merger Agreement”) dated as of June 21, 2018, as may be amended from time to time, by and among WillScot Corporation, its newly-formed acquisition subsidiary, Mason Merger Sub, Inc., a Delaware corporation (“Merger Sub”), ModSpace (as defined herein) and NANOMA LLC solely in its capacity as the representative of the Holders (as defined therein), the Merger Sub will merge with and into ModSpace, with ModSpace as the surviving entity in the Merger and continuing as an indirect subsidiary of the Company (the “Acquisition”).

On the Escrow Release Date (as defined herein), (i) the Escrow Issuer will merge with and into WSII, with WSII as the surviving company of such merger (the “Escrow Merger”), and thereby succeed to the Escrow Issuer’s obligations under the Notes and this Indenture by operation of law and (ii) the Escrow Issuer, WSII, the Guarantors (as defined below), the Trustee and the Collateral Agent will enter into a supplemental indenture (the “Supplemental Indenture”) pursuant to which WSII will expressly assume the rights and obligations of the Escrow Issuer under the Notes and this Indenture, and will be substituted for, and may exercise every right and power of, the Escrow Issuer under this Indenture, and (iii) the Guarantors (as defined below) will guarantee such obligations effective as of and from such date.

Each party hereto agrees as follows for the benefit of the other parties hereto and for the equal and ratable benefit of the Holders of (i) the Company’s (as defined below) $300,000,000 6.875% Senior Secured Notes due 2023 issued on the date hereof (the “Initial Notes”) and (ii) Additional Notes (as defined herein) issued from time to time (together with the Initial Notes and, in each case, any Notes issued in replacement or substitution therefor in accordance with the provisions of this Indenture, the “Notes”).

Article I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1 Definitions.

“2017 Notes” means the $300,000,000 in aggregate principal amount of 7.875% Senior Secured Notes due 2022 of WSII issued under the 2017 Notes Indenture.

“2017 Notes Documents” means the 2017 Notes Indenture, the 2017 Notes, and the “Security Documents”, as defined in the 2017 Notes Indenture.

“2017 Notes Indenture” means the Indenture, dated as of November 29, 2017, among the Company, Deutsche Bank Trust Company Americas, as trustee and collateral agent, and the guarantors from time to time party thereto.

“2017 Notes Issue Date” means November 29, 2017.

“2017 Notes Obligations” means the Obligations of the Company and the Guarantors under the 2017 Notes Indenture, the 2017 Notes and the other 2017 Notes Documents, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with the 2017 Notes Indenture, the 2017 Notes and the performance of all other obligations under the 2017 Notes Indenture, the 2017 Notes and the other 2017 Notes Documents, according to the respective terms thereof.

“2018 Senior Unsecured Notes” means the $200,000,000 in original aggregate principal amount of senior unsecured notes due 2023 of the Company which will be issued pursuant to the 2018 Senior Unsecured Notes Indenture.

“2018 Senior Unsecured Notes Documents” means the 2018 Senior Unsecured Notes Indenture and the 2018 Senior Unsecured Notes.

“2018 Senior Unsecured Notes Guarantors” means the guarantors from time to time party to the 2018 Senior Unsecured Notes Indenture or any other 2018 Senior Unsecured Notes Document.

“2018 Senior Unsecured Notes Indenture” means the Indenture, dated as of August 3, 2018, among the Company, the 2018 Senior Unsecured Notes Trustee and the 2018 Senior Unsecured Notes Guarantors.

“2018 Senior Unsecured Notes Trustee” means the trustee named under the 2018 Senior Unsecured Notes Indenture and its successors and assigns.

“Acquired Debt” means Debt of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed by the Company or a Restricted Subsidiary in connection with the acquisition of assets from such Person; provided, however, that Debt of such Person which is redeemed, defeased, retired, or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such asset acquisition shall not be Acquired Debt.

“Acquisition” has the meaning assigned to it in the recitals to this Indenture.

“Additional First Lien Claimholders” means, with respect to any Series of Additional First Lien Debt, the holders of such Debt, the First Lien Representative with respect thereto, the First Lien Collateral Agent with respect thereto, any trustee or agent therefor under any related Additional First Lien Loan Documents and the beneficiaries of each indemnification obligation undertaken by the Company or any Guarantor under any related Additional First Lien Loan Documents and the holders of any other Additional First Lien Obligations secured by the First Lien Collateral Documents for such Series of Additional First Lien Debt.

“Additional First Lien Debt” means any Debt and guarantees thereof that is incurred, issued or guaranteed by the Company and/or any Guarantor other than the Initial First Lien Debt, which Debt and guarantees are secured by the First Lien Collateral (or a portion thereof) on a basis senior to the Second Lien Obligations; provided, however, that with respect to any such Debt incurred after the 2017 Notes Issue Date (i) such Debt is permitted to be incurred, secured and guaranteed on such basis by each First Lien Loan Document and Second Lien Debt Document, (ii) unless already a party with respect to that Series of Additional First Lien Debt, each of the First Lien Representative and the First Lien Collateral Agent for the holders of such Debt shall have become party to (A) the Intercreditor Agreement pursuant to, and by satisfying the conditions to becoming a party thereto set forth therein and (B) the First Lien Pari Passu Intercreditor Agreement pursuant to, and by satisfying the conditions to becoming a party thereto set forth therein; provided, further, that, if such Debt will be the initial Additional First Lien Debt incurred by the Company or any Guarantor after the 2017 Notes Issue Date, then the Guarantors, the Initial First Lien Representative, the Initial First Lien Collateral Agent, the First Lien Representative for such Debt and the First Lien Collateral Agent for such Debt shall have executed and delivered the First Lien Pari Passu Intercreditor Agreement and (iii) each of the other requirements of the Intercreditor Agreement shall have been complied with.  The requirements shall be tested only as of (x) the date of execution of such joinder agreement by the applicable Additional First Lien Collateral Agent and Additional First Lien Representative if the Debt is incurred pursuant to a commitment entered into at the time of such joinder agreement and (y) with respect to any later commitment or amendment to those terms to permit such Debt, as of the date of such commitment and/or amendment, in each case, assuming such commitments are fully drawn as of such date.  Additional First Lien Debt shall include any Registered Equivalent Notes and guarantees thereof by the Guarantors issued in exchange therefor.

“Additional First Lien Loan Documents” means, with respect to any Series of Additional First Lien Debt, the loan agreements, promissory notes, indentures and other operative agreements evidencing or governing such Debt, any document governing reimbursement obligations in respect of letters of credit issued pursuant to any Additional First Lien Loan Documents and the First Lien Collateral Documents securing such Series of Additional First Lien Debt.

“Additional First Lien Obligations” means, with respect to any Series of Additional First Lien Debt, (a) all principal, interest (including any post-petition interest), premium (if any), penalties, fees, expenses (including fees, expenses and disbursements of agents, professional advisors and legal counsel), indemnifications, reimbursement obligations (including in respect of letters of credit), damages and other liabilities, and guarantees of the foregoing amounts, in each case whether or not allowed or allowable in an Insolvency or Liquidation Proceeding, payable with respect to such Additional First Lien Debt, (b) all other amounts payable to the related Additional First Lien Claimholders under the related Additional First Lien Loan Documents (other than in respect of any Debt not constituting Additional First Lien Debt), (c) subject to the terms of the Intercreditor Agreement, any Hedging Obligations and Bank Product Obligations secured under the First Lien Collateral Documents securing such Series of Additional First Lien Debt and (d) any renewals or extensions of the foregoing.

“Additional Second Lien Claimholders” means, with respect to any Series of Additional Second Lien Debt, the holders of such Debt, the Second Lien Representative with respect thereto, the Second Lien Collateral Agent with respect thereto, any trustee or agent therefor under any related Additional Second Lien Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Company or any other Guarantor under any related Additional Second Lien Debt Documents and the holders of any other Additional Second Lien Obligations secured by the Second Lien Collateral Documents for such Series of Additional Second Lien Debt.

“Additional Second Lien Debt” means any Debt and guarantees thereof that is incurred, issued or guaranteed by the Company and/or any Guarantor other than the Initial Second Lien Debt, which Debt and guarantees are secured by the Second Lien Collateral (or a portion thereof) on a basis junior to the First Lien Obligations, and will include the Debt incurred, issued and guaranteed by the Company and/or any Guarantor under the Note Documents; provided, however, that with respect to any such Debt incurred after the 2017 Notes Issue Date (i) the Consolidated Secured Net Debt Ratio of the Company and its Restricted Subsidiaries would be less than or equal to 4.50 to 1.00, determined on a Pro Forma Basis but without netting the cash proceeds of any such Additional Second Lien Debt to the extent not applied in such Pro Forma Basis determination, (ii) such Debt is permitted to be incurred, secured and guaranteed on such basis by each First Lien Loan Document and Second Lien Debt Document, (iii) unless already a party with respect to that Series of Additional Second Lien Debt, each of the Second Lien Representative and the Second Lien Collateral Agent for the holders of such Debt shall have become party to (A) the Intercreditor Agreement and by satisfying the conditions to becoming a party thereto set forth therein and (B) the Second Lien Pari Passu Intercreditor Agreement pursuant to and by satisfying the conditions to becoming a party thereto set forth therein; provided, further, that, if such Debt will be the initial Additional Second Lien Debt incurred by the Company or any other Guarantor after the 2017 Notes Issue Date, then the Guarantors, the Initial Second Lien Representative, the Collateral Agent, the Second Lien Representative for such Debt and the Second Lien Collateral Agent for such Debt shall have executed and delivered the Second Lien Pari Passu Intercreditor Agreement and (iv) each of the other requirements of the Intercreditor Agreement shall have been complied with.  The requirements of the Intercreditor Agreement shall be tested only as of (x) the date of execution of such joinder agreement by the applicable Additional Second Lien Collateral Agent and Additional Second Lien Representative if the Debt in incurred pursuant to a commitment entered into at the time of such joinder agreement, and (y) with respect to any later commitment or amendment to those terms to permit such Debt, as of the date of such commitment and/or amendment, in each case, assuming such commitments are fully drawn as of such date.  Additional Second Lien Debt shall include any Registered Equivalent Notes and guarantees thereof by the Guarantors issued in exchange therefor.

“Additional Second Lien Debt Documents” means, with respect to any Series of Additional Second Lien Debt, the loan agreements, promissory notes, indentures and other operative agreements evidencing or governing such Debt, any document governing reimbursement obligations in respect of letters of credit issued pursuant to any Additional Second Lien Debt Documents and the Second Lien Collateral Documents securing such Series of Additional Second Lien Debt, and includes the Note Documents.

“Additional Second Lien Obligations” means, with respect to any Series of Additional Second Lien Debt, (a) principal, interest (including without limitation any post-petition interest),

premium (if any), penalties, fees, expenses (including, without limitation, fees, expenses and disbursements of agents, professional advisors and legal counsel), indemnifications, reimbursement obligations (including in respect of letters of credit), damages and other liabilities, and guarantees of the foregoing amounts, in each case whether or not allowed or allowable in an Insolvency or Liquidation Proceeding, payable with respect to such Additional Second Lien Debt, (b) all other amounts payable to the related Additional Second Lien Claimholders under the related Additional Second Lien Debt Documents (other than in respect of any Debt not constituting Additional Second Lien Debt), (c) subject to the terms of the Intercreditor Agreement, any Hedging Obligations and Bank Product Obligations secured under the Second Lien Collateral Documents securing such Series of Additional Second Lien Debt and (d) any renewals or extensions of the foregoing.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.2 and 4.9 hereof, of the same series as the Initial Notes.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings that correspond to the foregoing.

“Agent” means any Registrar, co-register Paying Agent or additional paying agent.

“Applicable Premium” means, with respect to any Note on any applicable redemption date, as calculated by the Company, the greater of:

(1)         1.00% of the then outstanding principal amount of the Note; and

(2)         the excess of:

(a)         the present value at such redemption date of (i) the redemption price of the Note at August 15, 2020 (such redemption price being set forth in the table appearing in Section 3.7(b)), plus (ii) all required interest payments due on the Note through August 15, 2020 (excluding accrued but unpaid interest to such redemption date), in each case, computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)         the then outstanding principal amount of the Note.

“Asset Acquisition” means:

(a)         an Investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary (including the redesignation of an Unrestricted Subsidiary), or shall be merged with or into the Company or any of its Restricted Subsidiaries; or

(b)         the acquisition by the Company or any of its Restricted Subsidiaries of the assets of any Person (other than the Company or any of its Restricted Subsidiaries) which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

“Asset Sale” means:

(a)         the sale, lease, transfer, conveyance or other disposition (each referred to for the purposes of this definition as a “disposition”) of any assets of the Company or any of its Restricted Subsidiaries outside the ordinary course in any single transaction or series of related transactions; provided that the disposition of all or substantially all of the consolidated assets of the Company and its Restricted Subsidiaries taken as a whole, will be governed by Section 4.14 and/or Section 5.1 and not by Section 4.10; and

(b)         the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests in any of the Company’s Restricted Subsidiaries (other than Equity Interests in the Company or directors’ qualifying shares or shares or interests required to be held by foreign nationals pursuant to local law).

provided, however, that the term “Asset Sale” shall exclude:

(a)         any disposition of Equity Interests, property or assets, the gross proceeds of which (exclusive of indemnities) do not exceed in any one or related series of transactions $25.0 million;

(b)         dispositions of (i) cash, (ii) Cash Equivalents or (iii) other Investments in existence on the Issue Date that are properly characterized under GAAP as cash and cash equivalents, short term investments, restricted cash or long term investments;

(c)          the disposition, abandonment or lease of equipment, products, services, and inventory in the ordinary course of business and any disposition or abandonment of damaged, worn-out, used, surplus, obsolete or permanently retired assets or assets that, in the good faith judgment of the Company, are no longer used or useful in its business;

(d)         the sale and leaseback of any assets within 90 days of the acquisition thereof;

(e)          a Restricted Payment that is permitted by Section 4.7 or a Permitted Investment;

(f)           any trade-in of equipment in exchange for other equipment in the ordinary course of business;

(g)          the Incurrence of a Lien otherwise than in contravention of Section 4.12 (and the exercise of any power of sale or other remedy thereunder);

(h)         leases, assignments, licenses or subleases in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries and are otherwise not prohibited under this Indenture;

(i)   dispositions (i) by a Restricted Subsidiary to the Company or (ii) by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

(j)            issuances of Equity Interests by a Restricted Subsidiary to the Company or to a Restricted Subsidiary;

(k)         dispositions of accounts receivable including in connection with the collection or compromise thereof;

(l)             any surrender or waiver of contract rights or the settlement, release, or surrender of contract, tort, intangible claims or other claims;

(m)     licensing of intellectual property;

(n)         dispositions of accounts receivable, or a fractional undivided interest therein, by a Receivables Subsidiary in a Qualified Receivables Transaction;

(o)         dispositions of accounts receivable, chattel paper and assets related thereto, including collateral securing such accounts receivable, contracts and contract rights, purchase orders, security interests, financing statements and other documentation, and all guarantees, warranties or other documentation or other obligations in respect of such accounts receivable, and other assets which are customarily transferred in connection with asset securitization transactions involving receivables similar to such accounts receivable (and any collections or proceeds thereof), in each case, to a Receivables Subsidiary pursuant to a Qualified Receivables Transaction;

(p)         the unwinding of any Hedging Obligations;

(q)         any sale of Equity Interests in, or Debt or other securities of, an Unrestricted Subsidiary;

(r)            the issuance by the Company or any of its Restricted Subsidiaries of Disqualified Stock that is permitted by Section 4.9;

(s)           dispositions to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture agreements and similar binding agreements;

(t)            dispositions to the extent made pursuant to casualty or condemnation events or business interruption; or

(u)         dispositions made to comply with any order of any agency of the U.S. federal government or any state authority or other regulatory body or any applicable law.

For purposes of this definition, any series of related transactions that, if effected as a single transaction, would constitute an Asset Sale, shall be deemed to be a single Asset Sale effected when the last such transaction which is part thereof is effected.

“Asset Sale Offer” means an Offer to Purchase required to be made by the Company pursuant to Section 4.10 to all Holders.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligations of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been or may, at the option of the lessor, be extended); provided, however, that if such Sale and Leaseback Transaction results in a Capital Lease Obligation, the amount of Debt represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Available Excluded Contribution Amount” means the aggregate amount of cash, Cash Equivalents or the Fair Market Value of other assets or property (as reasonably determined by the Company) received by Holdings (and promptly contributed by Holdings to the Company) after the 2017 Notes Issue Date from (without duplication): (i) contributions in respect of Equity Interests of Holdings other than Disqualified Stock (other than any amounts received from the Company or any of its Restricted Subsidiaries), and (ii) the sale of Equity Interests of Holdings (other than (x) to the Company or any of its Restricted Subsidiaries, (y) pursuant to any management equity plan, stock option plan or any other management or employee benefit plan or (z) Disqualified Stock); provided that, such amounts are designated as “Available Excluded Contribution Amounts” pursuant to an Officer’s Certificate on or promptly after the date the relevant capital contribution is made or the relevant proceeds are received, as the case may be; provided, further that:

(1)         any such amounts received shall not increase the amount available for making Restricted Payments to the extent the Company or its Restricted Subsidiaries Incurred Debt in reliance thereon, and such Debt (or Refinancing Debt in respect thereof) remains outstanding; and

(2)         any such amounts received shall be excluded for purposes of Debt permitted to be Incurred under Section 4.9 to the extent the Company or any of its Restricted Subsidiaries make a Restricted Payment in reliance thereon.

“Bank Product Obligations” means, all obligations and liabilities (whether direct or indirect, absolute or contingent, due or to become due or now existing or hereafter incurred) of the Company, any Guarantor or any of their respective Subsidiaries, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise, which may arise under, out of, or in connection with any treasury, investment, depository, clearing house, wire transfer, cash management or automated clearing house transfers of funds services or any related services, to any Person permitted to be a secured party in respect of such obligations under the applicable First Lien Loan Documents or Second Lien Debt Documents.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means Title 11 of the Bankruptcy Code, as amended, or any other United States federal or state bankruptcy, insolvency or similar law, fraudulent transfer or conveyance statute and any related case law.

“Board of Directors” means (i) with respect to the Company or any of its Restricted Subsidiaries, its board of directors or any duly authorized committee thereof; (ii) with respect to a corporation, the board of directors of such corporation or any duly authorized committee thereof; and (iii) with respect to any other entity, the board of directors or similar body of the general partner or managers of such entity or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or any Restricted Subsidiary to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

“Borrowing Base” means, at any time, an amount equal to the sum (expressed in U.S. Dollars) of, without duplication, 95% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries and (2) 85% of the book value of the inventory and rental equipment of the Company and its Restricted Subsidiaries, in each case calculated on a Pro Forma Basis and in accordance with GAAP.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, as to any Person, the obligation of such Person under a lease that is required to be classified and accounted for as a capital lease or finance lease obligation under GAAP as in effect on the Issue Date; and the amount of such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated or prepaid by the lessee without payment of a penalty. For purposes of Section 4.12, a Capital Lease Obligation shall be deemed secured by a Lien on the property being leased.

“Capital Stock” means:

(1)         in the case of a corporation, corporate stock or shares;

(2)         in the case of an association or business entity other than a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) similar to corporate stock;

(3)         in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)         any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of the issuing Person.

“Cash Equivalents” means:

(a)         U.S. Dollars, Canadian Dollars, Euros or such other foreign currencies held by the Company or its Restricted Subsidiaries from time to time in the ordinary course of business;

(b)         securities with maturities of two years or less from the date of acquisition issued or unconditionally guaranteed by (i) the United States government, or by any state of the United States of America, or, in each case, by any political subdivision or taxing authority thereof or (ii) the Canadian government or any province, territory, political subdivision, agency or instrumentality thereof;

(c)          domestic and LIBOR certificates of deposit, demand deposits and Eurodollar time deposits with maturities of two years or less from the date of acquisition, bankers’ acceptances with maturities not exceeding two years and overnight bank deposits, in each case, issued by lender under the ABL Credit Facility or any other bank having combined capital and surplus in excess of $500.0 million (in the case of domestic banks);

(d)         repurchase obligations for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above or securities dealers of recognized national standing;

(e)          commercial paper, marketable short-term money market and similar securities at the time of acquisition, having one of the two highest ratings obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(f)           marketable short-term money market and similar funds having (i) assets in excess of $250.0 million or (ii) a rating of at least A-1 or P-1 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(g)          Debt or preferred stock issued by Persons with a rating of A- or higher from S&P or A3 or higher from Moody’s (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another rating agency) with maturities of twelve (12) months or less from the date of acquisition;

(h)         bills of exchange issued in the United States or Canada eligible for rediscount at the relevant central bank and accepted by a bank (or any dematerialized equivalent);

(i)             Investments with average maturities of twelve (12) months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s;

(j)            investment funds investing at least 95% of their assets in securities which are one or more of the types of securities described in clauses (b) through (i) above; and

(k)         in the case of Investments by any Foreign Subsidiary or Investments made in a country outside Canada and the United States, Cash Equivalents shall also include (i) direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Subsidiary is organized and is conducting business or where such Investment is made, or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof), in each case maturing within a two years after such date and having, at the time of the acquisition thereof, a rating equivalent to one of the two highest ratings from either S&P or Moody’s, (ii) investments of the type and maturity described in clauses (b) through (j) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies, (iii) shares of money market mutual or similar funds which invest exclusively in assets otherwise satisfying the requirements of this definition (including this clause (iii)) and (iv) other short-term investments utilized by such Foreign Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (b) through (j).

“Cash Management Agreements” means any agreement providing for treasury, depository, purchasing card or cash management services, including in connection with any automated clearing house transfer of funds or any similar transaction.

“Certificated Notes” means Notes that are in the form of Exhibit A attached hereto, including the applicable legend or legends set forth in Exhibit A.

“Change of Control” means the occurrence of any of the following events:

(a)         any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), becoming the ultimate “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (a), such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the Voting Stock in WSII unless the Permitted Holders otherwise have the right (pursuant to contract, proxy or otherwise), directly or indirectly, to designate, nominate or appoint a majority of the directors of WSII;

(b)         WSII or any Restricted Subsidiary sells, conveys, transfers or leases (either in one transaction or a series of related transactions) all or substantially all of WSII’s and its Restricted Subsidiaries’ assets (determined on a consolidated basis) to any Person other than WSII, or a Restricted Subsidiary of WSII or any Permitted Holder; or

(c)          Holdings ceases to own 100% of the outstanding Capital Stock of WSII.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) the Company becomes a direct or indirect wholly-owned Subsidiary of a company and (2) (a) the direct or indirect holders of the Voting Stock of the ultimate parent holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (b) no “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of such ultimate parent holding company (provided that if any “group” (other than a Permitted Holder) includes one or more Permitted Holders, the issued and outstanding Voting Stock of the Company owned, directly or indirectly, by any Permitted Holders that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group for purposes of determining whether a Change of Control has occurred).

“Code” means the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Common Stock” means with respect to any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock, whether or not outstanding on the Issue Date, and includes all series and classes of such common stock.

“Company” means, unless context requires otherwise, the Escrow Issuer and its successors prior to the Escrow Release Date and the Acquisition, and WSII and its successors from and after the Escrow Release Date and the Acquisition (it being understood that, for the avoidance of doubt, references herein to Permitted Debt, Permitted Liens, Permitted Investments, permitted agreements and/or other permitted transactions with respect to the Company and its Restricted Subsidiaries outstanding or in effect or in existence on or as of the Issue Date are intended and shall be construed as references to WSII and its Restricted Subsidiaries, as if the Escrow Merger had been consummated.

“Consolidated EBITDA” means, with respect to the Company and its Restricted Subsidiaries for any period:

(i)             the sum, without duplication, of the amounts for such period, taken as a single accounting period, of:

(a)   Consolidated Net Income;

(b)         Consolidated Income Tax Expense;

(c)          Consolidated Interest Expense for such period (but including items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (1)(i) through (1)(ix) thereof), to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income

(d)         depreciation and amortization of the Company and the Restricted Subsidiaries for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income;

(e)          any expenses or charges (other than depreciation or amortization expenses) related to any equity offering (including by any direct or indirect parent of the Company), acquisition, disposition, recapitalization or the Incurrence of Debt permitted to be Incurred by this Indenture (including a refinancing of any Credit Facilities) (whether or not successful), and any amendment or modification to the terms of any such transaction including such fees, expenses or charges (i) related to the Transactions or (ii) any amendment or other modification of the Credit Facilities or this Indenture, and, in each case, deducted (and not added back) in computing Consolidated Net Income;

(f)           the amount of any restructuring charges or reserves, business optimization expenses or non-recurring integration costs deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs Incurred in connection with acquisitions after the Issue Date and costs and charges related to the closure and/or consolidation of facilities, severance, relocation costs, integration and facilities opening costs, transition costs and other restructuring costs;

(g)          any other non-cash charges, including any write offs or write downs (other than write offs or write downs on accounts or chattel paper of the Company), reducing Consolidated Net Income for such period (and not added back) (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA in such future period to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period);

(h)         the amount of any non-controlling interest expense consisting of Subsidiary income attributable to minority Equity Interests of third parties in any non-wholly-owned Subsidiary of the Company deducted (and not added back) in such period in the calculation of Consolidated Net Income;

(i)             the amount of loss or discount on sale of receivables and related assets to a Receivables Subsidiary in connection with a Qualified Receivables Transaction deducted (and not added back) in such period in the calculation of Consolidated Net Income;

(j)            any costs or expenses Incurred by the Company or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the applicable Person or Net Cash Proceeds of an issuance of Capital Stock or other Equity Interests of the applicable Person, in each case to the extent deducted (and not added back) in such period in the calculation of Consolidated Net Income;

(k)         the amount of expenses relating to payments made to option holders of Holdings or any other parent (direct or indirect) of the Company in connection with, or as a result of, any distribution being made to shareholders of such Person or its parent, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted under this Indenture and to the extent deducted (and not added back) in such period in the calculation of Consolidated Net Income;

(l)             costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith or other enhanced accounting functions and Public Company Costs, in each case to the extent deducted (and not added back) in such period in the calculation of Consolidated Net Income;

(m)     costs of surety bonds Incurred in such period in connection with financing activities to the extent deducted (and not added back) in such period in the calculation of Consolidated Net Income; and

(n)         payments paid or accrued during such period in respect of purchase price holdbacks or earn-outs of the Company and its Restricted Subsidiaries (other than Debt), in each case to the extent deducted (and not added back) in such period in the calculation of Consolidated Net Income;

(ii)          less (without duplication) non-cash gains increasing Consolidated Net Income of the Company and the Restricted Subsidiaries for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period; provided that, to the extent non-cash gains are deducted pursuant to this clause (ii) for any previous period and not otherwise added back to Consolidated EBITDA, Consolidated EBITDA shall be increased by the amount of any cash receipts (or any netting arrangements resulting in reduced cash expenses) in respect of such non-cash gains received in subsequent periods to the extent not already included therein.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of Consolidated EBITDA of such Person for such Person’s most recent Four-Quarter Period, for which internal financial statements are available immediately preceding the date of the transaction (the “Transaction Date”) giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio to the Consolidated Fixed Charges of such Person for the Four-Quarter Period. For purposes of this definition, Consolidated EBITDA and Consolidated Fixed Charges shall be calculated on a Pro Forma Basis.

In calculating Consolidated Interest Expense for purposes of determining the denominator (but not the numerator) of this Consolidated Fixed Charge Coverage Ratio:

(a)         interest on outstanding Debt determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter (other than working capital borrowings under any revolving credit facility incurred in the ordinary course of business) shall be deemed to have accrued at the average rate per annum on such Debt during the Four-Quarter Period (or if less, such period of time that it was outstanding);

(b)         if interest on any Debt (other than working capital borrowings under any revolving credit facility incurred in the ordinary course of business) actually Incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

(c)          notwithstanding clause (a) or (b) above, interest on Debt determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication, the amounts for such period of:

(i)        Consolidated Interest Expense; and

(ii)       all dividends and other distributions paid or accrued during such period in respect of Disqualified Stock of such Person and its Restricted Subsidiaries (other than dividends paid in Equity Interests not constituting Disqualified Stock), in each case, determined on a consolidated basis in accordance with GAAP.

“Consolidated Income Tax Expense” means, with respect to the Company and its Restricted Subsidiaries for any period, provision for taxes based on income or profits or capital, including, without limitation, foreign, U.S. federal, state, franchise, excise and similar taxes and foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) of the Company and the Restricted Subsidiaries paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income and any payments to any direct or indirect parent of the Company in respect of any such taxes.

“Consolidated Interest Expense” means, with respect to the Company and its Restricted Subsidiaries for any period the sum, without duplication, of:

(i)    consolidated interest expense of the Company and the Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Debt at less than par, other than with respect to Debt issued in connection with the Transactions, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capital Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Debt, and excluding (i) penalties and interest relating to taxes, (ii) any “additional interest” relating to customary registration rights with respect to any securities, (iii) non-cash interest expense attributable to movement in mark-to-market valuation of Hedging Obligations or other derivatives (in each case permitted hereunder under GAAP), (iv) interest expense attributable to a direct or indirect parent thereof resulting from push-down accounting, (v) accretion or accrual of discounted liabilities not constituting Debt, (vi) any expense resulting from the discounting of Debt in connection with the application of recapitalization or purchase accounting, (vii) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and, with respect to Debt issued in connection with the Transactions, original issue discount, (viii) any expensing of bridge, commitment and other financing fees and (ix) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Receivables Transaction); plus

(ii)   consolidated capitalized interest of the Company and the Restricted Subsidiaries for such period, whether paid or accrued;

(iii)  less interest income of the Company and the Restricted Subsidiaries for such period.

For purposes of this definition, interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to the Company and its Restricted Subsidiaries for any period, the aggregate of the consolidated net income (or loss) attributable to the Company and its Restricted Subsidiaries for such period, as determined in accordance with GAAP and before any deduction in respect of any Dividends on preferred stock, adjusted by:

(A)       excluding, to the extent included in calculating such net income, without duplication

(i)      any after-tax effect of (a) extraordinary gains, losses or charges (including all fees and expenses relating thereto) or expenses and (b) non-recurring or unusual gains, losses or charges (including all fees and expenses relating thereto) or expenses (including the Transaction Expenses);

(ii)     the cumulative effect of a change in accounting principles during such period and changes as a result of the adoption or modification of accounting policies;

(iii)    any after-tax effect of income (loss) from disposed, abandoned, transferred, closed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations or fixed assets;

(iv)    any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments or the sale or other disposition of any Capital Stock of any Person other than in the ordinary course of business, as determined in good faith by the Company;

(v)     the net income for such period of any Non-Recourse Subsidiary, any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting; provided that Consolidated Net Income of the Company shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash or Cash Equivalents) by such Non-Recourse Subsidiary or Person that is not a Subsidiary or Unrestricted Subsidiary, as the case may be, to the Company or any Restricted Subsidiary thereof in respect of such period;

(vi)    effects of adjustments (including the effects of such adjustments pushed down to the Company and its Restricted Subsidiaries) in the inventory, property and equipment, software and other intangible assets and in process research and development, deferred revenue and debt line items in the Company’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes;

(vii)   any after-tax effect of income (loss) from the early extinguishment of Debt or Hedging Obligations or other derivative instruments (including deferred financing costs written off and premiums paid);

(viii)  any impairment charge, asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, Investments in debt and equity securities or as a result of a change in law or regulation, the amortization of intangibles, and the effects of adjustments to accruals and reserves during a prior period relating to any change in the methodology of calculating reserves for returns, rebates and other chargebacks (including government program rebates), in each case, pursuant to GAAP;

(ix)    any (a) non-cash compensation charge or expense related to the grants of stock appreciation or similar rights, phantom equity, stock options, restricted stock or other rights and (b) income (loss) attributable to deferred compensation plans or trusts;

(x)     accruals and reserves that are established within twelve (12) months after the Escrow Release Date that are so required to be established as a result of the Transactions (or within twelve (12) months after the closing of any acquisition that are so required to be established as a result of such acquisition) in accordance with GAAP or charges, accruals, expenses and reserves as a result of adoption or modification of accounting policies in accordance with GAAP;

(xi)    any net gain or loss resulting in such period from currency transaction or translation gains or losses related to currency remeasurements and (b) any income (or loss) related to currency gains or losses related to Debt, intercompany balance sheet items and Hedging Obligations; and

(xii)   any deferred tax expense associated with tax deductions or net operating losses arising as a result of the Transactions, or the release of any valuation allowance related to such item.

(B)    including, to the extent not already accounted for, and notwithstanding anything to the contrary in the foregoing, (i) the amount of proceeds received during such period from business interruption insurance in respect of insured claims for such period, (ii) the amount of proceeds as to which the Company has determined there is reasonable evidence it will be reimbursed by the insurer in respect of such period from business interruption insurance (with a deduction for any amounts included to the extent not so reimbursed within 365 days) and (iii) reimbursements received of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any Investment or any sale, conveyance, transfer or other disposition of assets, in each case to the extent permitted under this Indenture.

“Consolidated Secured Net Debt Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Debt of the Company and its Restricted Subsidiaries that is secured by a Lien on the assets of the Company or any of its Restricted Subsidiaries on the date of determination less the aggregate amount of cash and Cash Equivalents of the Company and its Restricted Subsidiaries on a consolidated basis as of such date, to (b) Consolidated EBITDA of the Company and its Restricted Subsidiaries for the most recent Four-Quarter Period, calculated on a Pro Forma Basis.

“Consolidated Total Assets” means the total consolidated assets of the Company and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP, as shown on the most recent consolidated balance sheet of the Company; provided that, for purposes of calculating “Consolidated Total Assets” for purposes of testing the covenants under this Indenture in connection with any transaction, the total consolidated assets of the Company and its Restricted Subsidiaries shall be calculated on a Pro Forma Basis for the most recent Four-Quarter Period.

“Consolidated Total Debt” means, as of any date of determination, the aggregate principal amount of indebtedness of the Company and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of indebtedness resulting from the application of purchase accounting in connection with any Asset Sale or Asset Acquisition), consisting of indebtedness for borrowed money, Capital Lease Obligations and debt obligations evidenced by promissory notes or similar instruments.

“Consolidated Total Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Debt of the Company and its Restricted Subsidiaries on the date of determination less the aggregate amount of cash and Cash Equivalents of the Company and its Restricted Subsidiaries on a consolidated basis as of such date, to (b) Consolidated EBITDA of the Company and its Restricted Subsidiaries for the most recent Four-Quarter Period prior to such date for which the Company has internal financial statements available, in each case, calculated on a Pro Forma Basis.

“Corporate Trust Office” means an office of the Trustee at which at any time its corporate trust business shall be administered, which office at the Issue Date is located at 60 Wall Street, 16th Floor, Mail Stop: NYC60-1630, New York, New York 10005, or such other address as the Trustee may designate from time to time by written notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Credit Facilities” means (i) that certain ABL Credit Agreement, dated as of November 29, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “ABL Credit Facility”), by and among the Company, Williams Scotsman, Inc., WillScot Equipment II, LLC, and Williams Scotsman of Canada, Inc., as borrowers, Williams Scotsman Holdings Corp., Bank of America, N.A., as administrative agent and collateral agent, and the other lenders named therein, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, supplemented, modified, renewed, refunded, replaced or refinanced from time to time, including any agreement extending the maturity thereof, refinancing, replacing, supplementing or otherwise restructuring all or any portion of the Debt thereunder or increasing or supplementing the amount loaned or issued thereunder or altering the maturity thereof whether pursuant to a credit agreement, indenture or other debt facility (any of the foregoing, an “Amendment”) and (ii) whether or not the financing agreement referred to in clause (i) remains outstanding, if designated by the Company to be included in the definition of “Credit Facilities,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to a Receivables Subsidiary or other special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Debt, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time; provided, the Company and the Restricted Subsidiaries, taken as a whole, do not incur Debt pursuant to any Amendment defined in clause (i) or any Debt incurred under clause (ii) in an aggregate principal amount at any time outstanding in excess of the maximum aggregate principal amount of Debt permitted to be incurred pursuant to clause (i) of the definition of “Permitted Debt.”

“Custodian” means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, sequestrator or similar official under Bankruptcy Law or any other person with like powers.

“Debt” means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, or non-recourse, the following: (i) all indebtedness of such Person for money borrowed; (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (iii) all obligations of such Person with respect to letters of credit (except letters of credit that are (x) secured by cash or Cash Equivalents, (y) issued under any Credit Facility or (z) securing obligations, other than obligations referred to in clauses (i), (ii) and (v), entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the 10th Business Day following payment on the letter of credit), bankers’ acceptances or similar facilities issued for the account of such Person; (iv) indebtedness for the deferred purchase price of property and all obligations created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person(even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property or assets), in each case, excluding any trade payables or other current liabilities incurred in the ordinary course of business; (v) all Capital Lease Obligations (including Attributable Debt with regards to Sale and Leaseback Transactions) of such Person (but excluding obligations under operating leases); (vi) the maximum fixed redemption or repurchase price of Disqualified Stock in such Person at the time of determination; (vii) any Hedging Obligations of such Person at the time of determination (but taking into account only the mark-to-market value or, if any actual amount is due as a result of the termination or close-out of such transaction, that amount); and (viii) all obligations of the types referred to in clauses (i) through (vii) of this definition of another Person, the payment of which (A) such Person has Guaranteed or (B) is secured by (or the holder of such Debt has an existing right, whether contingent or otherwise, to be secured by) any Lien upon the property or other assets of such Person, even though such Person has not assumed or become liable for the payment of such Debt, in each case if and to the extent that any of the foregoing (other than clauses (iii) and (viii) of this definition) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP. For purposes of the foregoing: (a) the maximum fixed repurchase price of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Debt shall be required to be determined pursuant to this Indenture; provided, however, that, if such Disqualified Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Disqualified Stock; (b) the amount outstanding at any time of any Debt issued with original issue discount is the principal amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in conformity with GAAP; (c) the amount of any Debt described in clause (ix)(A) above shall be the maximum liability under any such Guarantee; (d) the amount of any Debt described in clause (ix)(B) above shall be the lesser of (I) the maximum amount of the obligations so secured and (II) the Fair Market Value of such property or other assets; and (e) interest, fees, premium, and expenses and additional payments, if any, will not constitute Debt.

Notwithstanding the foregoing, in connection with the purchase or sale by the Company or any of its Restricted Subsidiaries of any assets or business, the term “Debt” will exclude (x) customary indemnification obligations, (y) post-closing payment adjustments to which the other party may become entitled to the extent such payment is determined by a final closing balance sheet or such payment is otherwise contingent and (z) trade payments and accrued expenses, in each case arising in the ordinary course of business, and deferred or prepaid revenue; provided that the amount of such payment would not be required to be reflected on the face of a balance sheet prepared in accordance with GAAP.

The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligations, of any contingent obligations at such date.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 as the Depositary with respect to the Notes, until a successor shall have been appointed pursuant to Section 2.6(b), and, thereafter, “Depositary” shall mean or include such successor.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale that is designated as “Designated Non-cash Consideration” pursuant to an Officer’s Certificate setting forth the basis of determining the Fair Market Value thereof.

“Discharge of First Lien Obligations” means (a) the payment in full in cash (or cash collateralized or defeased in accordance with the terms of the Credit Facilities or otherwise discharged in connection with any plan of reorganization, plan of arrangement or similar restructuring plan in an insolvency proceeding approved by the requisite percentage of lenders under the Credit Facilities) of all outstanding First Lien Obligations, excluding (i) Bank Product Obligations, (ii) Unasserted Contingent Obligations, and (iii) contingent indemnity claims which have been asserted in good faith and in writing to one or more of the borrowers under such Credit Facilities, (b) the termination of all commitments to extend credit under the Credit Facilities that are First Lien Obligations, and (c) there are no outstanding letters of credit or similar instruments issued under such Credit Facilities (other than such as have been cash collateralized (or for which a standby letter of credit acceptable to the relevant agent or fronting bank has been delivered) or defeased in accordance with the terms of the Credit Facilities that are First Lien Obligations or otherwise discharged in connection with any plan of reorganization, plan of arrangement or similar restructuring plan in an insolvency proceeding approved by the requisite percentage of lenders under such Credit Facilities).  For purposes of this definition, “Unasserted Contingent Obligations” shall mean at any time, any of the respective claims for taxes, costs, indemnification, reimbursements, damages and similar liabilities in respect of which no written claim has been made at such time by the lenders under such Credit Facilities and the Holders, respectively (and, in the case of claims for indemnification, no written claim for indemnification has been issued by the indemnitee at such time).

“Disqualified Stock” means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(1)         matures or is mandatorily redeemable under a sinking fund obligation or otherwise;

(2)         is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the Company or any of its Subsidiaries); or

(3)         is redeemable, in whole or in part, at the option of the holder thereof;

in each case on or prior to the day that is 91 days after the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring on or prior to the 91st day after the Stated Maturity of the Notes will not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable, as measured by the purchase or redemption price or the breadth of the definition of the event or events triggering such purchase or redemption obligation to the holders of such Capital Stock than the provisions of Section 4.10 and Section 4.14, respectively, and any such requirement becomes operative only after compliance with such corresponding terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto; provided, further, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; and provided, further, that any Capital Stock held by any future, current or former employee, director, manager or consultant (or their respective trusts, estates, investment funds, investment vehicles or immediate family members) of the Company, any of its Subsidiaries or any direct or indirect parent thereof, in each case upon the termination of employment or death of such person pursuant to any stockholders’ agreement, management equity plan, stock option plan or any other management or employee benefit plan or agreement, shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries or any direct or indirect parent of the Company.

“DTC” means The Depository Trust Company.

“Enforcement Action” means any action to:

(1)         foreclose, execute, levy, or collect on, take possession or control of (other than for purposes of perfection), sell or otherwise realize upon (judicially or non-judicially), or lease, license, or otherwise dispose of (whether publicly or privately), Collateral, or otherwise exercise or enforce remedial rights with respect to Collateral under the First Lien Loan Documents or the Second Lien Debt Documents (including by way of setoff, recoupment, notification of a public or private sale or other disposition pursuant to the UCC or other applicable law, notification to account debtors, notification to depositary banks under deposit account control agreements, or exercise of rights under landlord consents, if applicable);

(2)         solicit bids from third Persons, approve bid procedures for any proposed disposition of Collateral, conduct the liquidation or disposition of Collateral or engage or retain sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third Persons for the purposes of valuing, marketing, promoting, and selling Collateral;

(3)         receive a transfer of Collateral in satisfaction of Debt or any other Obligation secured thereby;

(4)         otherwise enforce a security interest or exercise another right or remedy, as a secured creditor or otherwise, pertaining to the Collateral at law, in equity, or pursuant to the First Lien Loan Documents or Second Lien Debt Documents (including the commencement of applicable legal proceedings or other actions with respect to all or any portion of the Collateral to facilitate the actions described in the preceding clauses, and exercising voting rights in respect of equity interests comprising Collateral); or

(5)         effectuate or cause the disposition of Collateral by the Company or any Guarantor after the occurrence and during the continuation of an event of default under any of the First Lien Loan Documents or the Second Lien Debt Documents with the consent of the applicable First Lien Collateral Agent (or First Lien Claimholders) or Second Lien Collateral Agent (or Second Lien Claimholders).

“Equity Interests” in any Person means all Capital Stock in such Person and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for Capital Stock) in such Person.

“Escrow Account” has the meaning set forth in the Escrow and Security Agreement.

“Escrow Agent” means Deutsche Bank Trust Company Americas, in its capacity as escrow agent, pursuant to the Escrow and Security Agreement.

“Escrow and Security Agreement” means the Escrow and Security Agreement, dated as of August 6, 2018, among the Escrow Issuer, the Trustee and the Escrow Agent, as such agreement may be amended, modified or supplemented from time to time.

“Escrow Conditions” means the following conditions:

(1)         the Acquisition shall have been, or concurrently with the Escrow Release (as defined herein) will be, consummated substantially in accordance with the terms described in the Offering Memorandum and in accordance with the terms and conditions of the Merger Agreement, as amended from time to time in accordance with its terms, and no provision of the Merger Agreement shall have been amended, waived or modified after the Issue Date in a manner materially adverse to the holders of the Notes, without the consent of the holders of a majority in principal amount of the Notes then outstanding;

(2)         all Escrow Property will be applied in the manner described under the caption ‘‘Use of Proceeds’’ in the Offering Memorandum;

(3)         (a) the Escrow Issuer shall have been, or substantially simultaneously with the Escrow Release shall be, merged with and into the Company and the Company shall have assumed, or contemporaneously with the Escrow Release shall assume, by supplemental indenture or joinder, as applicable, all of the obligations of the Escrow Issuer under the Notes, the Indenture and the Security Documents and (b) the Guarantors shall have, by supplemental indenture or joinder, effective upon the Escrow Release Date and consummation of the Acquisition, become, or substantially simultaneously with the Escrow Release shall become, guarantors of the Notes and parties to the Indenture and the Security Documents;

(4)         the Company, the Guarantors and each other party thereto, as the case may be, shall have entered into the ABL Credit Facility, which shall be consistent in all material respects with the description thereof in the Offering Memorandum; and

(5)         the proceeds from the 2018 Senior Unsecured Notes will be released from escrow and will be applied to consummate the Acquisition and pay related fees and expenses.

“Escrow Property” has the meaning set forth in the Escrow and Security Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” has the meaning assigned to it in the Security Documents.

“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly-owned Subsidiary of the Company; (b) (i) any Subsidiary that is prohibited by any applicable law or, solely with respect to Subsidiaries that existed on the 2017 Notes Issue Date or on the date such Subsidiary is acquired (provided, that such prohibition is not be created in contemplation of such acquisition), its organic documents from guaranteeing the Note Obligations, (ii) any Subsidiary that is prohibited by any contractual obligation that existed on the 2017 Notes Issue Date or on the date any such Subsidiary is acquired from guaranteeing the Note Obligations (provided, that such prohibition is not created in contemplation of such acquisition) and (iii) to the extent that the provision of any Guarantee of the Note Obligations would require the consent, approval, license or authorization of any governmental authority which has not been obtained, any Subsidiary that is subject to such restrictions; provided that after such time that such restrictions on Guarantees are waived, lapse, terminate or are no longer effective, such Restricted Subsidiary shall no longer be an Excluded Subsidiary; (c) (i) any wholly-owned Subsidiary incorporated or organized under the laws of Canada or any province or territory of Canada or (ii) any wholly-owned Subsidiary organized under the laws of the United States, any state of the United States or the District of Columbia that (a) has no material assets other than Equity Interests of one or more Subsidiaries that are “controlled foreign corporations” within the meaning of Section 957(a) of the Code) or (b) is a Subsidiary of a Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957(a) of the Code) (provided any Subsidiary described in the foregoing clauses (c)(i) or (c)(ii) shall be an Excluded Subsidiary only with respect to the guarantee of an obligation of a United States person); (d) each Subsidiary that is not a Material Subsidiary, (e) any Subsidiary that is not a wholly-owned Subsidiary incorporated or organized under the laws of Canada or any province or territory of Canada or a wholly-owned Subsidiary organized under the laws of the United States, any state of the United States or the District of Columbia, (f) each Non-Recourse Subsidiary, (g) each Unrestricted Subsidiary and (h) any Subsidiary for which the provision of a Guarantee would result in a material adverse tax or regulatory consequence to the Company or one of its Subsidiaries, as applicable.

“Excluded Swap Obligation” means, with respect to any Person, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Person, or the grant by such Person of a Lien to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act, as amended, or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Person’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act, as amended, and the regulations thereunder at the time the guarantee of such Person or the grant of such Lien becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or Lien is or becomes illegal.

“Fair Market Value” means, with respect to the consideration received or paid in any transaction or series of transactions, the fair market value thereof as determined in good faith by the Board of Directors of the Company.

“First Lien Claimholders” means the Initial First Lien Claimholders and any Additional First Lien Claimholders.

“First Lien Collateral” means any “Collateral” or “Pledged Collateral” or similar term as defined in any First Lien Loan Document or any other assets of the Company or any Guarantor with respect to which a Lien is granted or purported to be granted or required to be granted pursuant to a First Lien Loan Document as security for any First Lien Obligations and shall include any property or assets subject to replacement Liens or adequate protection Liens in favor of any First Lien Claimholder.

“First Lien Collateral Agent” means (i) in the case of any Initial First Lien Obligations or the Initial First Lien Claimholders, the Initial First Lien Collateral Agent and (ii) in the case of any Additional First Lien Obligations and the Additional First Lien Claimholders in respect thereof, the Person serving as collateral agent (or the equivalent) for such Additional First Lien Obligations and that is named as the First Lien Collateral Agent in respect of such Additional First Lien Obligations in the applicable joinder agreement (each, in the case of this clause (ii) together with its successors and assigns in such capacity, an “Additional First Lien Collateral Agent”).

“First Lien Collateral Documents” means the “Security Documents” or “Collateral Documents” or similar term (as defined in the applicable First Lien Loan Documents) and any other agreement, document or instrument pursuant to which a Lien is granted securing any First Lien Obligations or pursuant to which any such Lien is perfected.

“First Lien Debt” means the Initial First Lien Debt and any Additional First Lien Debt.

“First Lien Loan Documents” means the Initial First Lien Loan Documents and any Additional First Lien Loan Documents.

“First Lien Obligations” means the Initial First Lien Obligations and any Additional First Lien Obligations, and shall not include, for the avoidance of doubt, any Excluded Swap Obligations.

“First Lien Pari Passu Intercreditor Agreement” means an agreement among each First Lien Representative and each First Lien Collateral Agent allocating rights among the various Series of First Lien Obligations.

“First Lien Representative” means (i) in the case of any Initial First Lien Obligations or the Initial First Lien Claimholders, the Initial First Lien Representative and (ii) in the case of any Additional First Lien Obligations and the Additional First Lien Claimholders in respect thereof, each trustee, administrative agent, collateral agent, security agent and similar agent that is named as the First Lien Representative in respect of such Additional First Lien Obligations in the applicable joinder agreement (each, in the case of this clause (ii), together with its successors and assigns in such capacity, an “Additional First Lien Representative”).

“Foreign Subsidiary” means any Subsidiary that is not organized or existing under the laws of the United States, any state thereof, any territory thereof, or the District of Columbia.

“GAAP” means generally accepted accounting principles in effect in the United States from time to time.

“Global Note Legend” means the legend identified as such in Exhibit A hereto.

“Global Notes” means the Notes in global form that are in the form of Exhibit A hereto, including the applicable legend or legends set forth in Exhibit A.

“Guarantee” means, as applied to any Debt of another Person, a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such Debt. “Guaranteed” and “Guaranteeing” shall have meanings that correspond to the foregoing.

“Hedge Agreement” means a Swap Contract entered into by the Company, any other Guarantor or any of their respective Subsidiaries with a counterparty as permitted under the First Lien Loan Documents or the Second Lien Debt Documents, as the case may be.

“Hedging Obligations” of any Person means any obligation of such Person pursuant to any Hedge Agreement.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“Holdings” means Williams Scotsman Holdings Corp., a Delaware corporation.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or other obligation on the balance sheet of such Person; provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt.  Debt otherwise Incurred by a Person before it becomes a Restricted Subsidiary of the Company shall be deemed to be Incurred at the time at which such Person becomes a Restricted Subsidiary of the Company. “Incurrence” “Incurred,” “Incurrable” and “Incurring” shall have meanings that correspond to the foregoing.  A Guarantee by the Company or a Restricted Subsidiary of Debt Incurred by the Company or a Restricted Subsidiary, as applicable, shall not be a separate Incurrence of Debt.  In addition, the following shall not be deemed a separate Incurrence of Debt:

(1)         amortization of debt discount or accretion of principal with respect to a non-interest bearing or other discount security;

(2)         the payment of regularly scheduled interest in the form of additional Debt of the same instrument or the payment of regularly scheduled dividends on Equity Interests in the form of additional Equity Interests of the same class and with the same terms;

(3)         the obligation to pay a premium in respect of Debt arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Debt; and

(4)         unrealized losses or charges in respect of Hedging Obligations.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Initial First Lien Claimholders” means the “Secured Parties” under the ABL Credit Facility.

“Initial First Lien Collateral Agent” means Bank of America, N.A., as administrative agent and collateral agent under the ABL Credit Facility, and its successors and/or assigns in such capacity.

“Initial First Lien Debt” means the Debt and guarantees thereof now or hereafter incurred pursuant to the Initial First Lien Loan Documents.

“Initial First Lien Loan Documents” means the ABL Credit Facility and the other “Loan Documents” under the ABL Credit Facility and any other document or agreement entered into for the purpose of evidencing, governing, securing or perfecting the Initial First Lien Obligations.

“Initial First Lien Obligations” means “Secured Obligations” under the ABL Credit Facility.

“Initial First Lien Representative” means Bank of America, N.A.

“Initial Purchasers” means Deutsche Bank Securities Inc., Barclays Capital Inc., Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC and ING Financial Markets LLC.

“Initial Second Lien Claimholders” shall mean (i) the Holders, (ii) the Trustee, (iii) the Collateral Agent and (iv) each of their respective successors and assigns and their permitted transferees and endorsees.

“Initial Second Lien Debt” means the Debt and guarantees previously incurred pursuant to the Initial Second Lien Debt Documents.  Initial Second Lien Debt shall include any Registered Equivalent Notes and guarantees thereof by the Guarantors issued in exchange thereof.

“Initial Second Lien Debt Documents” means the 2017 Notes Indenture and the other 2017 Notes Documents and any other document or agreement entered into for the purpose of evidencing, governing, securing or perfecting the 2017 Notes Obligations.

“Initial Second Lien Representative” means Deutsche Bank Trust Company Americas.

“Insolvency or Liquidation Proceeding” means any case or proceeding, application, meeting convened, resolution passed, proposal, corporate action or any other proceeding commenced by or against a Person under any state, provincial, territorial, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other steps being taken under any other insolvency, debtor relief, bankruptcy, receivership, debt adjustment law or other similar law (whether state, provincial, territorial, federal or foreign), including the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) and the Winding-Up and Restructuring Act (Canada); (b) the appointment of a custodian for such Person or any part of its property; (c) an assignment or trust mortgage for the benefit of creditors; (d) the winding-up or strike off of such Person; (e) the proposal or implementation of a scheme or plan of arrangement or composition; and/or (f) a suspension of payment, moratorium of any debts, official assignment, composition or arrangement with a Person’s creditors.

“Intercreditor Agreement” means, as the context may require, (i) the Intercreditor Agreement, dated as of November 29, 2017, among the Initial First Lien Collateral Agent, Deutsche Bank Trust Company Americas, as the Initial Second Lien Collateral Agent, the Company, each Guarantor, and the other parties thereto from time to time. Including, as of the Escrow Release Date, the Collateral Agent and (ii) any other intercreditor agreement that may be entered into after the Escrow Release Date by the Company, any Guarantor and the Collateral Agent in connection with Credit Facilities not otherwise prohibited by this Indenture (which is not materially less favorable to the Collateral Agent and the holders of the Notes (taken as a whole) than the intercreditor agreement referred to in clause (i) of this definition) (as certified to by the Company in an Officer’s Certificate delivered to the Trustee and the Collateral Agent), in each case, as it may be amended, restated, supplemented and/or otherwise modified from time to time in accordance with the terms thereof and this Indenture.

“Intercreditor Agreements” means the Intercreditor Agreement and the Second Lien Pari Passu Intercreditor Agreement.

“Investment” means, with respect to any Person, all direct or indirect investments by such Person in other Persons in the form of loans, advances (or other extensions of credit) or capital contributions (by means of any transfer of cash or other property or assets to another Person or any other payments for property or services for the account or use of another Person), including the following: (i) the purchase or acquisition of any Equity Interest or other evidence of beneficial ownership in another Person; and (ii) the purchase, acquisition or Guarantee of the obligations of another Person, but shall exclude: (a) accounts receivable, notes receivable and other extensions of trade credit in the ordinary course of business; (b) other credits to suppliers in the ordinary course of business; (c) the acquisition of property and assets (including inventory, supplies, materials and equipment or licenses or leases of intellectual property); (d) the purchase or acquisition of the business,  assets or services of another Person; (e) prepaid expenses and workers’ compensation, utility, lease and similar deposits, in the ordinary course of business; (f) negotiable instruments held for collection and endorsements for collection or deposit; and (g) loans and advances to officers, directors and employees for commission, travel, entertainment, relocation and analogous ordinary business purposes, in each case, made in the ordinary course of business.  If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such disposition equal to the Fair Market Value of the Company’s Investments in such Person that were not sold or disposed of.  The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person.  Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Investment Grade Status” shall apply at any time the Notes receive both a rating equal to or higher than BBB- (or the equivalent) from S&P and a rating equal to or higher than Baa3 (or the equivalent) from Moody’s.

“Issue Date” means August 6, 2018, the date on which Notes are originally issued under this Indenture.

“Junior Lien Obligations” means obligations under Debt that is unsecured or is secured by a Lien on a junior basis to the Liens securing the Note Obligations and subject to a customary intercreditor agreement.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York, or at a place of payment are authorized or required by law, regulation or executive order to remain closed. If a payment date in a place of payment is a Legal Holiday, payment shall be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

“Lien” means any mortgage, pledge (including, without limitation, disclosed, undisclosed, possessory and non-possessory), security interest, hypothecation, assignment, statutory trust, deemed trust, privilege, lien, charge, bailment or similar encumbrance, whether statutory, based on common law, contract or otherwise, and including any option or agreement to give any of the foregoing, any filing of or agreement to give any financing statement under the Uniform Commercial Code or the Personal Property Security Act (Ontario) (or equivalent or successor statutes) of any jurisdiction to evidence any of the foregoing, any conditional sale or other title retention agreement, any reservation of ownership or any lease in the nature thereof.

“Limited Condition Transaction” means any Investment or acquisition (whether by merger, amalgamation, consolidation or other business combination or the acquisition of Equity Interests or otherwise) whose consummation is not conditioned on the availability of, or on obtaining, third party financing.

“Material Subsidiary” means, as at any date of determination, each Restricted Subsidiary of the Company (a) whose total assets (other than intercompany receivables) at the last day of the most recently ended Four-Quarter Period were equal to or greater than 2.5% of the Consolidated Total Assets of the Company and its Restricted Subsidiaries at such date or (b) whose gross revenues (other than revenues generated from sales to the Company or any of its Restricted Subsidiaries) for such Four-Quarter Period were equal to or greater than 2.5% of the consolidated gross revenues of the Company and its Restricted Subsidiaries for such period, in each case determined in accordance with GAAP.  Notwithstanding the foregoing, each Borrower (as defined in the ABL Credit Facility) that is a Subsidiary of the Company shall at all times be deemed to be a Material Subsidiary.

“ModSpace” means Modular Space Holdings, Inc., a Delaware corporation.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Net Cash Proceeds” means, with respect to Asset Sales of any Person, cash and Cash Equivalents received, net of: (i) the direct costs and expenses of such Person incurred in connection with such a sale, including all legal, tax, investment banking, accounting, title and recording tax expenses, broker or finder fees, commissions and other fees and expenses incurred and all federal, state, foreign and local taxes arising in connection with such an Asset Sale that are paid or required to be accrued as a liability under GAAP by such Person; (ii) all payments made by such Person on any Debt that is secured by such properties or other assets in accordance with the terms of any Lien upon or with respect to such properties or other assets or that must, by the terms of such Lien or such Debt, or in order to obtain a necessary consent to such transaction or by applicable law, be repaid to any other Person (other than the Company or any Restricted Subsidiary thereof) in connection with such Asset Sale; (iii) distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person as a result of such transaction and (iv) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP or amount placed in an escrow account or cash reserves for purposes of such an adjustment and escrowed amounts and amounts taken by the Company or its Restricted Subsidiaries as a reserve against liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in accordance with GAAP; provided, however, that any non-cash consideration received in connection with any transaction, which is subsequently converted to cash, shall become Net Cash Proceeds only at such time as it is so converted.

“Non-Recourse Debt” means Debt (a) as to which neither the Company nor any of its Restricted Subsidiaries (other than any Non-Recourse Subsidiaries) (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Debt) other than a pledge of the equity interests of any Non-Recourse Subsidiary, (ii) is directly or indirectly liable (as a guarantor or otherwise) other than by virtue of a pledge of the equity interests of any Non-Recourse Subsidiary, or (iii) constitutes the lender; (b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against any Non-Recourse Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt (other than Debt under the Credit Facilities or the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and (c) as to which the lenders thereunder will not have any recourse to the Equity Interests or assets of the Company or any of its Restricted Subsidiaries (other than the Non-Recourse Subsidiaries).

“Non-Recourse Subsidiary” means any wholly-owned Subsidiary of the Company incorporated or organized under the laws of Canada or any province or territory of Canada, or under the laws of the United States, any state of the United States or the District of Columbia, which is created for the purpose of obtaining stand-alone financing for the acquisition and lease of rental equipment to customers, and all of whose Debt is Non-Recourse Debt.

“Note Custodian” means the Trustee when serving as custodian for the Depositary with respect to the Global Notes, or any successor entity thereto.

“Note Documents” means this Indenture, the Notes, the Note Guarantees and the Security Documents.

“Note Guarantee” means the Guarantee of the Notes, on a joint and several basis, by Holdings and each direct or indirect wholly-owned U.S. organized Restricted Subsidiary that guarantees the Debt under the ABL Credit Facility.

“Note Liens” means all Liens in favor of the Collateral Agent on Collateral securing the Note Obligations, including any Second Lien Obligations.

“Note Obligations” means the Obligations of the Company and the Guarantors under this Indenture, the Notes and the Security Documents, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with this Indenture, the Notes and the performance of all other obligations to the Trustee, the Collateral Agent and the Holders under this Indenture, the Notes and the Security Documents, according to the respective terms thereof.

“Obligations” means all obligations of every nature of the Company and each other Guarantor from time to time owed to any agent or trustee, the First Lien Claimholders, the Second Lien Claimholders or any of them or their respective Affiliates, in each case, under the First Lien Loan Documents, the Second Lien Debt Documents, Hedge Agreements or Bank Product Obligations, whether for principal, interest or payments for early termination of Swap Contracts, fees, expenses, indemnification or otherwise and all guarantees of any of the foregoing and including any interest and fees that accrue after the commencement by or against any Person of any proceeding under any Bankruptcy Law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Offer to Purchase” means a written offer (the “ Offer”) sent by the Company by first class mail, postage prepaid (or, to the extent permitted by applicable procedures or regulations, electronically), to each Holder at his address appearing in the security register on the date of the Offer, offering to purchase up to the aggregate principal amount of Notes set forth in such Offer at the purchase price set forth in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the “Expiration Date”) of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than thirty (30) days or more than sixty (60) days after the date of mailing of such Offer and a settlement date (the “Purchase Date”) for purchase of Notes within five Business Days after the Expiration Date. The Company shall notify the Trustee at least fifteen (15) days (or such shorter period as is acceptable to the Trustee) prior to the delivery of the Offer of the Company’s obligation to make an Offer to Purchase, and the Offer shall be sent by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:

(1)         the Section of this Indenture pursuant to which the Offer to Purchase is being made;

(2)         the Expiration Date and the Purchase Date;

(3)         the aggregate principal amount of the outstanding Notes offered to be purchased pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to Section 4.10);

(4)         the purchase price to be paid by the Company for each $1,000 principal amount of Notes accepted for payment (as specified pursuant to this Indenture);

(5)         that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in a minimum amount of $1,000 principal amount;

(6)         the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase, if applicable;

(7)         that, unless the Company defaults in making such purchase, any Note accepted for purchase pursuant to the Offer to Purchase will cease to accrue interest on and after the Purchase Date, but that any Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue interest at the same rate;

(8)         that, on the Purchase Date, the Purchase Price will become due and payable upon each Note accepted for payment pursuant to the Offer to Purchase;

(9)         that each Holder electing to tender a Note pursuant to the Offer to Purchase will be required to surrender such Note or cause such Note to be surrendered at the place or places set forth in the Offer prior to the close of business on the Expiration Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

(10)  that Holders will be entitled to withdraw all or any portion of Notes tendered if the Company (or its paying agent) receives, not later than the close of business on the fifth Business Day prior to the Expiration Date, a facsimile transmission or letter setting forth the name of the Holder, the aggregate principal amount of the Notes the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender; and

(11)  if applicable, that, in the case of any Holder whose Note is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in the aggregate principal amount equal to and in exchange for the unpurchased portion of the aggregate principal amount of the Notes so tendered.

“Offering Memorandum” means the Offering Memorandum, dated July 31, 2018, related to the issuance of the Initial Notes on the Issue Date.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person.

“Officer’s Certificate” means a certificate signed by an Officer of the Company or a Guarantor, as applicable.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Outside Date” means December 18, 2018.

“Pari Passu Debt” means (1) the Notes and any Debt which ranks equally in right of payment to the Notes (including the 2017 Notes) and, in respect of any Asset Sale involving Collateral, with an equal ranking Lien on the assets disposed of in such Asset Sale and (2) with respect to any Guarantor, its Note Guarantee and any Debt which ranks equally in right of payment to such Guarantor’s Note Guarantee (including its guarantee of the 2017 Notes) and, in respect of any Asset Sale involving Collateral, with an equal ranking Lien on the assets disposed of in such Asset Sale.

“Participant” means, with respect to DTC, a Person who has an account with DTC, including the Euroclear System and Clearstream Banking, S.A.

“Paying Agent” means any Person authorized by the Company to pay the principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance, covenant defeasance or similar payment with respect to, any Notes on behalf of the Company.

“Permitted Business” means any business similar in nature to any business conducted by WSII and its Restricted Subsidiaries on the Issue Date and any business reasonably ancillary, incidental, complementary or related to the business conducted by WSII and its Restricted Subsidiaries on the Issue Date, or a reasonable extension, development or expansion thereof, in each case, as determined in good faith by the Board of Directors of WSII.

“Permitted Collateral Liens” means Permitted Liens (other than Liens described in clause (t) of the definition thereof).

“Permitted Debt” means

(i)            First Lien Obligations (including amounts outstanding on the Issue Date) in an aggregate principal amount at any one time outstanding not to exceed the greater of (x) $1,800.0 million and (y) the Borrowing Base;

(ii)           Debt outstanding under the Notes (excluding any Additional Notes) and contribution, indemnification and reimbursement obligations owed by the Company or any Guarantor to any of the other of them in respect of amounts paid or payable on such Notes, and any Refinancing Debt with respect to the foregoing;

(iii)          Guarantees of the Notes, including any Refinancing Debt is respect thereof;

(iv)          (A) Debt of the Company or any of its Subsidiaries (including any unused commitment) existing on the Issue Date (including the 2017 Notes Obligations) (other than Debt described in clause(i), (ii) or (iii) above or (xxvii) below) and (B) any Refinancing Debt with respect to the foregoing; provided that, the incurrence of any such Refinancing Debt shall not be deemed to have refreshed capacity under the foregoing clause (A);

(v)           intercompany Debt owed to the Company or to any of its Restricted Subsidiaries; provided that if such Debt is owed by the Company or any Guarantor to a Restricted Subsidiary that is not a Guarantor, such Debt shall be subordinated in right of payment to the prior payment in full of the Company’s or such Guarantor’s Note Obligations;

(vi)          Guarantees Incurred by the Company of Debt of a Restricted Subsidiary otherwise permitted to be incurred under this Indenture;

(vii)         Guarantees by the Company or any of its Restricted Subsidiaries of Debt of the Company or any of its Restricted Subsidiaries, including Guarantees by any Restricted Subsidiary of Debt under Credit Facilities; provided that (a) such Debt is Permitted Debt or is otherwise Incurred in accordance with Section 4.9 and (b) such Guarantees are subordinated in right of payment to the Note Guarantees to the same extent, if any, as the Debt being guaranteed is subordinated in right of payment to the Notes;

(viii)        Debt incurred in respect of workers’ compensation claims, performance or surety bonds, health, disability or other employee benefits, property, casualty or liability insurance or self-insurance obligations, indemnity, bid, performance, warranty, release, appeal, surety and similar bonds or obligations, bankers’ acceptances, bank guarantees, letter of credit, warehouse receipt, completion guarantees and similar facilities, or other Debt with respect to reimbursement type obligations regarding the foregoing, in each case, provided or incurred (including Guarantees thereof) by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(ix)          the Incurrence of Hedging Obligations by the Company or any of its Restricted Subsidiaries except Hedging Obligations entered into for speculative purposes;

(x)           (A) the Incurrence of Debt (including Debt comprised of Capital Lease Obligations, mortgage financings or purchase money obligations and Debt arising under leases entered into in connection with a Sale and Leaseback Transaction not prohibited by this Indenture), Disqualified Stock or preferred stock by the Company or any of its Restricted Subsidiaries, in each case, Incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, lease, installation or improvement of, or repairs, improvements or additions to property (real or personal), plant or equipment used or useful in the business of the Company or any of its Restricted Subsidiaries; provided that at the time of Incurrence of any such Debt, the aggregate amount of Debt outstanding under this clause (x)(A) does not exceed the greater of (x) $150.0 million and (y) 6.0% of Consolidated Total Assets and (B) any Refinancing Debt in respect of each of the foregoing; provided that, the Incurrence of any such Refinancing Debt shall not be deemed to have refreshed capacity under the foregoing clause (A);

(xi)          Debt arising from agreements of the Company or any of its Restricted Subsidiaries providing for indemnification, contribution, earnout, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Equity Interests of a Restricted Subsidiary otherwise permitted under this Indenture;

(xii)         the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(a)   any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or its Restricted

Subsidiaries (other than to the extent secured by a Permitted Lien until such Collateral has been foreclosed upon); and

(b)   any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary of the Company (other than to the extent secured by a Permitted Lien until such Collateral has-been foreclosed upon);

shall be deemed, in each case, to constitute an issuance of such preferred stock by the Company or such Restricted Subsidiary that was not permitted by this clause (xii);

(xiii)        Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds; provided, however, that such Debt is extinguished within ten (10) Business Days after the Company receiving notice of the Incurrence thereof;

(xiv)        (A) additional Debt of the Company and its Restricted Subsidiaries in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $150.0 million and (y) 6.0% of Consolidated Total Assets and (B) any Refinancing Debt with respect thereto; provided, that the Incurrence of such Refinancing Debt shall not be deemed to have refreshed capacity under the foregoing clause (A);

(xv)         Refinancing Debt in respect of Debt Incurred pursuant to the first paragraph of Section 4.9;

(xvi)        (A) Debt Incurred by Restricted Subsidiaries that are not Guarantors in an aggregate principal amount at any one time outstanding not to exceed the greater of (x) $150.0 million and (y) 6.0% of Consolidated Total Assets as of the last date of the most recently ended Four-Quarter Period and (B) any Refinancing Debt with respect thereto; provided, that the Incurrence of such Refinancing Debt shall not be deemed to have refreshed capacity under the foregoing clause (A);

(xvii)    (A) Non-Recourse Debt of any Non-Recourse Subsidiary; provided that the aggregate Debt incurred under this clause (xvii) at any one time outstanding does not exceed $100.0 million and (B) any Refinancing Debt with respect thereto; provided, that the Incurrence of such Refinancing Debt shall not be deemed to have refreshed capacity under the foregoing clause (A);

(xviii)   Debt of the Company or any of its Restricted Subsidiaries consisting of the financing of insurance premiums or “take or pay” obligations in the ordinary course of business;

(xix)        Debt consisting of unsecured promissory notes or similar Debt issued by the Company or any of its Restricted Subsidiaries to current, future or former officers, directors and employees thereof, or to their respective estates, spouses or former spouses, successors, executors, administrators, heirs, legatees or distributees, in each case to finance the purchase or redemption of Equity Interests the Company to any direct or indirect parent thereof to the extent described in clause (iv) of the second paragraph of Section 4.7 and (B) any Refinancing Debt with respect thereto; provided that, the incurrence of any such

Refinancing Debt shall not be deemed to have refreshed capacity under the foregoing clause (A);

(xx)         Debt Incurred by the Company or any of its Restricted Subsidiaries, to the extent that the net proceeds thereof are promptly deposited with the Trustee to redeem the Notes in full or to defease or to satisfy and discharge the Notes;

(xxi)        (A) Debt of any Receivables Subsidiary pursuant to a Qualified Receivables Transaction in respect of any Qualified Receivables Transaction that is without recourse to the Company or any Restricted Subsidiary or any of their respective assets (other than pursuant to Standard Securitization Undertakings) and (B) any Refinancing Debt with respect to the foregoing; provided that, the incurrence of any such Refinancing Debt shall not be deemed to have refreshed capacity under the foregoing clause (A);

(xxii)       (A) (i) Acquired Debt or (ii) other Debt of such Persons or the Company or any of its Restricted Subsidiaries Incurred (x) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary of the Company (including being designated as a Restricted Subsidiary) or was otherwise acquired by, or merged into or amalgamated, arranged or consolidated with the Company or any of its Restricted Subsidiaries or (y) otherwise in connection with, or in contemplation of, such acquisition, merger, amalgamation, arrangement or consolidation; provided, however, in each case set forth in clause (x) or (y), that such Debt constitutes either Additional Second Lien Obligations or Junior Lien Obligations, and (B) any Refinancing Debt with respect thereto;

(xxiii)   Debt of the Company and any of its Restricted Subsidiaries in respect of Cash Management Agreements and other Debt in respect of netting services, employees’ credit or purchase cards, overdraft protections and similar arrangements, in each case, entered into in the ordinary course of business;

(xxiv)     customer deposits and advance payments received in the ordinary course of business from customers of goods and services purchased in the ordinary course of business;

(xxv)      (A) Debt of the Company or any of its Restricted Subsidiaries in an aggregate principal amount not to exceed the Available Excluded Contribution Amount, and (B) any Refinancing Debt with respect to the foregoing; provided that, the incurrence of any such Refinancing Debt shall not be deemed to have refreshed capacity under the foregoing clause (A);

(xxvi)     (A) Debt Incurred in connection with any Sale and Leaseback Transaction permitted under Section 4.13 in an aggregate amount at any time outstanding not to exceed the greater of (x) $80.0 million and (y) 3.2% of Consolidated Total Assets and (B) any Refinancing Debt with respect thereto; provided, that the Incurrence of such Refinancing Debt shall not be deemed to have refreshed capacity under the foregoing clause (A); and

(xxvii)    Debt arising under the 2018 Senior Unsecured Notes and any Refinancing Debt in respect thereof.

“Permitted Holder” means the Sponsor, its Affiliates and/or the Sponsor Affiliates (in each case, including, as applicable, related funds and general partners thereof).

“Permitted Investments” means:

(a)         Investments (i) in existence on, or contemplated as of, the Issue Date or (ii) in connection with the Transactions as contemplated by the Merger Agreement, and, in each case, any extension, modification, renewal or reinvestment of any such Investments, but only to the extent not involving additional advances, contributions or increases thereof (other than as a result of accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms thereof); provided that the amount of any such Investments may be increased (x) as otherwise permitted under this Indenture or (y) as required by the terms of such Investment as in existence on the Issue Date;

(b)         Investments required pursuant to any agreement or obligation of the Company or any of its Restricted Subsidiaries, in effect on the Issue Date, to make such Investments;

(c)          Investments in (x) cash and assets constituting Cash Equivalents at the time made and (y) the Notes and Additional Second Lien Obligations (by way of purchase or other acquisition);

(d)         Investments in property and other assets, owned or used by the Company or any of its Restricted Subsidiaries in the operation of a Permitted Business;

(e)          Investments by the Company or any of its Restricted Subsidiaries in the Company or any of its Restricted Subsidiaries;

(f)           Investments by the Company or any of its Restricted Subsidiaries in a Person, if (A) as a result of such Investment such Person becomes a Restricted Subsidiary or (B) in connection with such Investment such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated or wound-up into, the Company or any of its Restricted Subsidiaries;

(g)          Investments represented by Hedging Obligations not for speculative purposes;

(h)         Investments received or acquired (x) in settlement, compromise, partial or full satisfaction, or resolution of obligations owed to the Company or any of its Restricted Subsidiaries, including pursuant to bankruptcy, insolvency or similar proceedings (including as a result of any workout, reorganization or recapitalization), (y) on account of any claim or Lien against, or interest in, any other Person or its properties as a result of a foreclosure or enforcement by the Company or any of its Restricted Subsidiaries with respect to such claim or Lien against, or interest in, such other Person or its properties, or (z) in compromise or resolution of any litigation, arbitration or other disputes (including those arising in the ordinary course of business) with Persons who are not Affiliates of the Company;

(i)             Investments consisting of loans and advances to officers, directors, consultants and employees (i) in connection with such Person’s purchase of Equity Interests in any direct or indirect parent of the Company and (ii) otherwise, in an amount not to exceed in the aggregate at any one time outstanding the greater of (x) $10.0 million and (y) 0.4% of Consolidated Total Assets;

(j)            Investments in any Person to the extent the consideration for such Investments consist solely of Equity Interests of the Company any direct or indirect parent of the Company;

(k)         any Investment in any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with Section 4.10 or any other sale, transfer or other disposition of property not constituting an Asset Sale;

(l)             Investments in the ordinary course of business consisting of UCC Article 4 customary trade arrangements with customers consistent with past practices;

(m)     payroll, travel and similar advances that are made in the ordinary course of business;

(n)         guarantees of (x) Debt permitted by Section 4.9 and (y) leases (other than capital leases) or other obligations that do not constitute Debt entered into in the ordinary course of business;

(o)         Investments by any Restricted Subsidiary that is not a Guarantor in a Receivables Subsidiary in connection with a Qualified Receivables Transaction;

(p)         Investments made by the Company or a Restricted Subsidiary to repurchase or retire Equity Interests of a direct or indirect parent of the Company owned by any employee stock ownership plan or key employee stock ownership plan of the Company, any Restricted Subsidiary or any direct or indirect parent thereof;

(q)         Investments of the Company in the Escrow Issuer;

(r)            cash or Cash Equivalents or other property deposited in the ordinary course of business to secure (or to secure letters of credit, banker’s acceptances or bank guarantees in connection with) the performance of statutory obligations (including obligations under worker’s compensation, unemployment insurance or similar legislation), surety or appeal bonds, customs bonds, leases, bids, agreements or other obligations under arrangements with utilities, insurance agreements, construction agreements, government contracts, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(s)           Investments of a Person existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time such Person is acquired or otherwise merges or consolidates with the Company or any of its Restricted Subsidiaries, in each case, in compliance with this Indenture; provided that such Investments were not made by such Person in connection with or in contemplation of such acquisition, merger or consolidation;

(t)            Investments in Permitted Joint Ventures and Unrestricted Subsidiaries made after the Issue Date in an amount, when taken together with all other Investments made pursuant to this clause (t) since the Issue Date and then outstanding, not to exceed $50.0 million;

(u)         Investments in Permitted Joint Ventures in connection with reorganizations and related activities related to tax planning; and

(v)         other Investments not otherwise permitted under this definition in an aggregate amount, when taken together with all other Investments made pursuant to this clause (w) that are at the time outstanding, not to exceed the greater of (a) $150.0 million and (b) 6.0% of Consolidated Total Assets as of the last date of the most recently ended Four-Quarter Period;

provided, however, that with respect to any Investment, the Company may, in its sole discretion, at any time allocate or re-allocate all or any portion of such Investment to one or more of the above clauses (a) through (v) so that all or a portion of such Investment would be a Permitted Investment.

The amount of any Investment shall be measured on the date each such Investment was made and without giving effect to subsequent changes in value other than as a result of repayments of loans or advances, redemptions, returns of capital, sales or other dispositions thereof or similar events.

“Permitted Joint Venture” means, with respect to any Person at any time, any corporation, partnership, limited liability company or other business entity (1) of which at least 20%, but not more than 50%, of the Voting Stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the Restricted Subsidiaries (other than a Receivables Subsidiary) of that Person and (2) whose primary business constitutes or is reasonably expected to constitute at such time a Permitted Business.

“Permitted Liens” means:

(a)         Liens existing on the Issue Date (including the Liens existing to secure the 2017 Notes Obligations) or pursuant to agreements in existence on the Issue Date, other than pursuant to clause (b) below;

(b)         Liens to secure First Lien Obligations incurred pursuant to clause (i) of the definition of “Permitted Debt”; provided that, in each case, the First Lien Collateral Agent, or another agent for the holders of such Liens, shall have entered into the Intercreditor Agreement or a supplement or amendment thereto agreeing on behalf of the holders of such Liens to be bound by the terms thereof applicable to the holders of the First Lien Obligations;

(c)          Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith, if such proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor or for property taxes on property if the Company or one of its Restricted Subsidiaries has determined to abandon such property and if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

(d)         Liens imposed or permitted by applicable federal, state, provincial, municipal, territorial, local or statutory law, rules or regulations, including, but not limited to, carrier’s, freight forwarder’s, warehousemen’s, materialmen’s, repairmen’s, logger’s, contractor’s, supplier of materials, architects’, mechanic’s, landlord’s or other similar Liens and inchoate statutory Liens arising under ERISA, in each case, incurred in the ordinary course of business for sums not then due or payable or past due by more than sixty (60) days (or which are being contested in good faith and, to the extent necessary to prevent the forfeiture or sale of the property or assets subject to any such Lien, by appropriate proceedings);

(e)          survey exceptions, encumbrances, ground leases, easements or reservations of; or rights of others for, licenses, rights-of-way, servitudes, drains, sewers, utilities (including Liens securing the payment of charges for hydroelectricity), electric lines, telegraph and telephone and cable television lines and other similar purposes, or zoning, building codes, or other similar restrictions (including minor defects and irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Debt and which do not in the aggregate materially impair the operation of the business of the Company and its Restricted Subsidiaries, taken as a whole;

(f)           Liens, pledges, deposits and security (i) in connection with workers’ compensation, unemployment insurance, employers’ health tax, social security benefits and other types of statutory obligations, insurance related obligations or the requirements of any official body (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto); (ii) to secure the performance of tenders, bids, surety, warranty, release, appeal or performance bonds, leases, purchase, construction, sales or servicing contracts and other similar obligations Incurred in the ordinary course of business consistent with industry practice; (iii) to secure indemnification obligations (including to obtain or secure obligations with respect to letters of credit, Guarantees, bonds or other sureties or assurances) given in connection with the activities described in clauses (i) and (ii) above, in each case not Incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property or services; (iv) arising in connection with any attachment or judicial proceeding unless the Liens so arising shall not be satisfied or discharged or stayed pending appeal within sixty (60) days after the entry thereof or the expiration of any such stay; or (v) to secure the payment or performance of statutory or public obligations (including environmental, municipal and public utility commission obligations and requirements);

(g)          Liens (x) on property or shares of stock or other assets of a Person existing at the time such Person is merged with or into or consolidated or amalgamated with the Company or any of its Restricted Subsidiaries; provided, that such Liens were not created or incurred in the contemplation of such merger, consolidation or amalgamation and do not extend to any assets other than those of the Person merged with or into or consolidated or amalgamated with the Company or any Restricted Subsidiary (other than after-acquired property that is (1) affixed or appurtenant thereto or incorporated into the property covered by such Lien, (2) after-acquired property of such Person subject to a Lien securing such Debt, the terms of which Debt require or include a pledge of after-acquired property and (3) the proceeds and products thereof or improvements thereon); (y) on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any of its Restricted Subsidiaries; provided, that such Liens were in existence prior to such acquisition, and not incurred in contemplation of, such acquisition; and (z) on assets, property or shares of Equity Interests of another Person at the time such other Person becomes a Subsidiary of the Company or any of its Restricted Subsidiaries; provided, however, that (A) the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than after-acquired property that is (1) affixed or appurtenant thereto or incorporated into the property covered by such Lien, (2) after-acquired property of such Person subject to a Lien securing such Debt, the terms of which Debt require or include a pledge of after-acquired property and (3) the proceeds and products thereof or improvements thereon) and (B) such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Restricted Subsidiary;

(h)         Liens in favor of the Company or any of its Restricted Subsidiaries; provided that if such Liens are on the assets of a Guarantor, such Liens are in favor of the Company or another Guarantor ;

(i)             other Liens (not securing Debt) incidental to the conduct of the business of the Company or any of its Restricted Subsidiaries, as the case may be, or the ownership of their assets which do not in the aggregate materially adversely affect the value of such assets, taken as a whole, or materially impair the operation of the business of the Company and its Restricted Subsidiaries, taken as a whole;

(j)            Liens to secure any Refinancing Debt incurred in compliance with this Indenture to refinance Debt secured by Liens referred to in clauses (a), (g), (m), (o), (u), (gg), (hh), (mm) or (nn) of this definition or to this clause (j); provided that (x) such Liens do not extend to any property or assets other than the property or assets securing the Debt being extended, renewed, refinanced or refunded and after-acquired property affixed or incorporated in the property covered by such Lien or subject to a Lien securing such Debt and (y) the principal amount (or accreted value, if applicable) of the obligations secured by such Liens is not increased (except to the extent of any premiums, underwriting discounts, original issue discount and other fees, commissions, expenses paid and transaction costs incurred in connection with such extension, renewal, refinancing or refunding);

(k)         Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods in the ordinary course of business;

(l)             Liens arising out of licenses, leases, sublicenses and subleases of assets (including real property and intellectual property rights) or on vehicles or equipment, in each case, in the ordinary course of business;

(m)     Liens securing Debt (including Capital Lease Obligations) permitted to be incurred pursuant to clause (x) of the definition of “Permitted Debt,” covering only the property or assets (or property affixed or appurtenant thereto and any proceeds thereof) acquired with or financed by such Debt;

(n)         Liens upon specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligation in respect of banker’s acceptances or trade letters of credit issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

(o)         Liens securing Debt (or Obligations in respect of such Debt) Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to any property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property acquired, constructed, purchased, leased, repaired or improved with the proceeds of such Debt or affixed or appurtenant thereto and any proceeds and products thereof), and the Debt (other than any interest thereon) secured by the Lien must be permitted by Section 4.9;

(p)         banker’s Liens, Liens that are contractual rights of set-off and similar Liens (A) relating to the establishment of depository relations with banks not given in connection with the issuance of Debt, (B) relating to pooled deposit or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations and other cash management activities incurred in the ordinary course of business of the Company and its Restricted Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in the ordinary course of business and (ii) Liens of a collection bank arising under Section 4-210 of the UCC (or any comparable or successor provision) on items in the course of collection, (X) encumbering reasonable customary initial deposits and margin deposits and attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, and (Y) in favor of banking institutions arising as a matter of law or pursuant to customary account agreements encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry ;

(q)         Liens (i) arising by reason of any judgment, order or decree, but not giving rise to an Event of Default, (ii) arising pursuant to an order of attachment, condemnation, eminent domain, distraint or similar legal process arising in connection with legal proceedings, but not giving rise to an Event of Default, (iii) that are required to protect or enforce rights in any administrative, arbitration or other court proceeding in the ordinary course of business, but not giving rise to an Event of Default so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired and (iv) arising out of judgments or awards with regard to which an appeal or other proceeding for review is in process;

(r)            Deposits made or other security in the ordinary course of business to secure liability to insurance carriers and Liens securing insurance premium financing arrangements ;

(s)           Liens arising from UCC financing statement filings (including as a precautionary measure) in connection with Capital Lease Obligations permitted to be incurred pursuant to clause (x) of the definition of “Permitted Debt,” operating leases or consignments entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business, in each case, covering only the property or assets (or property affixed or appurtenant thereto and any proceeds thereof) acquired with, financed by or subject to such leases or consignments;

(t)            Liens on the assets of a Restricted Subsidiary that is not a Guarantor securing Debt and other obligations of a Restricted Subsidiary that is not a Guarantor incurred in compliance with this Indenture (including Liens incurred in connection with a Qualified Receivables Transaction);

(u)         Liens on the Collateral granted under the Security Documents in favor of the Collateral Agent to secure the Notes (including Additional Notes to the extent constituting Additional Second Lien Obligations) and all corresponding Obligations under the Note Documents (including the Notes Guarantees), any Additional Second Lien Obligations and administrative expenses of the Collateral Agent;

(v)         Liens (i) on assets purported to be sold or otherwise transferred to a Receivables Subsidiary, (ii) over bank accounts of the Company or any Restricted Subsidiary, into which assets of the Qualified Receivables Transaction are paid or (iii) on Equity Interests in a Receivables Subsidiary or on assets of a Receivables

Subsidiary, in each case, created, incurred or arising in connection with a Qualified Receivables Transaction;

(w)       any customary provisions limiting the disposition or distribution of assets or property (including Equity Interests) or any related restrictions thereon in joint venture, partnership, membership, stockholder and limited liability company agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, including owners’ participation or similar agreements governing projects owned through an undivided interest; provided, however, that any such limitation is applicable only to the assets that are the subjects of such agreements;

(x)         Liens granted by a Person in favor of a commercial trading counterparty pursuant to a netting agreement, which Liens encumber rights under agreements that are subject to such netting agreement and which Liens secure such Person’s obligations to such counterparty under such netting agreement; provided that any such agreements and netting agreements are entered into in the ordinary course of business; and provided, further, that the Liens are incurred in the ordinary course of business and when granted, do not secure obligations which are past due;

(y)         Liens securing Hedging Obligations permitted to be incurred under this Indenture;

(z)          Liens on raw materials or on manufactured products as security for any drafts or bills of exchange drawn in connection with the importation of such raw materials or manufactured products ;

(aa)        Liens consisting of conditional sale, title retention, consignment or similar arrangements for the sale of goods acquired by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(bb)        any pledge of the Equity Interests of an Unrestricted Subsidiary to secure Debt or other obligations of such Unrestricted Subsidiary;

(cc)          Liens on any cash earnest money deposits made by the Company or any Restricted Subsidiary in connection with any letter of intent or purchase agreement;

(dd)        Liens in the nature of the right of setoff in favor of counterparties to contractual agreements with the Company or any Restricted Subsidiary in the ordinary course of business;

(ee)          Liens arising by operation of law under Article 2 of the Uniform Commercial Code in favor of a reclaiming seller of goods or buyer of goods;

(ff)      Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Debt;

(gg)          Liens Incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries with respect to Obligations in an aggregate principal amount that does not exceed $60.0 million at any one time outstanding;

(hh)        Liens securing Obligations in respect of Debt incurred pursuant to clause (xxii) of the definition of the term “Permitted Debt” so long as such Debt constitutes Additional Second Lien Obligations;

(ii)          Liens arising or imposed under ERISA or the Code in connection with any “plan” (as defined in ERISA); provided that reasonable and appropriate provision has been made in accordance with GAAP for the payment of the obligations secured thereby;

(jj)        Liens on accounts receivable and any assets related thereto, customarily created in connection with sales, assignments, transfers or other dispositions of accounts receivable in transactions not involving the Incurrence of Debt, and entered into in the ordinary course of business and consistent with past practice;

(kk)        Liens securing Cash Management Agreements and related Obligations entered into in the ordinary course of business;

(ll)          Liens (x) deemed to exist in connection with Permitted Investments in repurchase agreements, (y) on cash advances in favor of the seller of any property to be acquired in an Investment to be applied against the purchase price for such Investment or (z) consisting of an agreement to sell, transfer, lease or otherwise dispose of any property in a transaction permitted under this Indenture in each case, solely to the extent such Investment or sale, disposition, transfer or lease, as the case may be, would have been permitted on the date of creation of such Lien;

(mm)      Liens securing Obligations in respect of Debt incurred pursuant to the first paragraph of Section 4.9; provided, that (x) such Liens may secure Debt that constitutes either Additional Second Lien Obligations or Junior Lien Obligations to the extent the Consolidated Secured Net Debt Ratio for the most recently ended Four-Quarter Period the date on which such Debt is Incurred would have been no greater than 4.50 to 1.00, determined on a Pro Forma Basis, and (y) otherwise, such Liens may secure Debt that constitutes Junior Lien Obligations;

(nn)        other Liens securing obligations which do not exceed an amount at any one time outstanding equal to the greater of (x) $150.0 million and (y) 6.0% of Consolidated Total Assets;

(oo)        Liens pursuant to the Escrow and Security Agreement and Liens on any escrow account and deposits therein granted in favor of the trustee of the 2018 Senior Unsecured Notes as provided in the 2018 Senior Unsecured Notes Indenture; and

(pp)        any extensions, modifications, refundings, substitutions, replacements or renewals (or successive extensions, refundings, replacements or renewals) of the foregoing.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, limited partnership, Governmental Authority or other entity.

“Pro Forma Basis” means, with respect to the calculation of any test, financial ratio, basket or covenant under this Indenture, including for purposes of determining the Consolidated Fixed Charge Coverage Ratio, the Consolidated Total Net Leverage Ratio, the Consolidated Secured Net Debt Ratio, and Consolidated Total Assets, of any Person and its Restricted Subsidiaries, or the Borrowing Base, as of any date, that pro forma effect will be given to the transactions and events giving rise to the need to make such calculation, including any acquisition, merger, amalgamation, consolidation, Investment, Incurrence of Debt (including Debt issued, Incurred or assumed or repaid or redeemed as a result of, or to finance, any relevant transaction and for which any such test, financial ratio, basket or covenant is being calculated), any other issuance or redemption of preferred stock or Disqualified Stock, Asset Sales or other sales, transfers and other dispositions or discontinuance of any Subsidiary, lines of business, divisions, segments or operating units, any operational change (including the entry into any material contract or arrangement) or any designation of a Restricted Subsidiary as an Unrestricted Subsidiary or of an Unrestricted Subsidiary as a Restricted Subsidiary, in each case, that have occurred during the Company’s four most recent full fiscal quarters for which internal financial statements are available immediately preceding the date of the transaction or event giving rise to the need to make such calculation (such four full fiscal quarter period being referred to herein as the “Four-Quarter Period”), or subsequent to the end of such Four-Quarter Period but on or prior to or simultaneously with the date of calculation or event or transaction for which a determination under this definition is made (including any such event occurring at a Person who became a Restricted Subsidiary of the subject Person or was merged, amalgamated or consolidated with or into the subject Person or any other Restricted Subsidiary of the subject Person after the commencement of the applicable Four-Quarter Period), as if each such event and transaction occurred on the first day of that Four-Quarter Period.  Whenever pro forma effect is to be given with respect to a transaction or event pursuant to this definition, pro forma calculations with respect thereto may include the amount of “run-rate” cost savings, operating expense reductions (including as a result of entering into any material contract or arrangement, strategic initiatives and purchasing improvements) charges attributable to the undertaking and/or implementation of cost savings initiatives and improvements, business optimization and other restructuring and integration charges and other synergies resulting from or relating to such transaction or event projected by the Company in good faith to be realized as a result of actions taken or with respect to which substantial steps have been taken or are expected to be taken (calculated on a pro forma basis as though such net costs savings, operating expense reductions, charges and other synergies had been realized on the first day of such period and as if such net costs savings, operating expense reductions, charges and other synergies were realized during the entirety of such period and such that “run-rate” means the full recurring benefit for a period that is associated with any action taken, for which substantial steps have been taken or are expected to be taken (including any savings expected to result from the elimination of a public target’s compliance costs with Public Company Costs) net of the amount of actual benefits realized during such period from such actions), and any such adjustments shall be included in the initial pro forma calculations of such financial ratios, tests baskets or covenants relating to such transaction or event (and in respect of any subsequent pro forma calculations in which such transaction or costs savings, operating expense reductions and synergies are given pro forma effect) and during any applicable subsequent Four-Quarter Period for any subsequent calculation of such financial ratios, tests, baskets and covenants; provided that (A) such amounts are reasonably identifiable and factually supportable in the good faith judgment of the Company as set forth in an Officer’s Certificate of the Company, (B) such amounts have been realized, or specified actions are taken or are reasonably expected to be taken, within eighteen (18) months of the date of such transaction, and (C) no amounts shall be added to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA (or any other components thereof), whether through a pro forma adjustment or otherwise, with respect to such period.  Any calculation may include adjustments appropriate to reflect all adjustments included in the calculation of Adjusted EBITDA set forth in the Offering Memorandum.

For purposes of making any computation referred to above:

(1)         if any Debt bears a floating rate of interest and is being given pro forma effect, the interest on such Debt shall be calculated as if the rate in effect on the date for which a determination under this definition is made had been the applicable rate for the entire period (taking into account any hedging obligations applicable to such Debt);

(2)         interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP;

(3)         interest on any Debt under a revolving credit facility computed on a Pro Forma Basis shall be computed based upon the average daily balance of such Debt during the applicable period;

(4)         interest on Debt that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate; and

To the extent not already covered above, any such calculation may include adjustments calculated in accordance with Regulation S-X under the Securities Act of 1933, as amended.

“Public Company Costs” means costs relating to compliance with the provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934, as applicable to companies with equity or debt securities held by the public, the rules of national securities exchange companies with listed equity or debt securities, directors’ or managers’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, and listing fees.

“Purchase Money Note” means a promissory note of a Receivables Subsidiary to the Company or any of its Restricted Subsidiaries, which note must be repaid from cash available to the Receivables Subsidiary, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables. The repayment of a Purchase Money Note may be subordinated to the repayment of other liabilities of the Receivables Subsidiary on terms determined in good faith by the Company to be substantially consistent with market practice in connection with Qualified Receivables Transactions.

“Qualified Equity Offering” means (i) an underwritten public equity offering of Equity Interests pursuant to an effective registration statement under the Securities Act or (ii) a private equity offering of Equity Interests of the Company or a direct or indirect parent entity of the Company other than any public offerings of securities to be offered to employees pursuant to employee benefit plans.

“Qualified Receivables Transaction” means any transaction or series of transactions entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries sells, conveys or otherwise transfers to (a) a Receivables Subsidiary (in the case of a transfer by the Company or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in or pledge, any accounts receivable or interests therein (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and contract rights, purchase orders, security interests, financing statements or other documentation in respect thereof, and all Guarantees, indemnities, warranties or other documentation or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and any other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving accounts receivable and any collections or proceeds of the foregoing.

“Receivables Subsidiary” means a Subsidiary of the Company:

(1)         that engages in no activities other than activities in connection with the financing of accounts receivable of the Company and/or its Restricted Subsidiaries;

(2)         that is designated by the Board of Directors of the Company as a Receivables Subsidiary pursuant to a resolution set forth in an Officer’s Certificate and delivered to the Trustee;

(3)         no portion of the Debt or any other obligation (contingent or otherwise) of which (a) is at any time Guaranteed by the Company. or any of its Restricted Subsidiaries (excluding Guarantees of obligations (other than the principal of, and interest on, Debt) pursuant to Standard Securitization Undertakings), (b) is at any time recourse to or obligates the Company or any of its Restricted Subsidiaries in any way, other than pursuant to Standard Securitization Undertakings or (c) subjects any asset of the Company or any other Restricted Subsidiary of the Company (other than accounts receivable and related assets as provided in the definition of “Qualified Receivables Transaction”), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(4)         with which neither the Company nor any of its Restricted Subsidiaries has any material contract, agreement, arrangement or understanding other than (a) those entered into in the ordinary course of business on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, (b) fees payable in the ordinary course of business in connection with servicing accounts receivable and (c) any Purchase Money Note issued by such Receivables Subsidiary to the Company or any of its Restricted Subsidiaries; and

(5)         with respect to which neither the Company nor any other Restricted Subsidiary of the Company has any obligation to maintain or preserve such Subsidiary’s financial condition or cause such Subsidiary to achieve certain levels of operating results.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Refinancing Debt” means Debt that refunds, refinances, renews, replaces, repays, purchases, redeems, defeases, retires or extends any Debt permitted to be Incurred by the Company or any of its Restricted Subsidiaries pursuant to the terms of this Indenture, whether involving the same or any other lender or creditor or group of lenders or creditors, but only to the extent that

(i)             the Refinancing Debt is subordinated in right of payment to the Notes to at least the same extent as the Debt being refunded, refinanced, renewed, replaced, repaid, purchased, redeemed, defeased, retired or extended, if such Debt was subordinated in right of payment to the Notes,

(ii)          the Refinancing Debt is scheduled to mature either (a) no earlier than the Debt being refunded, refinanced, renewed, replaced, repaid, purchased, redeemed, defeased, retired or extended or (b) at least 91 days after the maturity date of the Notes,

(iii)       the Refinancing Debt has a weighted average life to maturity at the time such Refinancing Debt is Incurred that is equal to or greater than the weighted average life to maturity of the Debt being refunded, refinanced, renewed, replaced, repaid, repurchased, redeemed, defeased, retired or extended,

(iv)      such Refinancing Debt is in an aggregate principal amount that is less than or equal to the sum of (a) the aggregate principal or accreted amount (in the case of any Debt issued with original issue discount) then outstanding under the Debt being refunded, refinanced, renewed, replaced, repaid, purchased, redeemed, defeased, retired or extended, (b) the amount of accrued and unpaid interest and premiums (including tender premiums), if any, on such Debt being refunded, refinanced, renewed, replaced, repaid, purchased, redeemed, defeased, retired or extended and (c) the amount of all fees (including underwriting discounts and other arranger fees), commissions, expenses and costs (including original issue discounts or similar payments Incurred in connection therewith) related to the Incurrence of such Refinancing Debt, and

(v)         such Refinancing Debt shall not include (x) Debt of a Restricted Subsidiary that is not a Guarantor that refinances Debt of the Company or a Guarantor that could not have been initially Incurred by such Restricted Subsidiary pursuant to Section 4.9 or(y) Debt of the Company or a Restricted Subsidiary that refinances Debt of an Unrestricted Subsidiary.

“Registrar” means any Person authorized by the Company to maintain the Note Register.

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same guarantees and substantially the same collateral provisions) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Replacement Assets” means (i) assets not classified as current assets under GAAP that are used or useful in a Permitted Business, (ii) all or substantially all of the assets of, or any Equity Interests of, another Permitted Business, if, after giving effect to any such acquisition of Equity Interests, the Permitted Business is or becomes a Restricted Subsidiary of the Company or (iii) Equity Interests constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Company.

“Resale Restriction Termination Date” has the meaning set forth in the Restricted Notes Legend.

“Responsible Officer” means, when used with respect to the Trustee, any officer of the Trustee within the Corporate Trust Office (or any successor unit or department), including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer, or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for administration of this Indenture.

“Restricted Notes Legend” means the legend identified as such in Exhibit A hereto.

“Restricted Payment” is defined to mean any of the following:

(a)         any dividend or other distribution declared and paid on the Equity Interests in the Company or any of its Restricted Subsidiaries to the direct or indirect holders thereof in their capacity as such (other than any dividends or distributions to the extent payable in Equity Interests (other than Disqualified Stock) and dividends or distributions payable to the Company or any of its Restricted Subsidiaries (and if such Restricted Subsidiary has stockholders other than the Company or other Restricted Subsidiaries, to its stockholders on no more than a pro rata basis));

(b)         any payment made by the Company or any of its Restricted Subsidiaries (other than to the extent payment is made in Equity Interests (other than Disqualified Stock)) to purchase, redeem, acquire or retire for value any Equity Interests in the Company or any of its Restricted Subsidiaries (including any issuance of Debt in exchange for such Equity Interests or the conversion or exchange of such Equity Interests into or for Debt) other than any such Equity Interests held by the Company or any of its Restricted Subsidiaries;

(c)          any payment made by the Company or any of its Restricted Subsidiaries (other than to the extent payment is made in Equity Interests (other than Disqualified Stock)) to redeem, purchase, repurchase, defease or otherwise acquire or retire for value, prior to the scheduled final maturity, scheduled repayment or schedule sinking fund payment, (i) the 2018 Senior Unsecured Notes or (ii) any Debt (excluding any intercompany Debt between the Company and any of its Restricted Subsidiaries or among Restricted Subsidiaries of the Company) that is contractually subordinated in right of payment to the Notes or any Note Guarantee (it being understood that, in each case with respect to clauses (i) and (ii), that payments of regularly scheduled principal and interest and mandatory prepayments, redemptions or offers to purchase shall be permitted), except payments of principal or interest in anticipation of satisfying a sinking fund obligation or final maturity, in each case, within one year of the due date thereof; or

(d)         any Investment the Company or any of its Restricted Subsidiaries in any Person, other than a Permitted Investment.

“Restricted Subsidiary” means the Company and any other Subsidiary of the Company that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, and its successors.

“Sale and Leaseback Transaction” means any direct or indirect arrangement, or series of arrangements, pursuant to which property, real or personal, now owned or hereafter acquired by the Company or any of its Restricted Subsidiaries is sold, transferred or otherwise disposed of to a Person and in connection therewith is thereafter rented or leased back by the Company or any of its Restricted Subsidiaries from such Person with the intention to use for substantially the same purpose or purposes as the property being sold, transferred or disposed.

“SEC” means the Securities and Exchange Commission and any successor thereto. “Securities Act” means the Securities Act of 1933, as amended.

“Second Lien Claimholders” means the Initial Second Lien Claimholders and any Additional Second Lien Claimholders (including the Collateral Agent).

“Second Lien Collateral” means any “Collateral,” “Pledged Collateral” or similar term as defined in any Second Lien Debt Document or any other assets of the Company or any Guarantor with respect to which a Lien is granted, purported to be granted or required to be granted pursuant to a Second Lien Debt Document as security for any Second Lien Obligations and shall include any property or assets subject to replacement Liens or adequate protection Liens in favor of any Second Lien Claimholder.

“Second Lien Collateral Agent” means (i) in the case of any 2017 Notes Obligations or the Initial Second Lien Claimholders, the collateral agent under the 2017 Notes Indenture, (ii) in the case of the Note Obligations, the Collateral Agent and (iii) in the case of any other Additional Second Lien Obligations and the Additional Second Lien Claimholders in respect thereof, the Person serving as collateral agent (or the equivalent) for such Additional Second Lien Obligations and that is named as the Second Lien Collateral Agent in respect of such Additional Second Lien Obligations in the applicable joinder agreement (each, in the case of this clause (ii), together with its successors and assigns in such capacity, an “Additional Second Lien Collateral Agent”).

“Second Lien Collateral Documents” means the “Security Documents” or “Collateral Documents” (as defined in the applicable Second Lien Debt Documents) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Second Lien Obligations or pursuant to which any such Lien is perfected.

“Second Lien Debt” means the Initial Second Lien Debt and any Additional Second Lien Debt (including the Notes).

“Second Lien Debt Documents” means the Initial Second Lien Debt Documents and any Additional Second Lien Debt Documents (including the Notes).

“Second Lien Obligations” means the Initial Second Lien Obligations, the Note Obligations and any other Additional Second Lien Obligations, including Additional Notes, and shall not include, for the avoidance of doubt, any Excluded Swap Obligations.

“Second Lien Pari Passu Intercreditor Agreement” means the Second Lien Pari Passu Intercreditor Agreement dated as of the Escrow Release Date among each Second Lien Representative and each Second Lien Collateral Agent allocating rights among the various Series of Second Lien Obligations.

“Second Lien Representative” means (i) in the case of the Note Obligations or the Initial Second Lien Claimholders, the Initial Second Lien Representative and (ii) in the case of any Additional Second Lien Obligations and the Additional Second Lien Claimholders in respect thereof, each trustee, administrative agent, collateral agent, security agent and similar agent that is named as the Second Lien Representative in respect of such Additional Second Lien Obligations in the applicable joinder agreement (each, in the case of this clause (ii), together with its successors and assigns in such capacity, an “Additional Second Lien Representative”).

“Security Agreement” means (i) the security agreement to be dated as of the Issue Date among the Collateral Agent, the Company and the Guarantors, as amended, supplemented or otherwise modified from time to time in accordance with its terms and (ii) any other security agreement that may be entered into after the Issue Date by the Company, the Collateral Agent and any Guarantors, identical in form and substance to the security agreement referred to in clause (i) of this definition except with such changes as are necessary for such document to be governed by U.S. law and to perfect the Note Liens in Collateral of such Guarantors, as amended, supplemented or otherwise modified from time to time in accordance with its terms and the terms of this Indenture.

“Security Documents” means the Security Agreement, the Intercreditor Agreement, the Second Lien Pari Passu Intercreditor Agreement, any mortgages and all of the security agreements, hypothecs, debentures, fixed and floating charges, pledges, collateral assignments, deeds of trust, trust deeds or other instruments evidencing or creating or purporting to create any security interests in favor of the Collateral Agent for its benefit and for the benefit of the Trustee and the Holders and the holders of any Second Lien Debt, in all or any portion of the Collateral, as amended, modified, restated, supplemented or replaced from time to time.

“Senior Management” means the chief executive officer and the chief financial officer of the Company.

“Series” means, (x) with respect to First Lien Debt or Second Lien Debt, all First Lien Debt or Second Lien Debt, as applicable, represented by the same Representative acting in the same capacity and (y) with respect to First Lien Obligations or Second Lien Obligations, all such obligations secured by same First Lien Collateral Documents or same Second Lien Collateral Documents, as the case may be.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as deemed in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

“Sponsor” means TDR Capital LLP, a limited liability company organized under the laws of England and Wales, having its registered office at 20 Bentinck, London W1U 2EU and being registered with Companies House under number OC302604.

“Sponsor Affiliates” means (a) TDR Capital II Holdings LP (as hereinafter used in this definition, the “TDR Investor”) and any other fund (including, without limitation, any unit trust, investment trust, limited partnership or general partnership) which is advised by, or the assets of which are managed (whether solely or jointly with others) from time to time by, the Sponsor or the TDR Investor (or a group controlled by and whose members include the Sponsor and/or the TDR Investor or their Affiliates (other than Holdings or any of its Subsidiaries or any portfolio company of the Sponsor or the TDR Investor)); and (b) any other fund (including, without limitation, any unit trust, investment trust, limited partnership or general partnership) of which the Sponsor or the TDR Investor (or a group controlled by and whose members include the Sponsor and/or the TDR Investor or their Affiliates (other than Holdings or any of its Subsidiaries or any portfolio company of the Sponsor or the TDR Investor)) or the TDR Investor’s general partner, trustee or nominee, is a general partner, manager, adviser, trustee or nominee (but, for the avoidance of doubt, excluding any of Holdings or any of its Subsidiaries or any portfolio company of the Sponsor or the TDR Investor).

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any of its Subsidiaries which are reasonably customary in an accounts receivable securitization transaction in connection with a Qualified Receivables Transaction.

“Stated Maturity,” when used with respect to any Debt (including the Notes) or any installment of interest thereon, means the date specified in the instrument governing such Debt as the fixed date on which the principal of such Debt or such installment of interest is due and payable, and will not include any contingent obligations to repay, redeem or repurchase any such principal or interest prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (b) any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and (y)                  such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Swap Contract” means (a) any and all interest rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options for forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including such obligations or liabilities under any such master agreement.

“Swap Obligation” means, with respect any Person, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act, as amended from time to time.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb).

“Transaction Expenses” means any fees or expenses incurred or paid by the Company or its Restricted Subsidiaries in connection with the Transactions.

“Transactions” means the transactions described in the Offering Memorandum.

“Transfer Restricted Notes” means Notes that bear or are required to bear the Restricted Notes Legend.

“Treasury Rate” means with respect to the Notes, at any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two (2) Business Days prior to such redemption date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to August 15, 2020; provided, however, that if no published maturity exactly corresponds with such date, then the Treasury Rate shall be interpolated or extrapolated on a straight-line basis from the arithmetic mean of the yields for the next shortest and next longest published maturities; provided further, however, that if the period from such redemption date to August 15, 2020, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” has the meaning set forth in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means the successor.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, in the event that, if by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

“U.S. Government Obligation” means:

(1)         any security which is: (x) a direct obligation of the United States of America the payment of which the full faith and credit of the United States of America is pledged or (y) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally Guaranteed as a full faith and credit obligation of the United States of America, which, in either case, is not callable or redeemable at the option of the issuer thereof; and

(2)         any depository receipt issued by a bank (as defined in the Securities Act) as custodian with respect to any U.S. Government Obligation and held by such bank for the account of the holder of such depository receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depository receipt.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding entitling the holders thereof generally to vote on the election of members of the Board of Directors or comparable body of such Person.

SECTION 1.2 Other Definitions.

Term	Defined in Section
“ABL Credit Facility”	1.1
“Acquisition”	Preamble
“Act”	12.15
“Advanced Offer to Purchase”	4.14
“Affiliate Transaction”	4.11
“Agent Members”	2.6
“Applicable Premium Deficit”	8.8
“Authentication Order”	2.2
“Base Currency”	12.17
“Change of Control Offer”	4.14
“Collateral Agent”	Preamble
“covenant defeasance”	8.3
“defeasance”	8.3
“Discharge”	8.8
“Escrow Merger” “Escrow Release”	Preamble 4.22
“Escrow Release Date”	4.22
“Event of Default”	6.1
“Excess Proceeds”	4.10
“Expiration Date”	1.1
“Four-Quarter Period”	1.1
“Guarantor”	4.17
“Judgment Currency”	12.17
“Initial Notes”	Preamble
“legal defeasance”	8.2
“Merger Agreement”	Preamble
“Merger Sub”	Preamble
“Note Register”	2.3
“Notes”	Preamble
“Offer”	1.1
“Offer Amount”	3.8
“Payment Default”	6.1
“Purchase Date”	1.1
“Purchase Price”	4.14
“QIB”	2.1
“QIB Global Note”	2.1
“rate(s) of exchange”	12.17

Term	Defined in Section
“redemption date”	3.1
“Regulation S”	2.1
“Regulation S Global Note”	2.1
“Restricted Period”	2.14
“Reversion Date”	4.21
“Rule 144A”	2.1
“Special Mandatory Redemption”	3.9
“Special Mandatory Redemption Date”	3.9
“Special Mandatory Redemption Price”	3.9
“Successor Guarantor”	11.5
“Surviving Entity”	5.1
“Suspended Covenants”	4.21
“Suspension Period”	4.21
“Unrestricted Subsidiary”	4.18
“Willscot Equipment”	11.9

SECTION 1.3 Trust Indenture Act Term.

The following TIA term used in this Indenture has the following meaning:

“obligor” on the Notes and the Note Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

SECTION 1.4 Rules of Construction.

Unless the context otherwise requires:

(1)                                 a term has the meaning assigned to it herein;

(2)                                 an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

(3)                                 “or” is disjunctive and not necessarily exclusive;

(4)                                 words in the singular include the plural, and in the plural include the singular;

(5)                                 “including” means including without limitation;

(6)                                 unless otherwise specified, any reference to a Section or an Article refers to such Section or Article of this Indenture;

(7)                                 references to sections of or rules under the Securities Act, the Exchange Act or the TIA shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(8)                                 References to “$” are to U.S. Dollars; and

(9)                                 Any reference herein to a merger, consolidation, or transfer of assets, or similar terms, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, consolidation, or transfer of assets, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, Restricted Subsidiary, Unrestricted Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

Article II

THE NOTES

SECTION 2.1 Form and Dating.

The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes initially shall be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(a)                                 The Notes shall be issued initially in the form of one (1) or more Global Notes substantially in the form attached as Exhibit A hereto, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

Each Global Note shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with written instructions given by the Holder thereof as required by Section 2.6.

Except as set forth in Section 2.6, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

(b)                                 The Initial Notes are being issued by the Company only to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) (“QIBs”) and outside the United States to persons other than U.S. persons in reliance upon Regulation S under the Securities Act (“Regulation S”). Initial Notes to non-U.S. persons that are Transfer Restricted Notes may be transferred to QIBs, in reliance on Rule 144A, outside the United States pursuant to Regulation S or to the Company, in accordance with Section 2.14. Initial Notes that are offered in reliance on Rule 144A shall be issued in the form of one (1) or more permanent Global Notes substantially in the form set forth in Exhibit A (the “QIB Global Note”) deposited with the Trustee, as Notes Custodian, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Initial Notes that are resold in offshore transactions in reliance on Regulation S shall be issued in the form of one (1) or more Global Notes substantially in the form set forth in Exhibit A (the “Regulation S Global Note”) deposited with the Trustee, as Notes Custodian, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The QIB Global Note and the Regulation S Global Note shall each be issued with separate CUSIP numbers. The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Notes Custodian. Transfers of Notes to QIBs or pursuant to Regulation S shall be represented by appropriate increases and decreases to the respective amounts of the appropriate Global Notes, as more fully provided in Section 2.14.

(c)                                  Section 2.1(b) shall apply only to Global Notes deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, upon receipt of an Authentication Order, in accordance with Section 2.1(b) and Section 2.2, authenticate and deliver the Global Notes, which (i) shall be registered in the name of the Depositary or the nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions or held by the Trustee as Note Custodian for the Depositary.

The Trustee shall have no responsibility or obligation to any Holder, any member of(or a Participant in) DTC or any other Person with respect to the accuracy of the records of DTC (or its nominee) or of any Participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to the Notes. The Trustee may rely (and shall be fully protected in relying) upon information furnished by DTC with respect to its members, Participants and any owners of beneficial interests in the Notes.

(d)                                 Notes issued in certificated form, including Global Notes, shall be substantially in the form of Exhibit A attached hereto.

SECTION 2.2 Execution and Authentication.

An Officer shall sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of a Responsible Officer of the Trustee. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Company signed by one Officer of the Company (an “Authentication Order”), authenticate Notes for original issue up to the aggregate principal amount of the Notes that may be validly issued under this Indenture including (i) Initial Notes for original issuance in an aggregate principal amount of $300,000,000 and (ii) subject to compliance with Sections 4.9 and 4.12, any Additional Notes for original issuance from time to time after the Issue Date.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes to the same extent that the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or the Company or an Affiliate of the Company.

SECTION 2.3 Registrar; Paying Agent.

The Company shall maintain (i) an office or agency (which may be an office of the Trustee or an affiliate of the Trustee) where Notes may be presented to a Registrar for registration of transfer or for exchange and (ii) an office or agency (which may be an office of the Trustee or an affiliate of the Trustee) where Notes may be presented to a Paying Agent for payment. The Registrar shall keep a register of the Notes (the “Note Register”) and of their transfer and exchange. The Company may appoint one (1) or more co-registrars and one (1) or more paying agents; provided, however, that at all times there shall be only one (1) Note Register. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of Section 317(b) of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent and initially designates the Corporate Trust Office of the Trustee as the office or agency of the Company for such purposes.

The Company initially appoints DTC to act as the Depositary with respect to the Global Notes.

SECTION 2.4 Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary thereof) shall have no further liability for the money. If the Company or a Subsidiary thereof acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon the occurrence of events specified in clause (8) of the first paragraph of Section 6.1, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.5 Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven (7) Business Days before each interest payment date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, including the aggregate principal amount of the Notes held by each Holder thereof.

SECTION 2.6 Book-Entry Provisions for Global Securities.

(a)                                 Each Global Note shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as required by Section 2.6(e).

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(b)                                 Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Beneficial interests in a Global Note may be transferred in accordance with Section 2.14 and the rules and procedures of the Depositary. In addition, Certificated Notes shall be transferred to all owners of a beneficial interest in exchange for their beneficial interests only if the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Notes or the Depositary ceases to be a “clearing agency” registered under the Exchange Act and a successor depositary is not appointed by the Company within ninety (90) days of such notice.

(c)                                  In connection with the transfer of the entire Global Note to owners of beneficial interests pursuant to clause (b) of this Section 2.6, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon receipt of an Authentication Order authenticate and deliver, to each owner of a beneficial interest identified in writing by the Depositary in exchange for its beneficial interest in such Global Note an equal aggregate principal amount of Certificated Notes of authorized denominations.

(d)                                 The registered holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold an interest through Agent Members, to take any action which a Holder is entitled to take under this Indenture or any Note.

(e)                                  Each Global Note shall bear the Global Note Legend on the face thereof. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more temporary Global Notes bearing the Temporary Regulation S Notes Legend.

(f)                                   At such time as all beneficial interests in Global Notes have been exchanged for Certificated Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained by the Trustee and cancelled in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian at the direction of the Trustee, to reflect such reduction.

(g)                                  General provisions relating to transfers and exchanges, subject to Section 2.14:

(i)                                     To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Certificated Notes at the Registrar’s request.

(ii)                                  No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any stamp or transfer tax or similar governmental charge payable in connection therewith (other than any such stamp or transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.2, 2.10, 3.6, 4.10, 4.14 and 9.4 hereto).

(iii)                               All Global Notes and Certificated Notes issued upon any registration of transfer or exchange of Global Notes or Certificated Notes shall, upon execution by the Company and authentication by the Trustee in accordance with the provisions hereof, be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Certificated Notes surrendered upon such registration of transfer or exchange.

(iv)                              The Registrar shall not be required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of fifteen (15) days before the day of any mailing of a notice of Notes selected for redemption under Section 3.2 and ending at the close of business on the day of mailing, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(v)                                 Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

(vi)                              The Trustee shall authenticate Global Notes and Certificated Notes in accordance with the provisions of Section 2.2. Except as provided in Section 2.6(b), neither the Trustee nor the Registrar shall authenticate or deliver any Certificated Note in exchange for a Global Note.

(vii)                           Each Holder agrees to provide indemnity reasonably satisfactory to the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

(viii)                        The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or owners of beneficial interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.7 Replacement Notes.

If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall execute and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of (i) the Trustee to protect the Trustee and (ii) the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge a Holder for their expenses in replacing a Note.

Every replacement Note shall be an obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.8 Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.8 as not outstanding. Except as set forth in Section 2.9, a Note does not cease to be outstanding because the Company or a Subsidiary of the Company holds the Note.

If a Note is replaced pursuant to Section 2.7, it ceases to be outstanding except to the extent otherwise required by applicable law.

If the principal amount of any Note is considered paid under Section 4.1, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company or a Subsidiary thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.9 Treasury Notes.

In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Affiliate of the Company shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes shown on the Notes Register as being so owned shall be so disregarded. Notwithstanding the foregoing, Notes that are to be acquired by the Company or an Affiliate of the Company pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Notes passes to such entity.

SECTION 2.10 Temporary Notes.

Until Certificated Notes are ready for delivery, the Company may prepare and the Trustee shall, upon receipt of an Authentication Order, authenticate temporary Notes. Temporary Notes shall be substantially in the form of Certificated Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall execute and the Trustee shall, upon receipt of an Authentication Order, authenticate Certificated Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11 Cancellation.

The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder or which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee upon the receipt of a cancellation request from the Company signed by an Officer. All Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation if surrendered to any Person other than the Trustee, shall be delivered to the Trustee. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. Subject to Section 2.7, the Company may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be cancelled and disposed of in accordance with its customary practice, and certification of their cancellation delivered to the Company upon written request.

SECTION 2.12 [Reserved].

SECTION 2.13 CUSIP Number.

The Company in issuing or otherwise dealing with the Notes may use a “CUSIP” and/or ISIN or other similar number, and if it does so, the Company may use the CUSIP and/or ISIN or other similar number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP and/or ISIN or other similar number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the CUSIP and/or ISIN or other similar number.

SECTION 2.14 Special Transfer Provisions.

Unless and until a Transfer Restricted Note is transferred or exchanged pursuant to an exemption under the Securities Act or under an effective registration statement under the Securities Act the following provisions shall apply:

(a)                                 Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Note (other than pursuant to Regulation S):

(i)                                     The Registrar shall register the transfer of a Transfer Restricted Note by a Holder to a QIB if such transfer is being made by a proposed transferor who has provided the Registrar with (a) an appropriately completed certificate of transfer in the form attached to the Note and (b) a letter substantially in the form set forth in Exhibit B hereto.

(ii)                                  If the proposed transferee is an Agent Member and the Transfer Restricted Note to be transferred consists of an interest in the Regulation S Global Note, upon receipt by the Registrar of (x) the items required by paragraph (i) above and (y) instructions given in accordance with the Depositary’s and the Registrar’s procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the QIB Global Note in an amount equal to the principal amount of the beneficial interest in the Regulation S Global Note to be so transferred, and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of such Regulation S Global Note.

(b)                                 Transfers Pursuant to Regulation S. On or after the termination of the Restricted Period (as defined in United States Treasury Regulations Section 1.163 -5(c)(2)(i)(D)(7)), interests in a Global Note bearing the Temporary Regulation S Notes Legend shall be exchangeable for corresponding interests in a Global Note. Prior to the expiration of the Restricted Period, transfers of beneficial interests in a Global Note bearing the Temporary Regulation S Notes Legend may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Transfers of beneficial interests in a Global Note bearing the Temporary Regulation S Notes Legend only may be transferred upon (A) delivery by a beneficial owner of an interest therein to the Depositary or its nominee (as the case may be) of a written certification in the form of Exhibit C, and (b) delivery by the transferee of such interest to the Depositary or its nominee (as the case may be) of a written certification in the form of Exhibit C. After the expiration of the Restricted Period, the Registrar shall register the transfer of any Regulation S Global Note without requiring any additional certification. The following provisions shall apply with respect to registration of any proposed transfer of a Transfer Restricted Note pursuant to Regulation S:

(i)                                     The Registrar shall register any proposed transfer of a Transfer Restricted Note pursuant to Regulation S by a Holder if such transfer is being made by a proposed transferor who has provided the Registrar with (a) an appropriately completed certificate of transfer in the form attached to the Note and (b) a written certificate in the form of Exhibit C hereto.

(ii)                                  If the proposed transferee is an Agent Member and the Transfer Restricted Note to be transferred consists of an interest in a QIB Global Note, upon receipt by the Registrar of (x) the items required by paragraph (i) above and (y) instructions given in accordance with the Depositary’s and the Registrar’s procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the beneficial interest in the QIB Global Note to be transferred, and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of the QIB Global Note.

(c)                                  [Reserved].

(d)                                 [Reserved].

(e)                                  Restricted Notes Legend. Upon the transfer, exchange or replacement of Notes not bearing the Restricted Notes Legend, the Registrar shall deliver Notes that do not bear the Restricted Notes Legend. Until the Resale Restriction Termination Date, upon the transfer, exchange or replacement of Notes bearing the Restricted Notes Legend, the Registrar shall deliver only Notes that bear the Restricted Notes Legend unless there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. On and after the Resale Restriction Termination Date, upon the transfer, exchange or replacement of Notes bearing the Restricted Notes Legend, which transfer, exchange or replacement may be initiated by the Company, the Registrar shall deliver Notes that do not bear the Restricted Notes Legend. Upon request by any Holder, the Company shall cooperate to have the Restricted Notes Legend removed if the Company has determined such legend is no longer required. At any time on or after the Resale Restriction Termination Date with respect to a Note, if such Note is represented by one or more Global Notes that bear the Restricted Notes Legend, the Company shall remove the Restricted Notes Legend on such Note by:

(1)                                 providing written notice to the Trustee and the Registrar that the Resale Restriction Termination Date has occurred and instructing the Trustee to remove the Restricted Notes Legend from such Global Notes;

(2)                                 providing written notice to each Holder of such Global Notes, which notice will state that the Restricted Notes Legend has been removed from the applicable Global Note and include the unrestricted CUSIP that will thereafter apply to such applicable Global Note;

(3)                                 providing written notice to the Trustee and the Depositary that the CUSIP number for each such Global Note will be changed to an unrestricted CUSIP number, which unrestricted CUSIP number will be listed in such notice; and

(4)                                 complying with any Applicable Procedures for legend removal.

(f)                                   General. By its acceptance of any Note bearing the Restricted Notes Legend, each Holder of such a Note acknowledges the applicable restrictions on transfer of such Note set forth in this Indenture and in the Restricted Notes Legend and agrees that it shall transfer such Note only as provided herein and therein.

SECTION 2.15 Issuance of Additional Notes.

The Company shall be entitled to issue Additional Notes under this Indenture that shall have identical terms as the Initial Notes, other than with respect to the date of issuance, issue price, accreted value, CUSIP or ISIN numbers, first interest payment date and amount of interest payable on the first interest payment date applicable thereto, as applicable; provided that such issuance is not otherwise prohibited by the terms of this Indenture, including Section 4.9 and Section 4.12. All Notes issued under this Indenture (including Additional Notes) shall be treated as a single class for all purposes under this Indenture including for purposes of any vote, consent, waiver or other act of Holders; provided, however, that if any such Additional Notes are not fungible with other Notes issued hereunder for federal income tax purposes, then such additional Notes shall have a separate CUSIP number.

With respect to any Additional Notes, the Company shall set forth in an Officer’s Certificate, a copy of which shall be delivered to the Trustee, the following information:

(1)                                 the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and

(2)                                 the issue price, the issue date, the CUSIP number of such Additional Notes, the first interest payment date and the amount of interest payable on such first interest payment date applicable thereto and the date from which interest shall accrue.

Article III

REDEMPTION AND PREPAYMENT

SECTION 3.1 Notices to Trustee.

If the Company elects to redeem Notes pursuant to Section 3.7, it shall furnish to the Trustee, at least fifteen (15) days but not more than sixty (60) days (or such shorter period as is acceptable to the Trustee) before a date fixed for redemption (the “redemption date”), an Officer’s Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the Redemption Price.

SECTION 3.2 Selection of Notes to Be Redeemed.

If less than all of the Notes are to be redeemed at any time pursuant to Section 3.7, the Trustee will select the Notes (or portions thereof) on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate (subject to the Depositary’s procedures as applicable); provided that no Notes of $2,000 principal amount or less will be redeemed in part. The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption. The Trustee may select for redemption portions (equal to $2,000 or integral multiples of $1,000 in excess thereof) of Notes that have denominations larger than $2,000.

SECTION 3.3 Notice of Redemption.

At least fifteen (15) days but not more than sixty (60) days before a redemption date, the Company shall mail or cause to be mailed by first class mail (or, deliver electronically if held by DTC or in accordance with DTC’s applicable procedures), a notice of redemption to each Holder whose Notes are to be redeemed at its registered address and for the Notes registered in the name of the Depositary, in accordance with the Depositary’s applicable procedures.

The notice shall identify the Notes to be redeemed and shall state:

(1)                                 the redemption date;

(2)                                 the Redemption Price;

(3)                                 if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon surrender of such Note, and in the case of physical Notes, new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(4)                                 the name, telephone number and address of the Paying Agent;

(5)                                 that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(6)                                 that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7)                                 the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8)                                 that no representation is made as to the correctness or accuracy of the CUSIP and/or ISIN or other similar number, if any, listed in such notice or printed on the Notes.

At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided, however, that the Company shall have delivered to the Trustee at least twenty (20) days prior to the redemption date (or such shorter period as is acceptable to the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in the notices as provided in the preceding paragraph. The notice sent in the manner herein provided shall be conclusively presumed to have been duly given whether or not a Holder receives such notice. In any case, failure to give such notice by mail (or electronically if held by DTC) or any defect in the notice to the Holder of any Note shall not affect the validity of the proceeding for the redemption of any other Note.

Notwithstanding any of the foregoing, notices of redemption may be sent more than sixty (60) days prior to a redemption date if the notice is issued in connection with a satisfaction and discharge of this Indenture.

SECTION 3.4 Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.3, subject to any conditions, Notes called for redemption become irrevocably due and payable on the redemption date at the Redemption Price. On and after the redemption date, interest shall cease to accrue on Notes or portions thereof called for redemption, provided that the Company has delivered the requisite funds to the Trustee or the Paying Agent.

SECTION 3.5 Deposit of Redemption Price.

On or before 11:00 a.m. (New York City time) on each redemption date the Company shall deposit with the Trustee or with the Paying Agent (other than the Company or a Subsidiary thereof) money sufficient to pay the Redemption Price (including any applicable premium) of and accrued and unpaid interest, if any, for all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the Redemption Price (including any applicable premium) of, and accrued and unpaid interest, if any, on, all Notes to be redeemed.

SECTION 3.6 Notes Redeemed in Part.

In the case of Certificated Notes, upon surrender and cancellation of a Note that is redeemed in part, the Company shall execute and, upon receipt of an Authentication Order, the

Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.7 Optional Redemption.

(a)                                 Special Optional Redemption. At any time and from time to time prior to the Outside Date, the Company may determine, in its sole discretion, that the Escrow Conditions will not be satisfied in full on or prior to 5:00 pm, New York City time, on the Outside Date and at its option, may redeem the Notes in whole, but not in part at a redemption price equal to 100% of the issue price of the Notes plus accrued and unpaid interest to, but not including, the redemption date. If the Company exercises this option, the Company will redeem all Notes then outstanding with the amounts held in the Escrow Account upon ten (10) days’ prior notice to the Holders and the Trustee.

(b)                                 Optional Redemption on or After August 15, 2020. At any time and from time to time on and after August 15, 2020, the Company, at its option, may redeem the Notes, in whole or in part, upon not less than fifteen (15) nor more than sixty (60) days’ prior written notice to Holders and not less than twenty (20) days’ prior written notice to the Trustee (or such shorter timeline as the Trustee may agree), at the redemption prices (expressed as percentages of the principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest to but not including the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on an interest payment date falling on or prior to the redemption date), if redeemed during the 12-month period beginning on August 15 of each of the years set forth below.

Year	Redemption Price
2020	103.438%
2021	101.719%
2022 and thereafter	100.000%

(c)                                  Optional Redemption with Proceeds of Qualified Equity Offerings. At any time and from time to time prior to August 15, 2020, upon not less than fifteen (15) nor more than sixty (60) days’ prior written notice to Holders and not less than twenty (20) days’ prior written notice to the Trustee (or such shorter timeline as the Trustee may agree), the Company, at its option, may redeem up to 40% of the aggregate principal amount of the outstanding Notes (including any Additional Notes) at a redemption price equal to 106.875% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to but not including the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on an interest payment date falling on or prior to the redemption date) if:

(1)                                 such redemption is made with the net proceeds of one or more Qualified Equity Offerings;

(2)                                 at least 60% of the aggregate principal amount of the Notes (including any Additional Notes) issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company or its Subsidiaries); and

(3)                                 the redemption occurs within 90 days following the closing of such Qualified Equity Offering.

(d)                                 Optional Redemption at Make-Whole Price. At any time and from time to time prior to August 15, 2020, upon not less than fifteen (15) nor more than sixty (60) days’ prior written notice to Holders and not less than twenty (20) days’ prior written notice to the Trustee (or such shorter timeline as the Trustee may agree), the Company, at its option, may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes, plus the Applicable Premium as of, and accrued and unpaid interest to but not including the redemption date (subject to the right of Holders on the relevant record date to receive interest due on an interest payment date falling on or prior to the redemption date).

(e)                                  Optional Redemption before August 15, 2020.  At any time and from time to time prior to August 15, 2020, upon not less than fifteen (15) nor more than sixty (60) days’ prior written notice to Holders and not less than twenty (20) days’ prior written notice to the Trustee (or such shorter timeline as the Trustee may agree), the Company, at its option, may redeem up to 10% of the aggregate principal amount of the outstanding Notes (including any Additional Notes) during each twelve-month period commencing with the Issue Date, at a redemption price equal to 103% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to but not including the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on an interest payment date falling on or prior to the redemption date).

(f)                                   Notice of any redemption or any redemption in respect of the Notes may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of any related Qualified Equity Offering. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice of redemption shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived), or such redemption may not occur and such notice, upon written notice to the Trustee, may be rescinded in the event that any or all such conditions shall not have been satisfied (waived) by the redemption date as stated in such notice, or by the redemption date as so delayed; provided that in no event shall such redemption date be delayed to a date later than sixty (60) days after the date on which the original redemption notice was sent. The Company shall provide notice to the Trustee at least one Business Day prior to the then scheduled redemption date of the delayed redemption date or the rescinding of the redemption notice. The Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.

(g)                                  Unless the Company defaults in the payment of the applicable redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

SECTION 3.8 Offer to Purchase.

In the event that the Company shall be required to commence an Offer to Purchase pursuant to an Asset Sale Offer or a Change of Control Offer, the Company shall follow the procedures specified below.

On the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary in the case of an Asset Sale Offer, the Offer Amount of Notes or portions thereof validly tendered pursuant to the Offer to Purchase and not withdrawn; provided, however, that the authorized denominations of the Notes are maintained. All such Notes delivered in response of an Offer to Purchase shall be in $2,000 principal amounts or an integral multiple of $1,000 in excess thereof.

On the Purchase Date, the Company shall purchase the aggregate principal amount of Notes so accepted for payment (the “Offer Amount”). If the Purchase Date is on or after the interest record date and on or before the related interest payment date, accrued and unpaid interest, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to the Holders who tender Notes pursuant to the Offer to Purchase.

On or before 11:00 a.m. (New York City time) on each Purchase Date, the Company shall deposit with the Trustee or Paying Agent (other than the Company or a Subsidiary thereof) the aggregate purchase price equal to the Offer Amount, together with accrued and unpaid interest, if any, for all the Notes accepted for payment (taking into account the provisions of the immediately preceding paragraph). The Trustee or the Paying Agent shall promptly, following such payment to Holders, return to the Company any money deposited with the Trustee or Paying Agent by the Company in excess of the amounts necessary to pay the Offer Amount together with accrued and unpaid interest, if any, on the Notes accepted for payment and not withdrawn (taking into account the provisions of the immediately preceding paragraph). The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than three (3) Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, plus any accrued and unpaid interest, if any, on the Notes accepted for payment (taking into account the provisions of the immediately preceding paragraph), and the Company shall promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, shall authenticate and mail or deliver at the expense of the Company such new Note to such Holder, equal in principal amount to any unpurchased portion of such Holder’s Notes surrendered; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Offer to Purchase on or as soon as reasonably practicable after the Purchase Date.

Other than as specifically provided in this Section 3.8, any purchase pursuant to this Section 3.8 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

SECTION 3.9 Special Mandatory Redemption

On the Issue Date, the Escrow Issuer will enter into the Escrow and Security Agreement pursuant to which the Initial Purchasers and the Escrow Issuer (or one of the Escrow Issuer’s affiliates) will deposit the Escrow Property into the Escrow Account.  The Escrow Issuer will only be entitled to direct the Escrow Agent to release the Escrow Property in accordance with the terms of the Escrow and Security Agreement.  In the event that (1) the Escrow Issuer shall have notified the Trustee and the Escrow Agent in writing that the Acquisition will not be consummated on or prior to the Outside Date, (2) the Escrow Issuer shall have notified the Trustee and the Escrow Agent in writing that the Escrow Conditions will not be satisfied in full on or prior to the Outside Date, or (3) the Escrow Issuer shall have notified the Trustee and the Escrow Agent in writing that the Acquisition will not be consummated or that the Merger Agreement has been terminated (any such event, a “Special Mandatory Redemption Event”), the Escrow Agent or the Paying Agent shall release and deliver the Escrowed Funds to the Trustee not later than the third Business Day succeeding the date of any such notice (any such notice being referred to herein as “Special Redemption Notice”), and the Trustee or the Paying Agent will apply such Escrow Property to redeem all of the Notes (the “Special Mandatory Redemption”) at a price equal to 100% of the initial purchase price of such Note plus accrued and unpaid interest thereon to (but not including) the date fixed for such redemption (the “Special Mandatory Redemption Date”) as specified in the Special Redemption Notice, which date may be no later than five (5) Business Days after the Outside Date.  Concurrently with the delivery of the Special Redemption Notice, the Escrow Issuer will instruct the Trustee to, at the Escrow Issuer’s expense, send (by first-class mail to each Holder’s registered address or otherwise in accordance with the procedures of DTC) a notice that a Special Mandatory Redemption will occur on the Special Mandatory Redemption Date. Upon the consummation of the Acquisition, the foregoing provisions regarding the Special Mandatory Redemption will cease to apply.

SECTION 3.10 Mandatory Redemption.

The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes other than a Special Mandatory Redemption, if applicable, pursuant to Section 3.9; provided, however, that under certain circumstances, the Company may be required to offer to purchase the Notes described under Sections 4.10 and 4.14 hereof.  The Company may at any time and from time to time purchase the Notes in the open market or otherwise.

Article IV

COVENANTS

SECTION 4.1 Payment of Notes.

The Company shall pay or cause to be paid through the Paying Agent the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid for all purposes hereunder on the date the Paying Agent, if other than the Company or a Subsidiary thereof, holds, as of 11:00 a.m. (New York City time), money deposited by the Company in immediately available funds and designated for and sufficient to pay all such principal, premium, if any, and interest then due.  All of the funds provided to the Paying Agent must be in U.S. Dollars.

SECTION 4.2 Maintenance of Office or Agency.

The Company shall maintain an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.

The Company may also from time to time designate one (1) or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 4.3 Reports.

Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will provide the Trustee with such annual and quarterly reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and reports to be so provided at the times specified for the filing of such information, documents and reports under such Sections.

Notwithstanding the foregoing, the Company will not be required to furnish any information required by Rule 3-05, 3-09 or 3-10 of Regulation S-X.

The financial statements, information and other documents required to be provided as described above may be those of (i) the Company or (ii) any direct or indirect parent of the Company; provided that, if the financial information so delivered relates to such direct or indirect parent of the Company, and such parent conducts, transacts or engages in any material business or operations other than its direct or indirect ownership of all of the Equity Interests in, and its management, of the Company, the same is accompanied by a reasonably detailed description of the quantitative differences between the information relating to such parent, on the one hand, and the information relating to the Company and its Restricted Subsidiaries on a standalone basis, on the other hand.

The Company will not be required to provide the Trustee with any such information, documents or reports that are filed with the SEC and the Trustee shall have no responsibility whatsoever to determine if such reports and information have been filed with the SEC or to monitor the Company’s filings.

Notwithstanding anything herein to the contrary, the Company will not be deemed to have failed to comply with any of its obligations hereunder for purposes of Section 6.1(5) until 120 days after the date any report hereunder is due.

Any such reports delivered or filed by the Company with the Trustee shall be considered for informational purposes only and the Trustee’s receipt of such reports shall not constitute notice or actual knowledge of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).

SECTION 4.4 Compliance Certificate.

The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer’s Certificate stating, as to each such Officer signing such certificate, that, to his or her knowledge, each of the Company and the Guarantors is not in default as of the end of such fiscal year in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that, to his or her knowledge, no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer of the Company becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.5 Taxes.

The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency all material taxes, assessments and governmental levies, except such as are contested in good faith and by appropriate negotiations and proceedings and with respect to which appropriate reserves have been taken in accordance with GAAP or where the failure to effect such payment is not adverse in any material respect to the Holders.

SECTION 4.6 Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the

Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.7 Limitation on Restricted Payments.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless, at the time of such Restricted Payment:

(a)                                 no Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(b)                                 after giving effect to such Restricted Payment on a Pro Forma Basis, the Company could Incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to the provisions described in the first paragraph under Section 4.9; and

(c)                                  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the 2017 Notes Issue Date (excluding Restricted Payments permitted by clauses (ii) through (xii) and (xiv) through (xvii) of the next succeeding paragraph), shall not exceed the sum (without duplication) of:

(1)                                 50% of the Consolidated Net Income (or, if Consolidated Net Income shall be a deficit, minus 100% of such deficit) of the Company accrued on a cumulative basis during the period (taken as one accounting period) from and including October 1, 2017 and ending on the last day of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, plus

(2)                                 100% of the aggregate net proceeds (including the Fair Market Value of property other than cash) received by the Company subsequent to the 2017 Notes Issue Date either (i) as a contribution to its common equity capital or (ii) from the issuance or sale (other than to a Restricted Subsidiary) of its Equity Interests (other than Disqualified Stock); provided that (x) this shall apply only to the extent such net proceeds have not been used to make any Restricted Payments pursuant to clauses (ii) and (iii)(y) of the next succeeding paragraph and (y) such proceeds shall not include any Available Excluded Contribution Amount that has been used to make a Restricted Payment, plus

(3)                                 the amount equal to the sum of (x) the net reduction in Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary, subsequent to the 2017 Notes Issue Date, in any Person, resulting from payments of interest on Debt, dividends, repayments of loans or advances, repurchases, repayments or redemptions of such Investments by such Person; proceeds (including the Fair Market Value of property other than cash) representing the return of capital; and proceeds (including the Fair Market Value of property other than cash) received upon the sale or other disposition of such Investments and (y) in the event that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary, the portion (proportionate to the Company’s or any Restricted Subsidiary’s equity interest in such Subsidiary) of the Fair

Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is re-designated as a Restricted Subsidiary; provided, however, that the foregoing sum will not exceed, in the case of any such Person, the amount of Investments (other than Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary, plus

(4)                                 the amount by which Debt of the Company and its Restricted Subsidiaries is reduced on the Company’s balance sheet upon the conversion into or exchange (other than by a Restricted Subsidiary of the Company) subsequent to the 2017 Notes Issue Date for Equity Interests (other than Disqualified Stock) of the Company or any of its Restricted Subsidiaries (less the amount of any cash, or the Fair Market Value of any other property, distributed by the Company or any of its Restricted Subsidiaries (other than to the Company or any of its Restricted Subsidiaries) upon such conversion or exchange).

Notwithstanding the foregoing provisions, the Company and its Restricted Subsidiaries may take the following actions:

(i)                                     the payment of any dividend or distribution or the consummation of any redemption within sixty (60) days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of this Indenture;

(ii)                                  any Restricted Payment made in exchange for, or with the net proceeds from, the substantially concurrent issuance or sale (other than to a Restricted Subsidiary of the Company) of Equity Interests (other than Disqualified Stock) of the Company or a substantially concurrent equity contribution received by the Company or such Restricted Subsidiary;

(iii)                               the making of any payment (including a sinking fund payment) on or with respect to, or the purchase, repurchase, redemption, defeasance, acquisition or retirement for value of any Debt or Disqualified Stock of the Company or any of its Restricted Subsidiaries that is subordinate in right of payment to the Notes or to any Note Guarantee (A) with, in exchange for, or with the net proceeds from (x) an Incurrence of new Debt of the Company or any of its Restricted Subsidiaries, as the case may be, Incurred in accordance with this Indenture or (y) an issuance or sale of Equity Interests (other than Disqualified Stock) of the Company (or any direct or indirect parent of the Company), and/or any capital contribution in respect of such Equity Interests (other than any amount that has been added to the Available Excluded Contribution Amount), and (B) as a result of the conversion of all or any portion of such Debt or Disqualified Stock into Equity Interests of the Company (or any direct or indirect parent of the Company) (other than Disqualified Stock of the Company);

(iv)                              the purchase, repurchase, redemption, retirement or other acquisition for value of Equity Interests in the Company or any direct or indirect parent of the Company held by current or former officers, directors, employees or consultants (or their respective permitted transferees, estates or beneficiaries under their estates) of any such parent, the Company or any of its Restricted Subsidiaries; provided that the aggregate consideration paid for such purchase, repurchase, redemption, retirement or other acquisition for value of such Equity Interests does not exceed in any calendar year $20.0 million (plus the amount of net cash proceeds received by the Company and its Restricted Subsidiaries (a) in respect of “key-man” life insurance, (b) from the issuance of Equity Interests by the Company to members of management of the Company and its Subsidiaries, to the extent that those amounts did not provide the basis for any previous Restricted Payment and (c) amounts obtained by any direct or indirect parent of the Company (to the extent contributed to the Company or a Restricted Subsidiary) during the applicable calendar year from the sale of Equity Interests to other officers, directors, employees or consultants of such parent and its Subsidiaries in connection with any permitted compensation or incentive arrangements) in any calendar year; provided that any unused amounts in any fiscal year may be carried forward to one or more future periods; provided, further, that the aggregate amount of repurchases made pursuant to this clause (iv) may not exceed $40.0 million (plus the amount of net cash proceeds received by the Company and its Restricted Subsidiaries (a) in respect of “key-man” life insurance, (b) from the issuance of Equity Interests by the Company to members of management of the Company and its Subsidiaries, to the extent that those amounts did not provide the basis for any previous Restricted Payment, and (c) amounts obtained by any direct or indirect parent of the Company (to the extent contributed to the Company or a Restricted Subsidiary) during the applicable calendar year from the sale of Equity Interests to other officers, directors, employees or consultants of such parent and its Subsidiaries in connection with any permitted compensation or incentive arrangements) in any calendar year;

(v)                                 repurchases of Equity Interests deemed to occur upon the exercise of stock options, warrants or other convertible or exchangeable securities to the extent such Equity Interests represent all or a portion of the exercise price of those stock options, warrants or other convertible or exchangeable securities or all or a portion of any taxes required to be withheld in connection with such exercise;

(vi)                              the prepayment of Debt owed by the Company or any of its Restricted Subsidiaries to the Company or any of its Restricted Subsidiaries, the Incurrence of which was permitted pursuant to Section 4.9;

(vii)                           the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries issued or Incurred in compliance with Section 4.9 to the extent such dividends are included in the definition of “Consolidated Fixed Charges”;

(viii)                        the declaration of any dividend or distribution by any of the Company’s Restricted Subsidiaries to the holders of its Equity Interests on a pro rata basis;

(ix)                              upon the occurrence of (i) a Change of Control and after the completion of the Offer to Purchase pursuant to Section 4.14 or (ii) an Asset Sale to the extent that an

Offer to Purchase is required to be made in accordance with this Indenture and after the completion of the Offer to Purchase pursuant to Section 4.10 (including, in each case, the purchase of all Notes validly tendered (and not withdrawn), any purchase, defeasance, retirement, redemption or other acquisition of Debt that is contractually subordinated in right of payment to the Notes or any Note Guarantee required under the terms of such Debt as a result of such Change of Control or Asset Sale, as applicable;

(x)                                 payments or distributions of Equity Interests or Debt or other securities of an Unrestricted Subsidiary;

(xi)                              Restricted Payments to a direct or indirect parent of the Company in amounts sufficient to permit such parent to pay (or to make a dividend to permit any direct or indirect parent to pay):

(A)                               income tax obligations in each relevant jurisdiction, for so long as the Company or such Restricted Subsidiary is a member of the group filing a consolidated, combined, unitary, affiliated or other similar tax return with such parent, and only to the extent that such tax liability is directly attributable to the taxable income of the Company or such Restricted Subsidiary (that are included in such consolidated, combined, unitary, affiliated or other similar tax return), determined as if the Company or such Restricted Subsidiary filed a separate consolidated, combined, unitary, affiliated or other similar tax return as a stand-alone group and will be used to pay (or to make distributions to allow any direct or indirect parent to pay), promptly, and in any event within forty-five (45) days of the receipt thereof, the tax liability in each relevant jurisdiction in respect of such consolidated, combined, unitary, affiliated or other similar returns;

(B)                               franchise taxes and other fees, taxes and expenses required to maintain such parent’s corporate existence; and

(C)                               (i) operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), plus any reasonable and customary indemnification claims made by directors or officers of the Company (or any parent thereof) attributable to the ownership or operations of the Company and its Subsidiaries or (ii) fees and expenses otherwise (1) due and payable by the Company or any of its Subsidiaries and (2) permitted to be paid by the Company or such Subsidiary under this Indenture;

(xii)                           Restricted Payments in an amount not to exceed the portion, if any of the Available Excluded Contribution Amount on such date that the Company elects to apply to this clause (xii);

(xiii)                        so long as no Event of Default shall have occurred and be continuing or would occur as a consequence thereof, dividends and other distributions from the

Company to any direct or indirect parent of the Company in an aggregate amount per annum not to exceed 6% of the net cash proceeds received by or contributed to the Company from a capital contribution or the issuance or offering of its Equity Interests after the 2017 Notes Issue Date, other than (x) with respect to Disqualified Stock or (y) to the extent such proceeds constitute Available Excluded Contribution Amounts the Company has elected to apply to clause (xii) above;

(xiv)                       Restricted Payments, the proceeds of which are applied on the Escrow Release Date solely to effect the consummation of the Transactions;

(xv)                          additional Restricted Payments so long as the Consolidated Total Net Leverage Ratio for the Company’s most recently ended Four-Quarter Period for which internal financial statements are available immediately preceding the date on which any such Restricted Payment is made would have been no greater than 3.00 to 1.00, determined on a Pro Forma Basis;

(xvi)                       Restricted Payments with respect to the 2018 Senior Unsecured Notes so long as the Consolidated Secured Net Debt Ratio for the Company’s most recently ended Four-Quarter Period for which internal financing statements are available immediately preceding the date on which any such Restricted Payment is made would have been no greater than 4.50 to 1.00, determined on a Pro Forma Basis; and

(xvii)                    other Restricted Payments not in excess of $75.0 million in the aggregate.

For purposes of this Section 4.7, if any Investment or Restricted Payment would be permitted pursuant to one or more provisions described above and/or one or more of the exceptions contained in the definition of “Permitted Investments,” the Company may classify all or any portion of such Investment or Restricted Payment in any manner that complies with this Section 4.7 and may later reclassify from time to time all or any portion of such Investment or Restricted Payment so long as the Investment or Restricted Payment (as so reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.

If any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary in accordance with this Indenture, all such Investments previously made in such Person shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (c) of the first paragraph under this Section 4.7, in each case to the extent such Investments would otherwise be so counted.

For purposes of this Section 4.7, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets or securities, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment, and the Fair Market Value of any such non-cash portion shall be determined conclusively by the Board of Directors of the Company acting in good faith.

SECTION 4.8 Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.

The Company shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(i)                                     pay dividends or make any other distributions to the Company or any Restricted Subsidiary with respect to its Capital Stock or any other interest or participation in, or measured by, its profits or pay any Debt owed to the Company or any Restricted Subsidiary (it being understood that the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and the subordination of loans or advances made to the Company or any of its Restricted Subsidiaries to other Debt Incurred by the Company or any of its Restricted Subsidiaries shall not be deemed a restriction on the ability to pay any Debt or other Obligations);

(ii)                                  make any loans or advances to the Company or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any of its Restricted Subsidiaries to other Debt Incurred by the Company or any of its Restricted Subsidiaries shall not be deemed a restriction on the ability to make loans or advances); or

(iii)                               sell, lease or transfer any of its property or assets to the Company or any Restricted Subsidiary (it being understood that such transfers shall not include any type of transfer described in clause (i) or (ii) above).

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(a)                                 agreements or instruments in effect or entered into on the Issue Date, including agreements or instruments governing Debt outstanding on the Issue Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings or extensions thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings or extensions are not materially more restrictive, taken as a whole, as determined in good faith by the Company, with respect to such dividend and other payment restrictions than those contained in the agreements or instruments governing such Debt on the Issue Date;

(b)                                 an agreement relating to an acquisition of property, so long as the encumbrances or restrictions in any such agreement relate solely to the property so acquired (and are not or were not created solely in contemplation of or in connection with the acquisition thereof) and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings or extensions thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings or extensions are not materially more restrictive, taken as a whole, as determined in good faith by the Company, with respect to such dividend and other payment restrictions than those contained in the agreement prior to such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings or extensions;

(c)                                  any agreement or other instrument of a Person acquired by the Company or any of its Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings or extensions thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings or extensions are not materially more restrictive, taken as a whole, as determined in good faith by the Company, with respect to such dividend and other payment restrictions than those contained in such agreements or other instruments prior to such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings or extensions;

(d)                                 customary provisions restricting subletting or assignment of any property or asset that is subject to any lease, contract, or license of the Company or any of its Restricted Subsidiaries or provisions in agreements that restrict the assignment or transfer of such agreement or any rights thereunder;

(e)                                  applicable law, rule, regulation, order, approval, license, permit or similar restriction;

(f)                                   any restriction on the sale or other disposition of assets or property securing Debt as a result of a Permitted Lien on such assets or property;

(g)                                  the Note Documents, the ABL Credit Facility and the other Loan Documents (as defined in the ABL Credit Facility, as in effect on the Issue Date), the 2018 Senior Unsecured Notes Documents or the 2017 Notes Documents and in each case any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings or extensions thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings or extensions are not materially more restrictive, taken as a whole, as determined in good faith by the Company, with respect to such dividend and other payment restrictions than those contained in the Note Documents, the ABL Credit Facility and the other Loan Documents (as defined in the ABL Credit Facility), the 2018 Senior Unsecured Notes Documents or the 2017 Notes Documents, as the case may be, on the Issue Date;

(h)                                 restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(i)                                     customary provisions limiting the disposition or distribution of assets or property in partnership agreements, limited liability company organizational materials, stockholder agreements, joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, which limitation is applicable only to the assets (including Equity Interests of Subsidiaries) that are the subject of such agreements;

(j)                                    Liens permitted to be incurred under this Indenture, including under Section 4.12, that limit the right of the Company or any of its Restricted Subsidiaries to sell or dispose of the property or assets subject to such Liens;

(k)                                 any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(l)                                     customary arrangements entered into or incurred by and relating exclusively to a Receivables Subsidiary in connection with a Qualified Receivables Transaction that, in the good faith determination of the Company is reasonably necessary to effect such Qualified Receivables Transaction;

(m)                             (i) purchase money obligations for property acquired in the ordinary course of business and (ii) Capital Lease Obligations permitted under this Indenture that impose restrictions on the property purchased or leased of the nature described in clause (iii) of the preceding paragraph of this Section 4.8;

(n)                                 restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Company or any Restricted Subsidiary a party entered into in the ordinary course of business;

(o)                                 those arising in connection with any Hedging Obligations and/or Bank Product Obligations; and

(p)                                 other Debt of the Company or any of its Restricted Subsidiaries permitted to be Incurred subsequent to the Issue Date pursuant to Section 4.9; provided that the restrictions contained therein are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in this Indenture or would not materially adversely affect the Company’s ability to make anticipated principal and interest payments on the Notes, in each case, as determined in good faith by the Company.

Nothing contained in this Section 4.8 shall prevent the Company or any of its Restricted Subsidiaries from creating, incurring or suffering to exist any Permitted Lien or Permitted Collateral Lien.

SECTION 4.9 Limitation on Incurrence of Debt.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Debt (including Acquired Debt); provided, however, that the Company and any Guarantor may Incur Debt (including Acquired Debt) if, the Company’s Consolidated Fixed Charge Coverage Ratio most recently ended Four-Quarter Period for which internal financial statements are available on or immediately preceding the date on which such additional Debt is Incurred, would have been at least 2.00 to 1.00, calculated on a Pro Forma Basis (including a pro forma application of the net proceeds therefrom).

Notwithstanding the first paragraph of this Section 4.9, the Company and its Restricted Subsidiaries may Incur Permitted Debt.

For purposes of determining compliance with this Section 4.9, (x) Guarantees or obligations with respect to letters of credit supporting Debt otherwise included in the determination of the amount of Debt shall not be included and (y) in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt and/or would have been permitted to have been Incurred pursuant to the first paragraph of this Section 4.9, the Company, in its sole discretion, may classify, and from time to time may reclassify, all or any portion of such item of Debt as being within one or more of such categories or as being Debt permitted to be Incurred pursuant to the first paragraph of this Section 4.9; provided that all Indebtedness outstanding under the ABL Credit Facility on the Issue Date shall be treated as incurred on the Issue Date under clause (i) of the definition of “Permitted Debt”.  Debt permitted by this Section 4.9 need not be permitted solely by reference to one provision permitting such Debt but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.9 permitting such Debt.

The accrual of interest and dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest on any Debt in the form of additional Debt, the payment of dividends on Equity Interests in the forms of additional shares of Equity Interests with the same terms, and changes to amounts outstanding in respect of Hedging Obligations solely as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder will not be deemed to be an Incurrence of Debt.

For purposes of determining compliance with any U.S. Dollar-denominated restriction on the Incurrence of Debt, the U.S. Dollar-equivalent principal amount of Debt denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Debt was Incurred, in the case of term Debt, or first committed, in the case of revolving credit Debt ;provided that if such Debt is Incurred to refinance other Debt denominated in a foreign currency, and such refinancing would cause the applicable U.S. Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Debt does not exceed the principal amount of such Debt being refinanced (plus interest or premiums, defeasance costs, underwriting discounts and fees and expenses incurred in connection therewith). Notwithstanding any other provision of this Section 4.9, any increase in the U.S. Dollar equivalent of outstanding Debt of the Company or any of its Restricted Subsidiaries denominated in a currency other than U.S. Dollars resulting from fluctuations in the exchange values of currencies will not be considered to be an Incurrence of Debt for purposes of this Section 4.9; provided that the amount of Debt of the Company and its Restricted Subsidiaries outstanding at any time for purposes of covenant compliance will be the U.S. Dollar equivalent of all such Debt of the Company and its Restricted Subsidiaries outstanding at such time.

In the event an item of Debt (or any portion thereof) is Incurred as Permitted Debt on the same date that an item of Debt is Incurred under the first paragraph of this Section 4.9, then the Consolidated Fixed Charge Coverage Ratio will be calculated with respect to such Incurrence under the first paragraph of this Section 4.9 without regard to any Incurrence of such Permitted Debt. Unless the Company elects otherwise, the Incurrence of Debt will be deemed Incurred first under the first paragraph of this Section 4.9 to the extent permitted, with the balance Incurred as Permitted Debt.

The Company will not, and will not permit any Guarantor to Incur, any Debt that pursuant to its terms is subordinate or junior in right of payment to any other Debt of the Company or such Guarantor, unless such Debt is also subordinated in right of payment to the Notes or the Note Guarantee of such Guarantor, as the case may be, on substantially identical terms; provided that Debt will not be considered subordinate or junior in right of payment to any other Debt solely by virtue of being unsecured or by virtue of being secured on a junior lien or priority basis.

SECTION 4.10 Limitation on Asset Sales.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)                                 The Company or the Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)                                 at least 75% of the consideration received by the Company or such Restricted Subsidiary, as the case may be, in such Asset Sale is in the form of cash, Cash Equivalents or Replacement Assets; provided that to the extent the assets disposed of constituted Collateral, any Replacement Assets received constitute Collateral.

For purposes of this provision, each of the following will be deemed to be cash:

(a)                                 any liabilities (as shown on the most recent consolidated balance sheet of the Company (or any direct or indirect parent of the Company) or in the notes thereto or, if incurred, increased, or decreased subsequent to the date of such balance sheet, such liabilities that would have been reflected on such balance sheet or in the notes thereto if such incurrence, increase or decrease had taken place on the date of such balance sheet, as reasonably determined in good faith by the Company) of the Company or a Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee (or a third party on behalf of the transferee) of any such assets pursuant to an agreement that releases or indemnifies the Company or such Restricted Subsidiary (or a third party on behalf of the transferee), as the case may be, from further liability;

(b)                                 any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (b), less the amount of cash or Cash Equivalents received in connection with a subsequent sale, redemption or payment of, or collected on or with respect to any such Designated Non-cash Consideration, not to exceed 5.0% of Consolidated Total Assets at the time of receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash

Consideration being measured at the time received and without giving effect to subsequent changes in value); and

(c)                                  any securities, notes or other obligations or assets received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 180 days of their receipt to the extent of the cash or Cash Equivalents received in that conversion;

Within 365 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Company or the applicable Restricted Subsidiary, as the case may be, may apply (or cause to be applied) such Net Cash Proceeds at its option:

(1)                                 (x) to the extent such Net Cash Proceeds constitute proceeds from the sale of Collateral, to repay First Lien Obligations, or (y) to the extent such Net Cash Proceeds constitute proceeds from the sale of assets not constituting Collateral, to repay any Debt of a Restricted Subsidiary that is not a Guarantor;

(2)                                 to prepay, repay or purchase (or offer to prepay, repay or purchase, as applicable) the Notes and any other Additional Second Lien Obligations on a pro rata basis; provided that any repayment, prepayment or purchase of (or offer to repay, prepay or purchase) obligations under the Notes shall be made (x) as provided in Section 3.7, (y) through open-market purchases (to the extent such purchases are at or above 100% of the principal amount of the Notes purchased, plus accrued and unpaid interest to but excluding the date of purchase) or (z) by making an Offer to Purchase (in accordance with the procedures set forth below with respect to Excess Proceeds) to all holders of Notes to purchase their Notes (at a purchase price of 100% of the principal amount of the Notes purchased, plus accrued and unpaid interest to but excluding the date of purchase);

(3)                                 to make capital expenditures or expenditures for maintenance, repair or improvement of existing properties and assets; provided that to the extent such Net Cash Proceeds constitute proceeds from the disposition of Collateral, such properties and assets constitute Collateral;

(4)                                 to acquire Replacement Assets; provided that to the extent such Net Cash Proceeds constitute proceeds from the disposition of Collateral, such Replacement Assets also constitute Collateral; or

(5)                                 any combination of the foregoing;

or enter into a binding commitment regarding clauses (3) or (4) above; provided that such binding commitment shall be treated as a permitted application of Net Cash Proceeds from the date of such commitment until the earlier of (x) the date on which such acquisition or expenditure is consummated and (y) the 180th day following the expiration of the aforementioned 365 day period. If such acquisition or expenditure is not consummated on or before such 180th day and the Company or such Restricted Subsidiary shall not have applied such Net Cash Proceeds pursuant to clauses (1) through (5) of this paragraph on or before such 180th day, such commitment shall be deemed not to have been a permitted application of Net Cash Proceeds on such 180th day.

Pending the final application of any such Net Cash Proceeds, the Company or a Restricted Subsidiary may temporarily reduce Debt under Credit Facilities or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by this Indenture.

Any Net Cash Proceeds from Asset Sales that are not applied or invested as provided in the third paragraph of this Section 4.10 will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $50.0 million, within thirty days thereof, the Company will make an Offer to Purchase to all Holders and all holders of Pari Passu Debt containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, in each case, equal to the maximum principal amount of Notes and such other Pari Passu Debt that may be purchased out of the Excess Proceeds. The offer price in any such Offer to Purchase will be equal to 100% of the principal amount of the Notes purchased, plus accrued and unpaid interest to but excluding the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of such an Offer to Purchase, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture and such remaining amount shall not be added to any subsequent Excess Proceeds for any purpose under this Indenture. If the aggregate principal amount of Notes and such other Pari Passu Debt tendered into such Offer to Purchase exceeds the amount of Excess Proceeds, the Trustee will select the Notes and the Company will select such other Pari Passu Debt to be purchased on a pro rata basis as between the Notes and Pari Passu Debt. Upon completion of each Offer to Purchase, the amount of Excess Proceeds will be reset at zero. Any such Offer to Purchase will be conducted in accordance with the procedures specified in Section 3.8.

To the extent that any portion of Net Cash Proceeds payable in respect of the Notes is denominated in a currency other than U.S. Dollars, the amount thereof payable in respect of the Notes shall not exceed the net amount of funds in U.S. Dollars that is actually received by the Company upon converting such portion into U.S. Dollars.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with Section 3.8 or this Section 4.10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.8 or this Section 4.10 by virtue of such compliance.

SECTION 4.11 Limitation on Transactions with Affiliates.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from in any transaction or series of related transactions, or enter into or make or amend, any contract, agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $10.0 million, unless:

(i)                                     such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that could reasonably have been obtained in a comparable arm’s-length transaction by the Company or such Restricted Subsidiary with an unaffiliated third party; and

(ii)                                  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, the Company delivers to the Trustee a resolution adopted by the Board of Directors of the Company approving such Affiliate Transaction and an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (i) above.

The foregoing limitation does not limit, and shall not apply to:

(i)                                     Permitted Investments and/or other Restricted Payments that are permitted by Section 4.7;

(ii)                                  the payment of any fees or expenses incurred or paid by the Company and any Restricted Subsidiary in connection with the Transactions;

(iii)                               any employment or consulting agreement, director’s engagement agreement, employee benefit plan, officer or director indemnification agreement, severance arrangement, compensation or any similar arrangement entered into by the Company (or any direct or indirect parent thereof) or any of its Restricted Subsidiaries in the ordinary course of business or approved in good faith by the relevant Board of Directors and payments pursuant thereto;

(iv)                              the payment of reasonable fees, reasonable out of pocket costs, compensation and other benefits (including retirement, health, stock, option, deferred compensation and other benefit plans), reimbursements and indemnities paid to, or provided on behalf of, or for the benefit of, former, current or future directors, officers, employees, managers and consultants of any direct or indirect parent of the Company, the Company or any of its Restricted Subsidiaries to the extent attributable to the ownership or operation of the Company and its Restricted Subsidiaries;

(v)                                 payments to any future, current or former employee, director, officer or consultant of Company (any direct or indirect parent thereof) or any of its Subsidiaries pursuant to a management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement and any employment agreements, stock option plans and other compensatory arrangements (and any successor plans thereto) and any health, disability and similar insurance or benefit plans or supplemental executive retirement benefit plans or arrangements with any such employees, directors, officers or consultants that are, in each case, approved by the Company in good faith;

(vi)                              transactions between or among the Company and one or more of its Restricted Subsidiaries (including any Person that becomes a Restricted Subsidiary in connection with such transaction) or between or among one or more Restricted

Subsidiaries (including any Person that becomes a Restricted Subsidiary in connection with such transaction);

(vii)                           any transaction with a Person which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns, directly or indirectly, Equity Interests of or otherwise controls such Person

(viii)                        the issuance or sale of Capital Stock or other Equity Interests of any direct or indirect parent of the Company to the management of the Company, any of its Restricted Subsidiaries (or any direct or indirect parent thereof), or any of their respective subsidiaries pursuant to employee and severance arrangements in the ordinary course of business, or to any director, officer, employee or consultant (or their respective estates, investment funds, investment vehicles, spouses or former spouses) of the Company, any of the Company’s subsidiaries or any direct or indirect parent of the Company and the granting and performing of reasonable and customary registration rights;

(ix)                              any agreement, instrument or arrangement as in effect on the Issue Date (including agreement, instrument or arrangement underlying affiliate transactions described in this offering memorandum), and any transactions contemplated thereby and amendments or modifications thereto or replacements thereof, so long as any such amendment, modification or replacement is not disadvantageous in any material respect to the Holders, taken as a whole, as compared to the original agreement, instrument or arrangement in effect on the Issue Date;

(x)                                 transactions as to which the Company or any Restricted Subsidiary delivers to the Trustee a written opinion of an investment banking, accounting, consulting or appraisal firm of national standing in the United States to the effect that the transaction complies with clause (i) above or is fair, from a financial point of view or otherwise, to the Company or the Restricted Subsidiary that is a party thereto, as the case may be;

(xi)                              any contribution of capital to the Company or any Restricted Subsidiary otherwise permitted hereunder;

(xii)                           transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case, in the ordinary course of business or consistent in all material respects with past practice and which are (x) in the good faith determination of the Company (including by senior management or the board thereof), fair to the Company and its Restricted Subsidiaries or (y) on terms that are not less favorable, taken as a whole, to the Company or such Restricted Subsidiary, than those that might reasonably have been obtained in a comparable arm’s-length transaction with an unaffiliated third party;

(xiii)                        sales or other dispositions of accounts receivable and related assets and interests therein of the type specified in the definition of “Qualified Receivables Transaction” to a Receivables Subsidiary in a Qualified Receivables Transaction and Permitted Investments and other transactions in connection with a Qualified Receivables

Transaction and any other Standard Securitization Undertakings in connection with a Qualified Receivables Transaction;

(xiv)                       the entering into of a tax sharing agreement, or payments pursuant thereto, between the Company and one or more Restricted Subsidiaries, on the one hand, and any other Person (including any direct or indirect parent of the Company) with which the Company and/or such Restricted Subsidiaries files a consolidated tax return; provided that any such tax sharing agreement, or payment pursuant thereto, shall be on customary terms to the extent attributable to the ownership or operation of the Company and the relevant Restricted Subsidiaries;

(xv)                          any merger, amalgamation, arrangement, consolidation or other reorganization of the Company with an Affiliate solely for the purpose and with the sole effect of forming a holding company or reincorporating the Company in a new jurisdiction;

(xvi)                       transactions between the Company or any of its Restricted Subsidiaries and any Person that is an Affiliate solely because one or more of its directors is also a director of the Company or any of its Restricted Subsidiaries; provided that such director abstains from voting as a director of the Company or such Restricted Subsidiary, as the case may be, on any matter involving such other Person;

(xvii)                    any issuance or sale of Capital Stock (other than Disqualified Stock) to Affiliates of the Company and any agreement that grants registration and other customary rights in connection therewith or otherwise to the direct or indirect securityholders of the Company (and the performance of such agreements);

(xviii)                 (A) investments by Affiliates (other than any direct or indirect parent of the Company or any such parent’s subsidiaries) in securities of the Company or any of the Restricted Subsidiaries (and payment of reasonable out-of-pocket expenses incurred in connection therewith) so long as (x) the investment is being offered generally to investors on the same or more favorable terms and (y) the investment constitutes less than 10.0% of the proposed issue amount of such class of securities, and (B) transactions with Affiliates solely in their capacity as holders of Debt or Equity Interests of the Company or any of the Restricted Subsidiaries, so long as such transaction is with all holders of such class (and there are such non-Affiliate holders) and such Affiliates are treated no more favorably than all other holders of such class generally;

(xix)                       any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by, merged into or amalgamated, arranged or consolidated with the Company or any of its Restricted Subsidiaries; provided that such agreement was not entered into in contemplation of such acquisition, merger, amalgamation, arrangement or consolidation and any amendment thereto (so long as any such amendment is not materially more disadvantageous to the Company or such Restricted Subsidiary in the good faith judgment of Senior Management or the Board of Directors of the Company, when taken as a whole, as compared to the applicable agreement as in effect on the date of such acquisition, merger, amalgamation, arrangement or consolidation);

(xx)                          any lease entered into between the Company or any Restricted Subsidiary, as lessee, and any Affiliate of the Company, as lessor, in the ordinary course of business, and any lease, sublease, license or sublicense of intellectual property in the ordinary course of business;

(xxi)                       pledges of Equity Interests of Unrestricted Subsidiaries to support the Debt of any such Unrestricted Subsidiary; and

(xxii)                    payments to and from and transactions with any joint venture in the ordinary course of business; provided that such joint venture is not controlled by an Affiliate (other than a Restricted Subsidiary) of the Company.

SECTION 4.12 Limitation on Liens.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur or assume any Lien of any kind securing Debt on the Collateral, except Permitted Collateral Liens.

For purposes of determining compliance with this Section 4.12, in the event that a proposed Lien (or a portion thereof) meets the criteria of more than one of the categories described in one or more of the clauses contained in the definition of “Permitted Liens,” the Company will be entitled to divide or classify (or later divide, classify or reclassify in whole or in part in its sole discretion) such Lien (or any portion thereof) among one or more clauses contained in the definition of “Permitted Liens” in a manner that otherwise complies with this Section 4.12. In the event a Lien (or any portion thereof) is Incurred under clause (mm) of the definition of “Permitted Liens” on the same date that a Lien is incurred under a different clause of the definition of “Permitted Liens”, then the Consolidated Secured Net Debt Ratio will be calculated with respect to such Incurrence under such clause (mm) without regarding to any Incurrence of such other Permitted Lien.

SECTION 4.13 Limitation on Sale and Leaseback Transactions.

The Company shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless:

(i)                                     the consideration received in such Sale and Leaseback Transaction is at least equal to the Fair Market Value of the property that is the subject of such Sale and Leaseback Transaction, and in the case of any Sale and Leaseback Transaction with a Fair Market Value equal to or greater than $20.0 million, such Fair Market Value is certified to the Trustee in an Officer’s Certificate;

(ii)                                  the Company or the Restricted Subsidiary could have incurred an aggregate amount of such Debt in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction under Section 4.9; and

(iii)                               if such Sale and Leaseback Transaction constitutes an Asset Sale, the transfer of assets in such Sale and Leaseback Transaction is permitted by, and the Company or such Restricted Subsidiary, as the case may be, applies the Net Cash Proceeds of such transaction in compliance with Section 4.10.

SECTION 4.14 Offer to Purchase upon a Change of Control.

Upon the occurrence of a Change of Control, the Company will be required to make an Offer to Purchase (a “Change of Control Offer”) all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price (the “Purchase Price”) in cash equal to 101% of the principal amount of the Notes tendered, plus accrued and unpaid interest to but not including the Purchase Date (subject to the right of Holders on the relevant record date to receive interest due on an interest payment date falling on or prior to the Purchase Date). For purposes of the foregoing, a Change of Control Offer shall be deemed to have been made if (i) within thirty (30) days following a Change of Control, the Company commences an Offer to Purchase all outstanding Notes at the Purchase Price and (ii) all Notes validly tendered (and not withdrawn) pursuant to the Offer to Purchase are purchased in accordance with the terms of such Offer to Purchase. Any Change of Control Offer will be conducted in accordance with the procedures specified in Section 3.8.

The Company will not be required to make a Change of Control Offer if (i) a third party makes such Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered (and not withdrawn) under such Change of Control Offer or (ii) a notice of redemption for all of the outstanding Notes has been given pursuant to Section 3.7. An Offer to Purchase may be made in advance of a Change of Control(an “Advanced Offer to Purchase”), conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time such Advanced Offer to Purchase is made. The Company will not be required to make another Change of Control Offer if an Advanced Offer to Purchase has already been made.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with any Offer to Purchase described above. To the extent that the provisions of any securities laws or regulations conflict with Section 3.8 or this Section 4.14, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.8 or this Section 4.14 by virtue of such compliance.

In the event that Holders of not less than 90% of the aggregate principal amount of the outstanding Notes accept a Change of Control Offer (or Advanced Offer to Purchase) and the Company purchases all of the Notes held by such Holders, within 90 days of such purchase, the Company will have the right, upon not less than fifteen (15) days’ nor more than sixty (60) days’ prior notice, to redeem all of the Notes that remain outstanding following such purchase at the Purchase Price plus, to the extent not included in the Purchase Price, accrued and unpaid interest on the Notes to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

SECTION 4.15 Maintenance of Properties, Corporate Existence and Insurance.

Subject to and in compliance with the provisions of Article X and the provisions of the applicable Security Documents, all property (including equipment) material to, and used or useful in the conduct of the business of, the Company and its Restricted Subsidiaries, taken as whole, shall be maintained and kept in good operating condition and working order (ordinary wear and tear and casualty loss excepted), and the Company and its Restricted Subsidiaries shall make any repairs, replacements and improvements thereto as they determine to be reasonable and prudent; provided that the Company. and its Restricted Subsidiaries shall not be obligated to comply with the foregoing provisions of this Section 4.15 to the extent that the failure to do so would not result in a material adverse effect on the ability of the Company and its Restricted Subsidiaries to satisfy their obligations under the Notes, the Guarantees, this Indenture and the Security Documents.

The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership, limited liability company or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided that (a) this Section 4.15 shall not apply to any transaction or series of transactions to which Article V is applicable and (b) the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors of the Company shall determine, in its discretion, that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries and that the loss thereof would not result in a material adverse effect on the ability of the Company and its Restricted Subsidiaries to satisfy their obligations under the Notes, the Guarantees, this Indenture and the Security Documents.

The Company will provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) on its and its Subsidiaries business and the Collateral, with recognized, financially sound insurers or with the government of the United States of America, or an agency or instrumentality thereof, in such amounts, with such deductibles and by such methods as are determined by the Company in good faith to be reasonable and prudent, taking into account the risks that are usually insured against in the same general area by companies engaged in the same business or a business that the Company deems reasonably similar (in each case, after giving effect to any self-insurance determined by the Company to be reasonable and prudent).

SECTION 4.16 Limited Condition Transactions.

When calculating the availability under any basket or ratio under this Indenture or compliance with any provision of this Indenture in connection with any Limited Condition Transaction, any actions or transactions related thereto (including, without limitation, acquisitions, Investments, the Incurrence of Debt and the use of proceeds therefrom, the incurrence of Liens and Restricted Payments), and determining compliance with Defaults and Events of Default, in each case, at the option of the Company (the Company’s election to exercise such option, an “LCT Election”), the date of determination for availability under any such basket or ratio and whether any such action or transaction is permitted (or any requirement or condition therefor is complied with or satisfied (including, without limitation, as to the absence of any continuing Default or Event of Default)) under this Indenture shall be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (or, if applicable, the date of delivery of an irrevocable notice or similar event) (the “LCT Test Date”), and if, after giving effect to the Limited Condition Transaction and any actions or transactions related thereto (including, without limitation, acquisitions, Investments, the Incurrence of Debt and the use of proceeds therefrom, the incurrence of Liens and Restricted Payments) on a Pro Forma Basis, the Company or any of its Restricted Subsidiaries would have been permitted to take such actions or consummate such transactions on the relevant LCT Test Date in compliance with such ratio, test or basket (and any related requirements and conditions), such ratio, test or basket (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes under this Indenture (in the case of Debt, for example, whether such Debt is committed, issued or otherwise Incurred at the LCT Test Date or at any time thereafter); provided, that compliance with such ratios, tests or baskets (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction or any actions or transactions related thereto (including, without limitation, acquisitions, Investments, the Incurrence of Debt and the use of proceeds therefrom, the incurrence of Liens and Restricted Payments).

For the avoidance of doubt, if the Company has made an LCT Election, (1) if any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated EBITDA or Consolidated Total Assets of the Company or the Person subject to such Limited Condition Transaction, such baskets, tests or ratios will not be deemed to have been exceeded or failed to have been complied with as a result of such fluctuations; (2) if any related requirements and conditions (including as to the absence of any continuing Default or Event of Default) for which compliance or satisfaction was determined or tested as of the LCT Test Date would at any time after the LCT Test Date not have been complied with or satisfied (including due to the occurrence or continuation of an Default or Event of Default), such requirements and conditions will not be deemed to have been failed to be complied with or satisfied (and such Default or Event of Default shall be deemed not to have occurred or be continuing); and (3) in calculating the availability under any ratio, test or basket in connection with any action or transaction unrelated to such Limited Condition Transaction following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or date for redemption, purchase or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be determined or tested giving pro forma effect to such Limited Condition Transaction.

SECTION 4.17 Additional Note Guarantees.

After the Escrow Release Date, the Company will cause each existing and subsequently acquired or organized direct or indirect wholly-owned U.S. organized Restricted Subsidiary that guarantees the Debt under the ABL Credit Facility or any other Debt for borrowed money in a principal amount in excess of $40.0 million to Guarantee the Notes (collectively, the “Guarantors”).

Any Restricted Subsidiary that becomes a Guarantor after the Escrow Release Date shall execute (i) a supplemental indenture, in accordance with the terms of this Indenture, pursuant to which such Restricted Subsidiary shall unconditionally Guarantee, on a senior secured basis, all of the Company’s Obligations under the Notes upon the terms set forth in this Indenture and (ii) a joinder agreement to the applicable Security Documents defining the terms of the security interests that secure payment and performance when due of the Notes, and take all actions required by the Security Documents to cause the Note Liens created thereunder to be duly perfected in accordance with applicable law (subject to Section 4.19 hereof), including the execution and delivery of other applicable Security Documents and the filing of financing statements in the jurisdictions of incorporation or formation of the Company and the Guarantors.

SECTION 4.18 Limitation on Creation of Unrestricted Subsidiaries.

The Company may designate any of its Subsidiaries to be an “Unrestricted Subsidiary” as provided below, in which event such Subsidiary and each other Person that is a Subsidiary of such Subsidiary will be deemed to be an Unrestricted Subsidiary.

“Unrestricted Subsidiary” means:

(i)                                     any Subsidiary of the Company designated as such by the Board of Directors of the Company after the Issue Date as set forth below; and

(ii)                                  any Subsidiary of an Unrestricted Subsidiary.

After the Issue Date, the Company may designate any Subsidiary of the Company to be an Unrestricted Subsidiary unless after giving effect to such designation, such Subsidiary would own any Equity Interests of, or would own or hold any Lien on any property of, any other Restricted Subsidiary of the Company; provided that either:

(x)                                 the Subsidiary to be so designated has total assets (determined on a consolidated basis in accordance with GAAP) of $100,000 or less; or

(y)                                 the Company could make a Restricted Payment or Permitted Investment in an amount equal to the greater of the Fair Market Value or book value of such Subsidiary pursuant to Section 4.7 and such amount is thereafter treated as a Restricted Payment or Permitted Investment, as applicable, for the purpose of calculating the amount available for Restricted Payments or Permitted Investments thereunder.

An Unrestricted Subsidiary may be designated as a Restricted Subsidiary if (i) all the Debt of such Unrestricted Subsidiary could be Incurred under Section 4.9 and (ii) all the Liens on the property and assets of such Unrestricted Subsidiary could be incurred under Section 4.12.

SECTION 4.19 Creation and Perfection of Certain Security Interests After the Escrow Release Date.

The Company and the Guarantors shall use their respective commercially reasonable efforts to do or cause to be done all acts and things that would be required, including obtaining any required consents from third parties, to have all security interests in the Collateral duly created and enforceable and perfected, to the extent required by the Security Documents, in each case, promptly following the Escrow Release Date, but in no event later than 120 days thereafter. Failure to obtain such consents and create and perfect a security interest in such Collateral within such period constitutes an Event of Default if and to the extent provided under clause (9) under Section 6.1. Notwithstanding the foregoing, if after using commercially reasonable efforts such a security interest in an asset could not be created or perfected because a third party consent had not been obtained or local law did not permit a security interest to more than one secured party, the Company will not be required to create or perfect such security interest. For the avoidance of doubt, references in this paragraph to Collateral do not include Excluded Assets. Neither the Trustee nor the Collateral Agent on behalf of the holders of the Notes has any duty or responsibility to see to or monitor the performance of the Company and the Guarantors with regard to these matters.

SECTION 4.20 Further Assurances.

The Company and each of the Guarantors shall execute and deliver such additional instruments, certificates or documents, and take all such further actions as may be reasonably required from time to time in order to:

(1)                                 carry out more effectively the purposes of the Security Documents;

(2)                                 create, grant, perfect and maintain the validity, effectiveness and priority (subject to Permitted Collateral Liens) of any of the Security Documents and the Liens created, or intended to be created, by the Security Documents; and

(3)                                 ensure the protection and enforcement of any of the rights granted or intended to be granted to the Collateral Agent or Trustee under any other instrument executed in connection therewith

SECTION 4.21 Suspension of Covenants.

(a)                                 The covenants contained in Section 4.7; Section 4.8; Section 4.9; Section 4.10; Section 4.11; clauses (ii) and (iii) of Section 4.13 and clause (vii) of Section 5.1 (collectively, the “Suspended Covenants”) will not apply during any period during which the Notes have an Investment Grade Status (a “Suspension Period”).

(b)                                 Additionally, during any Suspension Period, the Company will no longer be permitted to designate any Restricted Subsidiary as an Unrestricted Subsidiary.

(c)                                  In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “ Reversion Date”) the Notes cease to have Investment Grade Status, then the Suspended Covenants will apply with respect to events occurring following the Reversion Date (unless and until the Notes subsequently attain an Investment Grade Status, in which case the Suspended Covenants will again be suspended for such time that the Notes maintain an Investment Grade Status); provided, however, that no Default, Event of Default or breach of any kind will be deemed to exist under any of the Note Documents with respect to the Suspended Covenants, and none of the Company or any of its Subsidiaries will bear any liability for any actions taken or events occurring during a Suspension Period and before any related Reversion Date, or any actions taken at any time pursuant to any contractual obligation or binding commitment arising prior to such Reversion Date, regardless of whether those actions or events would have been permitted if the applicable Suspended Covenant had remained in effect during such period.

On each Reversion Date, all Debt Incurred during the Suspension Period prior to such Reversion Date will be deemed to be Debt existing on the Issue Date. For purposes of calculating the amount available to be made as Restricted Payments under clause (c) of the first paragraph of Section 4.7 on or after the Reversion Date, such calculations shall be made as though such covenant had been in effect during the entire period of time after the Issue Date (including the Suspension Period).

Restricted Payments made during the Suspension Period not otherwise permitted pursuant to any of clauses (ii) through (xvi) under the second paragraph of Section 4.7 will reduce the amount available to be made as Restricted Payments under clause (c) of the first paragraph of Section 4.7; provided that the amount available to be made as Restricted Payments on the Reversion Date shall not be reduced to below zero solely as a result of such Restricted Payments. In addition, for purposes of the other Suspended Covenants all agreements entered into and all actions taken during the Suspension Period, including the Incurrence of Debt shall be deemed to have been taken or to have existed prior to the Issue Date.

The Company, in an Officer’s Certificate, shall provide the Trustee notice of any Suspension Period or Reversion Date. The Trustee will have no obligation to (i) independently determine or verify if such events have occurred, (ii) make any determination regarding the impact of actions taken during the Suspension Period on the Company’s future compliance with its covenants or (iii) notify the Holders of a Suspension Period or Reversion Date.

SECTION 4.22 Mandatory Merger and Assumption; Activities of the Escrow Issuer.

(a)                          Concurrently with or immediately after satisfaction of the Escrow Conditions, (i) the Escrow Merger shall be consummated, and (ii) WSII shall assume all the obligations of the Escrow Issuer under this Indenture and the Notes, and become the “Company” hereunder, and shall cause each of the Guarantors to become a Guarantor hereunder, in each case, pursuant to a supplemental indenture substantially in the form of Exhibit E hereto.

(b)                          Prior to the consummation of the Acquisition and the satisfaction of the Escrow Conditions:

(i)                                           the Escrow Issuer will comprise a limited purpose corporation whose primary activities are restricted to issuing the Notes, issuing the 2018 Senior Unsecured Notes, issuing capital stock to, and receiving capital contributions from, WSII, performing its obligations in respect of the Notes under this Indenture and the Escrow and Security Agreement, performing its obligations under the 2018 Senior Unsecured Notes under the 2018 Senior Unsecured Notes Indenture and the escrow agreement entered into in connection therewith and consummating the Escrow Conditions (and the similar escrow conditions with respect to the 2018 Senior Unsecured Notes) or redeeming the Notes as set forth above under Section 3.9 with respect to any Special Mandatory Redemption, and conducting such other activities as are necessary or appropriate to carry out the activities described above. The Escrow Issuer may not own, hold or otherwise have any interest in any asset other than the proceeds of the Notes and other amounts on deposit in the Escrow Account, the proceeds of the 2018 Senior Secured Notes and other amounts on deposit in any escrow account into which such proceeds are deposited and cash.

(ii)                                  the Escrow Issuer will not engage in any business activity or enter into any transaction or agreement (including, without limitation, making any restricted payment, incurring any debt (other than the 2018 Senior Unsecured Notes), incurring any Liens except in favor of the holders of the Notes (other than Liens with respect to the escrow account for the benefit of the trustee and/or holders of the 2018 Senior Unsecured Notes), entering into any merger, consolidation or sale of all or substantially all of its assets or engaging in any transaction with its Affiliates) except in the ordinary course of business or reasonably necessary to effectuate the Acquisition substantially in accordance with the description of the Acquisition set forth in the Offering Memorandum, together with such amendments, modifications and waivers that are not, individually or in the aggregate, materially adverse to the Company and its Subsidiaries (after giving effect to the consummation of the Acquisition), taken as a whole, or to the Holders of the Notes, as determined by the Company in good faith, and may not own, hold or otherwise have any interest in any asset other than the proceeds of the Notes and other amounts on deposit in the Escrow Account, the proceeds of the 2018 Unsecured Notes and other amounts on deposit in a separate escrow account to secure the 2018 Unsecured Notes and cash.

SECTION 4.23 Covenant Compliance Prior to the Escrow Release Date.

On and following the Escrow Release Date, all restrictive covenants, except for any covenant which, by its terms, is incapable of being complied with prior to the Escrow Release Date by the Company and each Person that is a Guarantor on the Escrow Release Date, will be deemed to have been applicable to the Company and such Guarantors, as applicable, as if in effect throughout the period from the Issue Date through the Escrow Release Date and, to the extent that the Company or any such Guarantor took any action or inaction on or after the Issue Date and prior to the Escrow Release Date that would have breached any restrictive covenant of the Indenture as if it had been applicable at such time, then the Issuer will be in Default as of the Escrow Release Date; provided that any such Default will not prevent a release of the

Escrow Property pursuant to the Escrow and Security Agreement and no such Default or Event of Default will be deemed to have occurred if such Default or Event of Default no longer exists on the Escrow Release Date.  Prior to the Escrow Release Date, the restrictive covenants of the Indenture will not be considered applicable to WSII or such Guarantors notwithstanding anything herein to the contrary.

Article V

SUCCESSORS

SECTION 5.1 Consolidation, Amalgamation, Merger, Conveyance, Transfer or Lease.

The Company shall not, in any transaction or series of related transactions (i) consolidate or amalgamate with or merge with or into any other Person (other than (i) the Merger, (ii) a consolidation, or merger or amalgamation, of a Restricted Subsidiary into the Company in which the Company is the continuing or surviving Person, or the consolidation, or merger or amalgamation, of a Restricted Subsidiary into or with another Restricted Subsidiary or another Person that as a result of such transaction or series of transactions becomes, consolidates with, or amalgamates or merges into a Restricted Subsidiary) or (ii) sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the property and assets of, the Company and its Restricted Subsidiaries, taken as a whole, to any other Person, unless:

(i)                                     either:

(a)                                 if the transaction or series of transactions is a consolidation or amalgamation of the Company with, or a merger of the Company with or into, any other Person, the Company shall be the surviving Person of such consolidation, amalgamation or merger; or

(b)                                 if the transaction or series of transactions is a consolidation or amalgamation of the Company with, or a merger of the Company with or into, any other Person, or involves the sale, assignment, conveyance, lease, disposal or other transfer of all or substantially all of the assets or properties of the Company, the Person formed by such consolidation or amalgamation or into which the Company is merged, or to which all or substantially all of such properties and assets are sold, assigned, conveyed, transferred, leased or otherwise disposed of (such Person, the “Surviving Entity”) shall be a corporation, partnership, limited liability company or similar entity organized and existing under the laws of the United States, any political subdivision thereof or any state thereof or the District of Columbia, and such Person shall expressly assume by (i) supplemental indenture, all of the Obligations of the Company under this Indenture and (ii) amendment, supplement or other instrument, all of the Obligations of the Company under the Security Documents, and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Note Lien created under the Security Documents on the Collateral owned by or transferred to the Surviving Entity;

(ii)                                  immediately after giving effect to such transaction or series of related transactions on a Pro Forma Basis (including any Debt Incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing and have resulted therefrom;

(iii)                               the Company or the Surviving Entity, as applicable, causes such amendments, supplements or other instruments to be executed, delivered, filed and recorded, as applicable, in such jurisdictions as may be required by applicable law to preserve and protect the Note Lien of the Security Documents on the Collateral owned by or transferred to the Company or the Surviving Entity, as applicable;

(iv)                              the Collateral owned by or transferred to the Company or the Surviving Entity, as applicable, shall (a) continue to constitute Collateral under this Indenture and the Security Documents, (b) be subject to the Note Lien in favor of the Collateral Agent for the benefit of the Trustee and the Holders, and (c) not be subject to any Lien other than such Liens as are permitted pursuant to the terms of this Indenture;

(v)                                 after giving effect to any such transaction or series of transactions on a Pro Forma Basis (including any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions) as if such transaction or series of transactions had occurred on the first day of the applicable determination period, the Surviving Entity (a) would be permitted to Incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth under the first paragraph of Section 4.9 or (b) the Consolidated Fixed Charge Coverage Ratio for the Surviving Entity and its Restricted Subsidiaries would not be less than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction;

(vi)                              each Guarantor, unless it is the Surviving Entity, shall have by supplemental indenture confirmed that its Note Guarantee shall apply to the Successor Entity’s obligations under this Indenture and the Notes; and

(vii)                           the property and assets of each Person which is merged, consolidated or amalgamated with or into the Company to the extent that they are property or assets of the types which would constitute Collateral of the Company under the Security Documents, shall be treated as after-acquired property and the Company, the Surviving Entity shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Note Lien of the Security Documents in the manner and to the extent required in this Indenture.

The foregoing requirements shall not apply to (A) any consolidation, amalgamation, merger, sale, assignment, conveyance, transfer, lease or disposition effected in connection with the consummation of the Transactions or (B) any transaction or series of transactions involving the sale, assignment, conveyance, transfer, lease or other disposition of any properties or assets by any Restricted Subsidiary of the Company to the Company or any Guarantor or by any Subsidiary of the Company that is not a Material Subsidiary to another Subsidiary of the Company that is not a Material Subsidiary, or the consolidation, amalgamation or merger of any

Restricted Subsidiary of the Company with or into the Company or any Guarantor or of any Subsidiary that is not a Material Subsidiary with or into another Subsidiary of the Company that is not a Material Subsidiary.  Clauses (ii) through (vii) of the preceding paragraph shall not apply to (a) a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction, (b) a merger transaction among the Company or any direct or indirect parent of the Company or (c) a merger, consolidation or amalgamation of a Foreign Subsidiary with another Foreign Subsidiary or the sale, assignment, conveyance, transfer, lease or other disposition of any properties or assets of a Foreign Subsidiary to another Foreign Subsidiary. For the avoidance of doubt, (i) the Escrow Issuer may merge with and into WSII, with WSII as the surviving corporation, and (ii) Merger Sub and ModSpace may consummate the Acquisition, in each case without regard to the requirements set forth in the preceding paragraph.

In connection with any consolidation, amalgamation, merger, sale, assignment, conveyance, transfer, lease or other disposition contemplated by the foregoing provisions, the Company shall deliver, or cause to be delivered, to the Trustee, an Officer’s Certificate and an Opinion of Counsel, each to the effect that such consolidation, amalgamation, merger, sale, assignment, conveyance, transfer, lease or other disposition complies with the requirements of this Indenture.

SECTION 5.2 Successor Person Substituted.

Upon the consummation of any transaction or series of related transactions that are of the type, and are effected in accordance with the conditions, described in Section 5.1 and for which there is a Surviving Entity (other than the Company) (i) the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Note Documents with the same effect as if such Surviving Entity had originally been named as the Company therein; and (ii) when a Surviving Entity duly assumes all of the obligations and covenants of the Company pursuant to this Indenture, the Notes and the Note Guarantees, as applicable, the predecessor Person shall be released from of all of its Obligations and covenants under the Note Documents, except in the case of a lease.

Article VI

DEFAULTS AND REMEDIES

SECTION 6.1 Events of Default.

Each of the following constitutes an “Event of Default”:

(1)         default in the payment when due of the principal of (or premium, if any, on) any Note (whether at Stated Maturity, upon redemption or otherwise);

(2)         default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of thirty (30) days;

(3)         failure to perform or comply with Section 5.1;

(4)         except as permitted by this Indenture, the Note Guarantee of any Subsidiary of the Company that is a Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary), shall be held in a judicial proceeding to be unenforceable or invalid, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee (other than by reason of a release of such Guarantor in accordance with this Indenture, as applicable);

(5)         default in the performance, or breach, of (i) any covenant or agreement of the Company or any Guarantor in this Indenture (other than (x) a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clause (1), (2), (3) or (4) above or (y) Section 4.3), and continuance of such default or breach for a period of sixty (60) days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 30% in aggregate principal amount of the outstanding Notes or (ii) Section 4.3 and continuance of such default or breach for a period of 120 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 30% in aggregate principal amount of the outstanding Notes;

(6)         default under any bonds, debentures, notes or other evidences of Debt for money borrowed (other than the Notes) by the Company or any of its Restricted Subsidiaries whether such Debt exists on the Issue Date or shall thereafter be created, which default (A) is caused by a failure to pay the principal of such Debt when due and payable after the expiration of any applicable grace period provided in such Debt (a “Payment Default”) or (B) results in the acceleration of such Debt prior to its Stated Maturity and, in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or the maturity of which has been so accelerated and remains unpaid, aggregates in excess of $50.0 million;

(7)         failure by the Company or any Restricted Subsidiary that is a Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) to pay final and non-appealable judgments aggregating in excess of $50.0 million, which are not covered by indemnities or third-party insurance, which judgments are not paid, discharged, vacated or stayed for a period of 60 consecutive days;

(8)         the Company or any Restricted Subsidiary that is a Significant Subsidiary (or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary), pursuant to or under or within the meaning of any Bankruptcy Law:

(a)         commences a voluntary case or proceeding;

(b)         consents to the entry of an order for relief against it in an involuntary case or proceeding;

(c)          consents to the appointment of a Custodian of it or for all or substantially all of its property;

(d)         makes a general assignment for the benefit of its creditors;

(e)          admits, in writing, its inability generally to pay its debts as they become due; or

(f)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)             is for relief against the Company or any Restricted Subsidiary that is a Significant Subsidiary (or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary), in an involuntary case or proceeding;

(ii)          appoints a Custodian of the Company or any Restricted Subsidiary that is a Significant Subsidiary (or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) or for all or substantially all of the property of the Company or any Restricted Subsidiary that is a Significant Subsidiary (or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary); or

(iii)       orders the liquidation of the Company or any Restricted Subsidiary that is a Significant Subsidiary (or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary);

and the order or decree remains unstayed and in effect for 60 consecutive days; or

(9)         unless all of the Collateral has been released from the Note Liens in accordance with the provisions of the Security Documents, the default, repudiation or disaffirmation by the Company or any of its Restricted Subsidiaries of any of their obligations under the Security Documents (other than by reason of a release of such obligation or Lien related thereto in accordance with this Indenture or the Security Documents), which default, repudiation or disaffirmation results in Collateral having an aggregate Fair Market Value in excess of $25.0 million not being subject to a valid, perfected security interest in favor of the Collateral Agent under any applicable law (other than the law of any foreign jurisdiction) (to the extent required under the Collateral Documents), or a determination in a judicial proceeding that the Security Documents are unenforceable or invalid against the Company or any of its Restricted Subsidiaries for any reason with respect to Collateral having an aggregate Fair Market Value of $25.0 million or more; provided that such default, repudiation, disaffirmation or determination is not rescinded, stayed, or waived by the Persons having such authority pursuant to the Security Documents or otherwise cured within sixty (60) days after the Company receives written notice thereof specifying such occurrence from the Trustee or the Holders of at least 30% of the outstanding principal amount of the Notes demanding that such default be remedied;

(10)        failure by the Escrow Issuer to comply with any material term of the Escrow and Security Agreement that is not cured within ten (10) days;

(11)        the Escrow and Security Agreement or any other security document or any Lien purported to be granted thereby on the Escrow Account or the cash therein is held in any judicial proceeding to be unenforceable or invalid, in whole or in part, or ceases for any reason (other than pursuant to a release that is delivered or becomes effective as set forth in this Indenture) to be fully enforceable and perfected.

SECTION 6.2 Acceleration.

If an Event of Default (other than an Event of Default specified in clause (8) of Section 6.1 with respect to the Company) occurs and is continuing, then and in every such case, the Trustee or the Holders of not less than 30% in aggregate principal amount of the outstanding Notes may declare the principal amount of the Notes and any accrued and unpaid interest on the Notes to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by Holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul such acceleration if (i) all Events of Default, other than the nonpayment of accelerated principal of or interest on the Notes, have been cured or waived as provided herein and (ii) such rescission or annulment would not conflict with any decree of judgment of a court of competent jurisdiction.

In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (6) of Section 6.1 has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to clause (6) of Section 6.1 shall be remedied or cured by the Company or such Restricted Subsidiary or waived by the holders of the relevant Debt within thirty (30) Business Days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Notes.

If an Event of Default specified in clause (8) of Section 6.1 occurs with respect to the Company, the principal amount of and any accrued and unpaid interest on the Notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Trustee may withhold from Holders notice of any Default (except Default in payment of principal of, premium, if any, and interest on, any Note) if the Trustee determines that withholding notice is in the interests of the Holders.

SECTION 6.3 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or any Security Document, subject, in each case, to the Intercreditor Agreement.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.4 Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes (other than as a result of an acceleration), which shall require the written consent of all of the Holders of the Notes then outstanding.

SECTION 6.5 Control by Majority.

Subject to the provisions of the Security Documents, the Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, (i) the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability, and (ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.6 Limitation on Suits.

No Holder of any Note will have any right to institute any proceeding with respect to this Indenture or for any remedy hereunder, unless:

(a)                                 such Holder shall have previously given the Trustee written notice of a continuing Event of Default;

(b)                                 the Holders of at least 30% in aggregate principal amount of the outstanding Notes shall have in writing requested the Trustee to institute such proceeding;

(c)                                  such Holders shall have offered the Trustee indemnity reasonably satisfactory to the Trustee; and

(d)                                 the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the outstanding Notes a written direction inconsistent with such request and shall have failed to institute such proceeding within sixty (60) days.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.7 Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on or after the respective due dates expressed in the Note (including in connection with an Offer to Purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.8 Collection Suit by Trustee.

If an Event of Default specified in Section 6.1(1) or (2) occurs and is continuing, without the possession of any of the Notes or the production thereof in any proceeding related thereto, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee (including without limitation any amounts due to the Trustee pursuant to Section 7.7), its agents and counsel.

SECTION 6.9 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable upon the conversion or exchange of the Notes or on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10 Priorities

Subject to the provisions of the Security Documents, any money or property collected by the Trustee (or received by the Trustee from the Collateral Agent under any Security Documents) pursuant to this Article VI and any money or other property distributable in respect of the Company’s obligations under this Indenture after an Event of Default shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal (or premium, if any) or interest, if any, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: to the Trustee, Collateral Agent and Escrow Agent (including any predecessor Trustee, Collateral Agent and/or Escrow Agent), its agents and attorneys for amounts due under Section 7.7, including payment of all reasonable compensation, fees, expenses and liabilities incurred, and all advances made, by the Trustee and Escrow Agent and the costs and expenses of collection;

Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest respectively;

Third: without duplication, to the Holders for any other Obligations owing to the Holders under this Indenture and the Notes; and Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11 Undertaking for Costs

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

Article VII

TRUSTEE

SECTION 7.1 Duties of Trustee.

(a)                                 If an Event of Default has occurred and is continuing and is actually known to a Responsible Officer of the Trustee, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and the Security Documents, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                 Except during the continuance of an Event of Default:

(i)                                     the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Escrow and Security Agreement and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture or the Escrow and Security Agreement against the Trustee; and

(ii)                                  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture or the Escrow and Security Agreement. However, the Trustee shall be under a duty to examine the certificates and opinions specifically required to be furnished to it to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts or conclusions stated therein).

(c)                                  The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)                                     this paragraph does not limit the effect of paragraphs (b) or (e) of this Section 7.1;

(ii)                                  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)                               the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it in accordance with the terms hereof.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture, the Intercreditor Agreement or any provision of any Security Document that in any way relates to the Trustee or the Collateral Agent is subject to Sections 7.1 and 7.2.

(e)                                  No provision of this Indenture, the Security Documents or the Escrow and Security Agreement shall require the Trustee or the Collateral Agent to expend or risk its own funds or incur any liability. The Trustee and the Collateral Agent shall be under no obligation to exercise any of their rights and powers under this Indenture, the Security Documents or the Escrow and Security Agreement at the request of any Holder, unless such Holder shall have offered to the Trustee and/or the Collateral Agent, as applicable, security and indemnity satisfactory to it against any loss, liability or expense.

(f)                                   The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)                                  The Trustee will be permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest it must eliminate such conflict within 90 days or resign.

(h)                                 The Trustee and the Collateral Agent agree to accept and act upon facsimile or electronic transmission of manually-signed documents (including portable document format) hereunder.

SECTION 7.2 Rights of Trustee

(a)                                 The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of the Trustee’s own choosing and the Trustee shall be fully protected from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance on the advice or opinion of such counsel or on any Opinion of Counsel.

(c)                                  The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture or the Escrow and Security Agreement. Any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate and a Board Resolution delivered to the Trustee. Whenever in the administration of this Indenture or the Escrow and Security Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of negligence or willful misconduct on its part, conclusively rely upon an Officer’s Certificate.

(e)                                  Unless otherwise specifically provided in this Indenture or the Escrow and Security Agreement, any demand, request, direction or notice from the Company or a Guarantor shall be sufficient if signed by an Officer of the Company or such Guarantor.

(f)                                   The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security and indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g)                                  The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or documents, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall have reasonable access after reasonable notice during normal business hours to the books, records and premises of the Company or any Guarantor, personally or by agent or attorney and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h)                                 The rights, privileges, protections and benefits given to the Trustee, including its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Persons employed to act hereunder or under any Security Document (including the Collateral Agent).

(i)                                     The permissive right of the Trustee to take or refrain from taking any actions enumerated in this Indenture or any Security Document shall not be construed as a duty.

(j)                                    In the event that the Trustee (in such capacity or in any other capacity hereunder, under any Security Document or under the Escrow and Security Agreement) is unable to decide between alternative courses of action permitted or required by the terms of this Indenture, any Security Document or the Escrow and Security Agreement, or in the event that the Trustee is unsure as to the application of any provision of this Indenture, any Security Document or the Escrow and Security Agreement, or believes any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Indenture, any Security Document or the Escrow and Security Agreement permits any determination by or the exercise of discretion on the part of the Trustee or is silent or is incomplete as to the course of action that the Trustee is required to take with respect to a particular set of facts, the Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Holders requesting instruction as to the course of action to be adopted, and to the extent the Trustee acts in good faith in accordance with any written instructions received from a majority in aggregate principal amount of the then outstanding Notes, the Trustee shall not be liable on account of such action to any Person. If the Trustee shall not have received appropriate instruction within ten (10) days of such notice (or such shorter period as reasonably may be specified in such notice or as may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action as it shall deem to be in the interests of the Holders and the Trustee shall have no liability to any Person for such action or inaction.

SECTION 7.3 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11.

SECTION 7.4 Trustee’s Disclaimer

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, or the existence, genuineness, value, filing or protection of any Collateral (except for the safe custody of Collateral in its possession in accordance with the terms hereof), for the legality, effectiveness or sufficiency of any Security Document, the Escrow and Security Agreement, or for the creation, perfection, priority, sufficiency or protection of any Note Lien, and it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein, any statement in the Notes, or any statement or recital in any document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication on the Notes. The Trustee shall not be responsible for calculating the Applicable Premium, or determining whether such amounts are due.

SECTION 7.5 Notice of Defaults

If a Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders a notice of the Default within 90 days after it occurs, or if discovered after such 90 day period, promptly after the Trustee learns of such Default (unless such Default shall have been cured or waived). Except in the case of a Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interests of the Holders.

The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default (other than a Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Notes)unless a Responsible Officer of the Trustee has actual knowledge thereof or shall have received written notice thereof at its address set forth in Section 12.2 from the Company, any Guarantor or Holders of 30 % in aggregate principal amount of the then outstanding Notes specifying the occurrence and nature thereof and stating that such notice is a notice of default.

SECTION 7.6 [Reserved]

SECTION 7.7 Compensation and Indemnity

The Company shall pay to the Trustee from time to time compensation as shall be agreed to in writing by the Company and the Trustee for its acceptance of this Indenture and services hereunder (it being hereby agreed that the compensation set forth in any fee letter between the Company and the Trustee shall be deemed to be reasonable). The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements, fees and expenses of the Trustee’s agents and counsel.

The Company and the Guarantors, jointly and severally, shall indemnify the Trustee (which for purposes of this Section 7.7 shall include its officers, directors, agents and employees) against any and all claims, damages, losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.7) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, claim, damage, liability or expense may be attributable to its negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of one such counsel. The Company and the Guarantors need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

The obligations of the Company and the Guarantors under this Section 7.7 shall survive the satisfaction and discharge or termination for any reason of this Indenture, including any termination or rejection hereof under any Bankruptcy Law, or the resignation or removal of the Trustee.

To secure the Company’s and the Guarantors’ obligations in this Section 7.7, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, or interest, if any, on particular Notes. Such Lien shall survive the satisfaction and discharge or termination for any reason of this Indenture and the resignation or removal of the Trustee.

In addition, and without prejudice to the rights provided to the Trustee under any of the provisions of this Indenture, when the Trustee incurs expenses or renders services after an Event of Default specified in clause (8) of the first paragraph of Section 6.1 occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

“Trustee” for the purposes of this Section 7.7 shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and each agent, custodian and other person employed to act hereunder or under any Security Document; provided, however, that the negligence or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.

SECTION 7.8 Replacement of Trustee

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.8.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(a)                                 the Trustee fails to comply with Section 7.10;

(b)                                 the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)                                  a Custodian or public officer takes charge of the Trustee or its property; or

(d)                                 the Trustee becomes incapable of acting.

If the Trustee resigns, is removed or becomes incapable of acting, or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six (6) months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and the duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company’s obligations under and the Lien provided for in Section 7.7 shall continue for the benefit of the retiring Trustee.

SECTION 7.9 Successor Trustee by Merger, Etc.

Any entity into which the Trustee or any Agent may be merged or converted or with which the Trustee or any Agent may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee or any Agent shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the Trustee or any Agent, shall be the successor of the Trustee or any Agent hereunder, as applicable, provided such entity shall be otherwise qualified and eligible under this Article VII, to the extent operative, without the execution or filing of any document or further act on the part of any of the parties hereto. In the case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

SECTION 7.10 Eligibility; Disqualification

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust power and that is subject to supervision or examination by federal or state authorities. The Trustee shall at all times have a combined capital surplus of at least $50.0 million as set forth in its most recent annual report of condition. If at any time the Trustee ceases to be eligible in accordance with the provisions of this Section 7.10, it shall resign immediately in the manner and with the effect specified in this Article VII.

This Indenture shall always have a Trustee who satisfies the requirements of TIA §§ 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b) including the provision in § 310(b)(1); provided that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company or the Guarantors are outstanding if the requirements for exclusion set forth in TIA § 310(b)(1) are met.

SECTION 7.11 Preferential Collection of Claims Against the Company

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

SECTION 7.12 Trustee’s Application for Instructions from the Company

Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than twenty (20) Business Days after the date any Officer of the Company actually receives such application, unless any such Officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

SECTION 7.13 Limitation of Liability

In no event shall the Trustee or the Collateral Agent, Paying Agent or Registrar or in any other capacity hereunder, be liable under or in connection with this Indenture or under any Security Documents for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee or the Collateral Agent, Paying Agent or Registrar or in any other capacity hereunder, has been advised of the possibility thereof and regardless of the form of action in which such damages are sought. The Trustee, the Collateral Agent and/or the Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; and acts of civil or military authority and governmental action. The provisions of this Section 7.13 shall survive satisfaction and discharge or the termination for any reason of this Indenture and the resignation or removal of the Trustee, the Collateral Agent or the Agent.

SECTION 7.14 Collateral Agent and Holders’ Authorization to Trustee

(a)                                 The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Collateral Agent.

(b)                                 By their purchase of the Notes, the Holders hereby authorize and direct the Trustee to execute and deliver the Escrow and Security Agreement and to perform its obligations thereunder.  The Trustee shall have all of the rights, benefits, privileges, protections, indemnities, and immunities set forth in this Indenture in connection with the Escrow and Security Agreement.

SECTION 7.15 Co-Trustees; Separate Trustee; Collateral Agent.

At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Collateral may at the time be located, the Company, the Collateral Agent and the Trustee shall have power to appoint, and, upon the written request of (i) the Trustee or the Collateral Agent or (ii) the Holders of at least a majority of the outstanding principal amount at maturity of the Notes, the Company shall for such purpose join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one (1) or more Persons approved by the Trustee either to act as co-trustee, jointly with the Trustee, or to act as separate trustee, co-collateral agent, sub-collateral agent or separate collateral agent of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section 7.15. If the Company does not join in such appointment within fifteen (15) days after the receipt by it of a request in accordance with this Section 7.15 so to do, or in case an Event of Default has occurred and is continuing, the Trustee or the Collateral Agent alone shall have power to make such appointment.

Should any written instrument from the Company be requested by any co-trustee or separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request of such co-trustee or separate trustee or separate collateral agent, be executed, acknowledged and delivered by the Company.

Any co-trustee, separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent shall agree in writing to be and shall be subject to the provisions of the applicable Security Documents as if it were the Trustee thereunder (and the Trustee shall continue to be so subject).

Every co-trustee or separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms and subject in all cases to the provisions of the Security Documents, namely:

The Notes shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee.

The rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, or by the Trustee and such co-collateral agent, sub-collateral agent or separate collateral agent jointly as shall be provided in the instrument appointing such co-trustee, separate trustee or separate collateral agent, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee, separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent.

The Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Company evidenced by a Board Resolution, may accept the resignation of or remove any co-trustee, separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent appointed under this Section 7.15, and, in case an Event of Default has occurred and is continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee, separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent without the concurrence of the Company. Upon the written request of the Trustee, the Company shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee, separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent so resigned or removed may be appointed in the manner provided in this Section 7.15.

No co-trustee, separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent hereunder shall be liable by reason of any act or omission of the Trustee, or any other such trustee, co-trustee, separate trustee, co-collateral agent, sub-collateral agent or separate collateral agent hereunder.

The Trustee shall not be liable by reason of any act or omission of any co-trustee, separate trustee, co-collateral agent, sub-collateral agent or separate collateral agent.

Any Act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee, separate trustee or co-collateral agent, sub-collateral agent or separate collateral agent, as the case may be.

Article VIII
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.1 Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at its option and at any time evidenced by a Board Resolution set forth in an Officer’s Certificate, elect to have either Section 8.2 or 8.3 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

SECTION 8.2 Legal Defeasance.

Upon the Company’s exercise under Section 8.1 of the option applicable to this Section 8.2, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4, be deemed to have been discharged from its obligations with respect to all outstanding Notes, and all obligations of the Guarantors shall be deemed to have been discharged with respect to their Note Guarantees, on the date the conditions set forth below are satisfied (hereinafter, “legal defeasance”). For this purpose, legal defeasance means that the Company shall be deemed to have paid and discharged the entire Debt represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.5 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all of its other obligations under such Notes and this Indenture (and the Trustee, on written demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a)                                 the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust referred to in Section 8.4(l);

(b)                                 the Company’s obligations with respect to the Notes under Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.10 and 4.2;

(c)                                  the rights, powers, trusts, duties and immunities of the Trustee and the Company’s and the Guarantors’ obligations in connection therewith; and

(d)                                 the provisions of this Article VIII.

Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3.

SECTION 8.3 Covenant Defeasance.

Upon the Company’s exercise under Section 8.1 of the option applicable to this Section 8.3, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.4, be released from their obligations under the covenants contained in Sections 4.3, 4.4, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.17, 4.18, 4.19, 4.20 and 5.1 with respect to the outstanding Notes and Note Guarantees on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance” and, together with legal defeasance, “defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, covenant defeasance means that, with respect to the outstanding Notes, the Company or any of its Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.1 of the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.4, clauses (3), (4), (5), (6), (7) and (9) of the first paragraph of Section 6.1 shall not constitute Events of Default.

SECTION 8.4 Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.2 or 8.3 to the outstanding Notes:

(1)                                 the Company must irrevocably deposit or cause to be irrevocably deposited with the Trustee, in trust, for the benefit of the Holders, cash in U.S. Dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent chartered public accountants, expressed in a written opinion thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to Stated Maturity or to a particular redemption date;

(2)                                 in the case of legal defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders and beneficial owners of the outstanding Notes will not recognize gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(3)                                 in the case of covenant defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders and beneficial owners of the outstanding Notes will not recognize gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(4)                                 no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or the granting of any Lien to secure such borrowing);

(5)                                 such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company is a party or by which the Company is bound; and

(6)                                 the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each to the effect that all conditions precedent relating to such legal defeasance or covenant defeasance have been satisfied.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) above with respect to a legal defeasance need not to be delivered if all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable by reason of the mailing of a notice of redemption or otherwise, (y) will become due and payable within one year or (z) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee.

SECTION 8.5 Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.6, all money and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the “Trustee”) pursuant to Section 8.4 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or any Subsidiary thereof acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 8.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the written request of the Company and be relieved of all liability with respect to any money or non-callable U.S. Government Obligations held by it as provided in Section 8.4 which, in the opinion of a nationally recognized firm of independent chartered public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(1)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

SECTION 8.6 Repayment to Company.

Subject to applicable law, any money or property deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of,

premium, if any, or interest, if any, on any Note and remaining unclaimed for one (1) year after such principal and premium, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such notification or publication, any unclaimed balance of such money or property then remaining shall be repaid to the Company.

SECTION 8.7 Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. Dollars or non-callable U.S. Government Obligations in accordance with Section 8.2 or 8.3, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or property held by the Trustee or Paying Agent.

SECTION 8.8 Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder (subject to those provisions that by their express terms shall survive) (a “Discharge”), when:

(1)                                 either

(A)                               all Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation, or

(B)                               all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable by reason of the mailing of a notice of redemption or otherwise, (ii) will become due and payable within one year or (iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption and, in each case, the Company has irrevocably deposited or caused to be deposited with the Trustee funds in trust of cash in U.S.

Dollars, non-callable U.S. Government Obligations, or a combination thereof in an amount sufficient to pay and discharge the principal, premium, if any, and interest on, the Notes to the Stated Maturity thereof or the date of redemption, as the case may be; provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee by 11:00 am NY time on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption);

(2)                                 the Company has paid or caused to be paid all other sums then due and payable under this Indenture by the Company;

(3)                                 the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(4)                                 the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be; and

(5)                                 the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel to the Trustee, each stating that all conditions precedent under this Indenture relating to the Discharge have been satisfied.

The Collateral will be released from the Note Lien securing the Notes, as provided under Section 10.4 hereof, upon a Discharge in accordance with the provisions of this Section 8.8.

Article IX

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.1 Without Consent of Holders.

Notwithstanding Section 9.2 of this Indenture, without the consent of any Holders, the Company, the Guarantors, the Trustee and/or the Collateral Agent, as applicable, may amend or supplement the Note Documents to:

(1)                                 cure any ambiguity, defect, omission, mistake, or inconsistency or to make any modification of a formal, minor or technical nature;

(2)                                 evidence the succession of another Person to the Company or any Guarantor and the assumption by any such successor of the covenants and other obligations of the Company or such Guarantor under this Indenture, the Notes, the Note Guarantees or the Security Documents;

(3)                                 comply with the covenant relating to consolidations, amalgamations, mergers, conveyances, transfers and leases;

(4)                                 add to the covenants of the Company or any Guarantor for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or any Restricted Subsidiary;

(5)                                 add additional Events of Default;

(6)                                 provide for uncertificated Notes in addition to or in place of certificated Notes, provided that such uncertificated Notes are in registered form for purposes of Section 163(f) of the Code;

(7)                                 evidence and provide for the acceptance and appointment under this Indenture or the Security Documents of a successor Trustee or Collateral Agent;

(8)                                 provide for or confirm the issuance of Additional Notes and all related obligations in accordance with the terms of this Indenture and the Security Documents;

(9)                                 add Guarantors with respect to the Notes or to release a Guarantor from its Note Guarantee in accordance with this Indenture;

(10)                          make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights of the Holders in any material respect, as determined by the Company in good faith;

(11)                          make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including to facilitate the issuance and administration of the Notes or to comply with the rules of any applicable securities depository; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(12)                          conform the text of this Indenture or any other Notes Document to any provision of the “Description of Notes” in the Offering Memorandum to the extent that such was intended to be a verbatim recitation of a provision of this Indenture or any other Note Documents, as certified in an Officer’s Certificate;

(13)                          provide for the release, addition, completion, confirmation or grant of Collateral or Note Guarantees permitted or required by this Indenture or the Security Documents, including the entering into or execution of additional or supplemental Collateral Documents, supplemental indentures and/or Note Guarantees or to subordinate such Lien when permitted or required by this Indenture or the Security Documents, including the Intercreditor Agreement;

(14)                          mortgage, pledge, hypothecate or grant any other Lien in favor of the Collateral Agent for the benefit of the Trustee and the Holders, as additional security for the payment and performance of all or any portion of the Note Obligations under this Indenture and the Notes, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to the Collateral Agent for the benefit of the Holders pursuant to this Indenture, any of the Security Documents or otherwise;

(15)                          (i) enter into additional, amended or supplemental Security Documents (including an amended Intercreditor Agreement to provide for additional First Lien Obligations incurred pursuant to this Indenture) or (ii) provide for the release of Collateral from the Lien of this Indenture and the Security Documents when permitted or required by the Security Documents, the Intercreditor Agreement or this Indenture; or

(16)                          secure any Additional Second Lien Obligations under the Security Documents.

SECTION 9.2 With Consent of Holders.

Except as provided below in this Section 9.2, the Note Documents may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and any existing Default or Event of Default or compliance with any provision of the Note Documents may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with purchase of, or tender offer or exchange offer for, the Notes); provided, however, that without the consent of each Holder of Notes affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1)                                 change the Stated Maturity of the principal of, or any installment of interest on, any Note;

(2)                                 reduce the principal of, or rate of interest on, or premium payable on, any Note;

(3)                                 change the place of payment where, or the currency in which, the principal of, or interest or premium, if any, on any Note is payable or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof;

(4)                                 change the date on which any Notes may be subject to redemption or reduce the redemption price therefor (it being understood that a change to any advance notice requirement with respect to such date shall not be deemed to be a change of such date);

(5)                                 reduce the percentage in aggregate principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(6)                                 subordinate, in right of payment, the Notes to any other Debt of the Company;

(7)                                 waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes and the consequences thereof by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(8)                                 waive a redemption payment with respect to any Note (other than a payment required by Section 4.10 or Section 4.14);

(9)                                 make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of, premium, if any, and interest on the Notes when due and payable; or

(10)                          make any change in the preceding amendment and waiver provisions.

In addition, any amendment or supplement to, or waiver of, the provisions of the Note Documents that has the effect of releasing (x) all or substantially all of the Collateral from the Note Liens securing the Notes or (y) any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture, will, in each case, require the consent of the Holders of at least 66 2/3% in aggregate principal amount of the outstanding Notes.

The consent of the Holders is not necessary under this Section 9.2 to approve the particular form of any proposed amendment of any Note Document. It is sufficient if such consent approves the substance of the proposed amendment. A consent to any amendment or waiver under this Indenture by any Holder of Notes given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.

For the avoidance of doubt, no amendment to, or deletion of any of the covenants described in Article IV or action taken in compliance with the covenants in effect at the time of such action, shall be deemed to impair or affect any rights of any Holder of Notes to receive payment of principal of, or premium, if any, or interest on, the Notes or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes.

SECTION 9.3 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. When an amendment, supplement or waiver becomes effective in accordance with its terms, it thereafter binds every Holder.

The Company may, but shall not be obligated to, fix a record date for determining which Holders consent to such amendment, supplement or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of thirty (30) days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished for the Trustee prior to such solicitation pursuant to Section 2.5 or (ii) such other date as the Company shall designate.

SECTION 9.4 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

After any amendment, supplement or waiver becomes effective, the Company shall mail to Holders a notice briefly describing such amendment, supplement or waiver. The failure to give such notice shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.5 Trustee to Sign Amendments, Etc.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company and the Guarantors may not sign an amendment or supplemental indenture until their respective Boards of Directors approve it. In signing or refusing to sign any amendment or supplemental indenture the Trustee shall be entitled to receive and shall be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment or supplemental indenture is authorized or permitted by this Indenture, that all conditions precedent thereto have been satisfied or waived, that such amendment or supplemental indenture is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms. The Trustee may but need not sign any such amendment or supplemental indenture.  In signing such amendment or supplemental indenture, the Trustee shall receive indemnity reasonably satisfactory to it.

Article X

SECURITY

SECTION 10.1 Appointment and Authorization of the Collateral Agent.

(a)                                 The Collateral Agent is hereby designated and appointed as the Collateral Agent of the Trustee and the Holders under the Security Documents, and is authorized as the Collateral Agent for the Trustee and such Holders to execute and enter into each of the Security Documents and the Intercreditor Agreement and all other instruments relating to the Security Documents and (i) to take action and exercise such powers as are expressly required or permitted hereunder and under the Security Documents and the Intercreditor Agreement and all instruments relating hereto and thereto and (ii) to exercise such powers and perform such duties as are in each case, expressly delegated to the Collateral Agent by the terms hereof and thereof together with such other powers as are reasonably incidental hereto and thereto.

(b)                                 The Collateral Agent is hereby authorized to execute and enter into any other Intercreditor Agreement that may be entered into after the Issue Date by the Company, any Guarantor and the Collateral Agent in connection with Credit Facilities not otherwise prohibited by this Indenture (which is not materially less favorable to the Collateral Agent and the Holders (taken as a whole) than the Intercreditor Agreement referred to in clause (i) of the definition of “Intercreditor Agreement” set forth in Section 1.1) (as certified to by the Company in an Officer’s Certificate delivered to the Trustee and the Collateral Agent).

(c)                                  Notwithstanding any provision to the contrary elsewhere in this Indenture, the Intercreditor Agreement or the Security Documents, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein or therein or any fiduciary relationship with any Holder or the Trustee, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, the Intercreditor Agreement or any Security Document or otherwise exist against the Collateral Agent.

(d)                                 Before the Collateral Agent acts or refrains from acting, it may require an Officer’s Certificate or Opinion of Counsel or both. The Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on any such Officer’s Certificate or Opinion of Counsel. The Collateral Agent may consult with counsel of the Collateral Agent’s own choosing and the Collateral Agent shall be fully protected from liability in respect of any action taken, suffered or omitted by it hereunder or under the Security Documents in good faith and in reliance on the advice or opinion of such counsel or on any Opinion of Counsel.

SECTION 10.2 Security Documents; Additional Collateral.

(a)                                 Security Documents. In order to secure the due and punctual payment of the Note Obligations, the Company, the Guarantors, the Collateral Agent and the other parties thereto have simultaneously with the execution of this Indenture entered or, in accordance with the provisions of Section 4.19, Section 4.20 and this Article X and Sections 5.1 and 12.1 of the security agreement referred to in clause (i) of the definition of “Security Agreement” set forth in Section 1.1, will enter into the Security Documents, including any security agreement entered into after the Issue Date by the Company, the Collateral Agent and any Guarantors, identical in form and substance to the abovementioned Security Agreement, except with such changes as are necessary for such document to be governed by U.S. law and to perfect the Note Liens in the Collateral owned by such Guarantors.

(b)                                 Additional Collateral. With respect to assets acquired after the Issue Date, the Company or applicable Guarantor will take the applicable actions required by the Security Documents.

SECTION 10.3 Recording, Registration and Opinions.

The Company shall furnish to the Collateral Agent (with a copy to the Trustee) on or within one month after November 29 of each year, commencing November 29, 2018, an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements, financing statement amendments and continuation statements have been or will be executed (if required) and filed that are necessary, as of such date or promptly thereafter and during the succeeding twelve (12) months, to maintain the perfection of Note Liens under the Security Documents on the Collateral, and reciting the details of such action or (B) stating that, in the opinion of such counsel, no such action is necessary to maintain the perfection of such Note Liens. Such Opinion of Counsel may refer to prior Opinions of Counsel and contain customary assumptions, qualifications and exceptions and may rely on an Officer’s Certificate of the Company.

SECTION 10.4 Releases of Collateral.

The Company and the Guarantors will be entitled to releases of assets included in the Collateral from the Note Liens securing the Obligations under the Notes and the Note Guarantees under any one or more of the following circumstances:

(1)                                 in whole or in part, as applicable, as to all or any portion of property subject to such Note Liens which has been taken by eminent domain, condemnation or other similar circumstances;

(2)                                 in connection with asset dispositions permitted or not prohibited under Section 4.10 (provided that, for the avoidance of doubt, if any assets included in the Collateral are released to a Restricted Subsidiary that is a Guarantor, the assets will not be released from the Note Liens securing the Obligations under the Notes and the Note Guarantees);

(3)                                 if any Guarantor is released from its Note Guarantee in accordance with the terms of this Indenture (including by virtue of such Guarantor ceasing to be a Restricted Subsidiary), that Guarantor’s assets will also be released from the Note Liens securing the Obligations under the Notes and the Note Guarantees; or

(4)                                 if required in accordance with the terms of the Intercreditor Agreement, including in connection with any Enforcement Action by any First Lien Representative or any First Lien Collateral Agent or any other exercise of any First Lien Representative’s or any First Lien Collateral Agent’s remedies in respect of the Collateral.

The Note Liens securing the Obligations under the Notes and the Note Guarantees also will be released:

(1)                                 upon legal defeasance or covenant defeasance or discharge of this Indenture as described in Article VIII; or

(2)                                 with the consent of the holders of the requisite percentage of Notes in accordance with Article IX.

SECTION 10.5 Form and Sufficiency of Release.

In the event that either Company or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that, under the terms of this Indenture may be sold, exchanged or otherwise disposed of by the Company or any Guarantor, and the Company or such Guarantor requests the Trustee to furnish a written disclaimer, release or quitclaim of any interest in such property under this Indenture, the applicable Guarantee and the Security Documents, upon receipt of an Officer’s Certificate and Opinion of Counsel to the effect that such release complies with Section 10.4 and specifying the provision in Section 10.4 pursuant to which such release is being made (upon which the Trustee may exclusively and conclusively rely), the Trustee shall execute, acknowledge and deliver to the Company or such Guarantor (or instruct the Collateral Agent to do the same) such an instrument in the form provided by the Company, and providing for release without recourse and shall take such other action as the Company or such Guarantor may reasonably request and as necessary to effect such release. Before executing, acknowledging or delivering any such instrument, the Trustee shall be furnished with an Officer’s Certificate and an Opinion of Counsel (on which the Trustee shall be entitled to conclusively and exclusively rely) each to the effect that such release is authorized and permitted by the terms hereof and the Security Documents and that all conditions precedent with respect to such release have been satisfied.

SECTION 10.6 Possession and Use of Collateral.

Subject to the provisions of the Security Documents and the Intercreditor Agreement, the Company and the Guarantors shall have the right to remain in possession and retain exclusive control of and to exercise all rights with respect to the Collateral (other than monies or U.S. Government Obligations deposited pursuant to Article VIII, and other than as set forth in the Security Documents, the Intercreditor Agreement and this Indenture), to operate, manage, develop, lease, use, consume and enjoy the Collateral (other than monies and U.S. Government Obligations deposited pursuant to Article VIII and other than as set forth in the Security Documents, the Intercreditor Agreement and this Indenture), to alter or repair any Collateral so long as such alterations and repairs do not impair the Lien of the Security Documents hereon, and to collect, receive, use, invest and dispose of the reversions, remainders, interest, rents, lease payments, issues, profits, revenues, proceeds and other income thereof.

SECTION 10.7 Purchaser Protected.

No purchaser or grantee of any property or rights purporting to be released shall be bound to ascertain the authority of the Trustee or Collateral Agent to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority so long as the conditions set forth in Section 10.5 have been satisfied.

SECTION 10.8 Authorization of Actions to Be Taken by the Collateral Agent Under the Security Documents and the Intercreditor Agreement.

The Holders agree that the Collateral Agent shall be entitled to the rights, privileges, protections, immunities, indemnities and benefits provided to the Collateral Agent by the Security Documents and the Intercreditor Agreement. Furthermore, each Holder of a Note, by accepting such Note, consents to the terms of and authorizes and directs the Trustee and the Collateral Agent to enter into and perform the Security Documents and the Intercreditor Agreement in each of its capacities thereunder.

SECTION 10.9 Authorization of Receipt of Funds by the Trustee Under the Security Agreement.

The Trustee is authorized to receive any funds for the benefit of Holders distributed under the Security Documents to the Trustee, and to apply such funds as provided in Section 6.10.

SECTION 10.10 Powers Exercisable by Receiver or Collateral Agent.

In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article X upon the Company or any Guarantor, as applicable, with respect to the release, sale or other disposition of such Collateral may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or any Guarantor, as applicable, or of any Officer or Officers thereof required by the provisions of this Article X.

For the avoidance of doubt, nothing herein shall require the Collateral Agent to file financing statements or continuation statements, or to be responsible for maintaining the security interests purported to be created as described herein (except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder or under any other Security Documents) and such responsibility shall be solely that of the Company.

Article XI

NOTE GUARANTEES

SECTION 11.1 Note Guarantees.

(a)                                 From and after the Escrow Release Date, each Guarantor hereby jointly and severally, unconditionally and irrevocably guarantees the Notes and obligations of the Company hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee on behalf of such Holder, that: (i) the principal of and premium, if any, and interest on the Notes shall be paid in full when due, whether at Stated Maturity, by acceleration, call for redemption or otherwise (including, without limitation, the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Each of the Note Guarantees of the Guarantors shall be a guarantee of payment and not of collection.

(b)                                 Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

(c)                                  Each Guarantor hereby waives the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenants that the Note Guarantee of such Guarantor shall not be discharged as to any Note except by complete performance of the obligations contained in such Note and such Note Guarantee or as provided for in this Indenture. Each of the Guarantors hereby agrees that, in the event of a default in payment of principal or premium, if any, or interest on such Note, whether at its Stated Maturity, by acceleration, call for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor’s Note Guarantee without first proceeding against the Company or any other Guarantor. Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Guarantor shall pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

(d)                                 If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Note Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. This paragraph (d) shall remain effective notwithstanding any contrary action which may be taken by the Trustee or any Holder in reliance upon such amount required to be returned. This paragraph (d) shall survive the termination of this Indenture.

(e)                                  Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of the Note Guarantee of such Guarantor, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any acceleration of such Obligations as provided in Article VI, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Note Guarantee of such Guarantor.

SECTION 11.2 [Reserved].

SECTION 11.3 Severability.

In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.4 Limitation of Guarantors’ Liability.

From and after the Escrow Release Date, each Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or fraudulent conveyance for purposes of the Bankruptcy Law. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the Obligations of such Guarantor under its Note Guarantee shall be limited to the maximum amount that will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under its Note Guarantee, result in the Obligations of such Guarantor under its Note Guarantee not becoming voidable under applicable Bankruptcy Law relating to fraudulent transfer or fraudulent conveyance.

SECTION 11.5 Guarantors May Consolidate, Etc., on Certain Terms.

Subject to Section 11.6, a Guarantor (other than the Company) may not sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person unless:

(1)                                 immediately after giving effect to such transactions, no Default or Event of Default exists;

(2)                                 either:

(A)                               the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) (the “Successor Guarantor”) assumes all the obligations of that Guarantor under this Indenture pursuant to a supplemental indenture in substantially the form attached as Exhibit D or Exhibit E, as applicable; or

(B)                               the Net Cash Proceeds of any such sale or other disposition are applied in accordance with the provisions of Section 4.10; and

(3)                                 in the case of any transaction pursuant to subclause (2)(A) above,

(A)                               such Guarantor or the Successor Guarantor, as applicable, causes such amendments, supplements or other instruments to be executed, delivered, filed and recorded, as applicable, in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Security Documents on the Collateral owned by or transferred to the Successor Guarantor;

(B)                               the Collateral owned by or transferred to such Guarantor or the Successor Guarantor, as applicable, shall (a) continue to constitute Collateral under this Indenture and the Security Documents, (b) be subject to the Note Lien in favor of the Collateral Agent for the benefit of the Trustee and the Holders of the Notes, and (c) not be subject to any Lien other than Permitted Collateral Liens;

(C)                               the property and assets of the Person which is merged or consolidated with or into such Guarantor or the Successor Guarantor, as applicable, to the extent that they are property or assets of the types which would constitute Collateral under the Security Documents, shall be treated as after-acquired property and such Guarantor or the Successor Guarantor shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Note Lien of the Security Documents in the manner and to the extent required in this Indenture; and

(4)                                 the Company delivers, or causes to be delivered, to the Trustee an Officer’s Certificate and an Opinion of Counsel (upon which the Trustee shall be entitled to conclusively and exclusively rely), each stating that such sale, other disposition, consolidation or merger complies with the requirements of this Indenture.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the Successor Guarantor, by supplemental indenture, executed and delivered to the Trustee, of the Note Guarantee and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such Successor Guarantor shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all such Note Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles IV and V, and notwithstanding clauses (1) and (2)above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Notwithstanding any provision to the contrary in this Section 11.5, Merger Sub may merger into ModSpace in connection with the Acquisition.

SECTION 11.6 Release of a Guarantor.

The Note Guarantee of a Guarantor and its obligations under the Note Documents will be automatically and unconditionally released:

(a)                                 in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger, consolidation, amalgamation or otherwise) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate Section 4.10 or Section 5.1;

(b)                                 in connection with any sale, issuance or other disposition of Equity Interests of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale, issuance or other disposition does not violate Section 4.10 and the Guarantor ceases to be a Restricted Subsidiary of the Company as a result of such sale, issuance or other disposition;

(c)                                  if the Company designates that Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture;

(d)                                 upon receipt by the Trustee of an Officer’s Certificate certifying that such Guarantor has met the definition of an Excluded Subsidiary;

(e)                                  upon the release, discharge or termination of the guarantee by, or direct obligations of, such Guarantor under the ABL Credit Facility and all First Lien Obligations, other than a release, discharge or termination by or as a result of payment in connection with the enforcement of remedies under such guarantee or direct obligations;

(f)                                   upon the release of such Guarantor from its Note Guarantee with the consent of the Holders of the requisite percentage of Notes in accordance with Article IX; or

(g)                                  upon legal defeasance, covenant defeasance or Discharge of this Indenture under Article VIII.

Upon any release of a Guarantor from its Note Guarantee, such Guarantor shall also be automatically and unconditionally released from its obligations under the Security Documents. At the Company’s request and expense, the Trustee will execute and deliver any instrument evidencing the release of any Guarantor from its obligations under its Note Guarantee pursuant to this Section 11.6.

SECTION 11.7 Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its Guarantee and waivers pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

SECTION 11.8 Future Guarantors.

Each Restricted Subsidiary of the Company organized under the laws of the United States, any political subdivision thereof, any state thereof or the District of Columbia that is required to Guarantee the Notes (and thereby become a Guarantor) after the Issue Date pursuant to Section 4.17 shall promptly (i) execute and deliver to the Trustee a supplemental indenture, in substantially the form attached hereto as Exhibit D or Exhibit E, as applicable, pursuant to which such Restricted Subsidiary shall unconditionally Guarantee, on a senior secured basis, all of the Company’s Obligations under the Notes upon the terms set forth in this Indenture and (ii) execute and deliver to the Collateral Agent a joinder agreement to each of the applicable Security Documents defining the terms of the security interests that secure payment and performance when due of the Notes, and take all actions required by the Security Documents to cause the Note Liens created thereunder to be duly perfected in accordance with applicable law, including the execution and delivery of other applicable Security Documents and the filing of financing statements in the jurisdictions of incorporation or formation of such Guarantor and where such Guarantor’s assets are located. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel and an Officer’s Certificate (upon which the Trustee shall be entitled to conclusively and exclusively rely) to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Guarantor and that such supplemental indenture is a legally valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms and/or to such other matters as the Trustee may reasonably request (subject to customary exceptions, assumptions and qualifications).

SECTION 11.9 Subordination of Willscot Equipment II, LLC’s Guarantee.

Anything herein to the contrary notwithstanding, each of the Company and the Guarantors, for itself and its successors, and each Holder agrees that the payment by Willscot Equipment II, LLC (“Willscot Equipment”) of all Obligations with respect to its Note Guarantee is subordinated in right of payment to the prior payment in full in cash of all Obligations under the ABL Credit Facility.  The Trustee is authorized and shall take such action as may be necessary or appropriate to effectuate the subordination as provided in this Section 11.9.  No provision of this Section 11.9 shall prevent the occurrence of any Default or Event of Default hereunder.

Upon any payment or distribution of the assets of Willscot Equipment to creditors upon a total or partial liquidation or dissolution, or in a reorganization, of Willscot Equipment, or, in each case, any similar proceeding relating to Willscot Equipment or its property, the holders of Obligations under the ABL Credit Facility shall be entitled to receive payment in full in cash with respect to the assets or property of Willscot Equipment before Holders of the Notes shall be entitled to receive any payment with respect to the assets or property of Willscot Equipment.

Article XII

MISCELLANEOUS

SECTION 12.1 [Reserved].

SECTION 12.2 Notices.

Any notice or communication by the Company, any Guarantor, the Collateral Agent or the Trustee to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested) or sent by electronic transmission (including facsimile transmission or e- mail) or overnight air courier guaranteeing next day delivery, to the others address:

If to the Escrow Issuer prior to the Escrow Release Date:

Mason Finance Sub, Inc.

901 S. Bond Street, #600
Baltimore, Maryland 21231
Facsimile: (410) 933-5940
Attention: General Counsel

With a copy to:

Allen & Overy LLP
1221 Avenue of the Americas
21st Floor
New York, New York 10020
Facsimile: (212) 610-6399
Attention: William F. Schwitter

If to WSII and/or any Guarantor on or after the Escrow Release Date:

Williams Scotsman International, Inc.
901 S. Bond Street, #600
Baltimore, Maryland 21231
Facsimile: (410) 933-5940
Attention: General Counsel

With a copy to:

Allen & Overy LLP
1221 Avenue of the Americas
21st Floor
New York, New York 10020
Facsimile: (212) 610-6399
Attention: William F. Schwitter

If to the Trustee or to the Collateral Agent:

Deutsche Bank Trust Company Americas
Trust & Agency Services

60 Wall Street, 16th Floor

Mail Stop: NYC60-1630
New York, New York 10005

Facsimile: (732) 578-4635
Attention:  Corporates Team Deal Manager — Williams Scotsman International, Inc. — SE 1509

with a copy to:

Deutsche Bank Trust Company Americas

c/o Deutsche Bank National Trust Company

Trust & Agency Services

100 Plaza One, 8th Floor

Mailstop JCY03-0801

Jersey City, New Jersey 07311

Facsimile: (732) 578-4635
Attention: Corporates Team Deal Manager — Williams Scotsman International, Inc. - SE 1509

The Escrow Issuer, WSII, the Guarantors the Trustee, and the Collateral Agent by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders, the Collateral Agent and the Trustee) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if delivered by electronic transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier promising next Business Day delivery. All notices and communications to the Trustee and/or the Collateral Agent shall only be deemed to have been duly given upon receipt by a Responsible Officer of the Trustee.

Any notice or communication to a Holder shall be mailed by first class mail or by overnight air courier promising next Business Day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except in the case of notices or communications given to the Trustee, which shall be effective only upon actual receipt.

If the Company sends a notice or communication to Holders, it shall send a copy to the Trustee and each Agent at the same time.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or purchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC (or its designee) if delivered electronically.

SECTION 12.3 [Reserved].

SECTION 12.4 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture (other than the initial issuance of the Notes), the Company shall furnish to the Trustee upon request:

(a)                                 an Officer’s Certificate (which shall include the statements set forth in Section 12.5) to the effect that, in the opinion of the signer or signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)                                 an Opinion of Counsel (which shall include the statements set forth in Section 12.5) to the effect that, in the opinion of such counsel, all such conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied.

SECTION 12.5 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)                                 a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)                                  a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)                                 a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied;

provided, that an issuer of an Opinion of Counsel may rely as to matters of fact on an Officer’s Certificate or a certificate of a public official.

SECTION 12.6 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.7 No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, general or limited partner, incorporator or stockholder of the Company or any of its Subsidiaries, as such, will have any personal liability for any obligations of the Company or any Guarantor by reason of his, her or its status as such director, officer, employee, stockholder, general partner, limited partner or incorporator, under the Notes Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. Such waiver may not be effective to waive liabilities under the U.S. federal securities laws or other corporate laws, and it is the view of the SEC that such a waiver is against public policy.

SECTION 12.8 Governing Law.

THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES OF THE GUARANTORS, IF ANY.

SECTION 12.9 Consent to Jurisdiction; Waiver of Trial by Jury; Service of Process.

The parties to this Indenture each hereby irrevocably submit to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes, the Note Guarantees or this Indenture, and all such parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court and hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 12.10 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.11 Successors.

All agreements of the Company and the Guarantors in this Indenture, the Notes and the Note Guarantees, as applicable, shall (except as provided in Section 11.6) bind their respective successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.

SECTION 12.12 Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.13 Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page to this Indenture by telecopier, facsimile or other electronic transmission (i.e. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

SECTION 12.14 Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 12.15 Acts of Holders.

(a)                                 Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one (1) or more instruments (including instruments in electronic, digital or other machine-readable form) of substantially similar tenor signed (including signatures in electronic, digital or other machine-readable form) by such Holders in person or by agent duly appointed in writing (including signatures in electronic, digital or other machine-readable form); and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 12.15.

(b)                                 The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)                                  The ownership of Notes shall be proved by the Holder list maintained under Section 2.5 hereunder.

(d)                                 Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

(e)                                  If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent or waiver by the Holders on such record date shall be deemed effective unless it shall become effective(pursuant to the provisions of this Indenture, to the extent applicable) not later than six (6) months after the record date.

SECTION 12.16 Security Documents.

The Trustee, the Collateral Agent and the Holders are bound by the terms of the Security Documents and the Intercreditor Agreement.

SECTION 12.17 [Reserved].

SECTION 12.18 USA Patriot Act.  In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable AML Law”), the Trustee and Collateral Agent are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee and Collateral Agent.  Accordingly, each of the parties agree to provide the Trustee and the Collateral Agent, upon their request from time to time, such identifying information and documentation as may be available for such party in order to enable the Trustee and Collateral Agent to comply with Applicable AML Law.

SECTION 12.19 Force Majeure. In no event shall the Trustee, the Collateral Agent and/or the Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 12.20 Calculations. Except as otherwise provided, the Company will be responsible for making all calculations called for under this Indenture or the Notes. The Company will make all such calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders. The Company will provide a schedule of its calculations to the Trustee and the Trustee is entitled to rely conclusively upon the accuracy of such calculations without independent verification. The Trustee will deliver a copy of such schedule to any Holder upon the written request of such Holder.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

MASON FINANCE SUB, INC.

By:	/s/ Timothy D. Boswell
Name: Timothy D. Boswell
Title: Chief Financial Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

BY:	DEUTSCHE BANK NATIONAL TRUST COMPANY

By:	/s/ Irina Golovashchuk
Name: Irina Golovashchuk
Title: Vice President

By:	/s/ Kathryn Fischer
Name: Kathryn Fischer
Title: Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Collateral Agent

BY:	DEUTSCHE BANK NATIONAL TRUST COMPANY

By:	/s/ Irina Golovashchuk
Name: Irina Golovashchuk
Title: Vice President

By:	/s/ Kathryn Fischer
Name: Kathryn Fischer
Title: Vice President

EXHIBIT A

FORM OF 6.875% SENIOR SECURED NOTE DUE 2023

(Face of 6.875% Senior Secured Note)
6.875% Senior Secured Note due 2023

[Insert Global Note Legend, if applicable pursuant to the provisions of the Indenture]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6 OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF DTC OR SUCH OTHER REPRESENTATIVE OF DTC OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC(AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[Insert Restricted Notes Legend, if applicable pursuant to the provisions of the Indenture]

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, PLEDGED, ENCUMBERED, DISPOSED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT, PRIOR TO THE DATE WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS

THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) (THE “RESALE RESTRICTION TERMINATION DATE”), SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (A) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (B) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE), (D) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE SECURITIES LAWS OF ANY OTHER JURISDICTION (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (E) TO THE COMPANY OR ANY SUBSIDIARY THEREOF OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS SET FORTH ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THIS SECURITY. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

[Insert Temporary Regulation S Notes Legend, if applicable pursuant to the provisions of the Indenture]

THIS SECURITY IS A REGULATION S TEMPORARY GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE GOVERNING THIS NOTE. EXCEPT IN THE CIRCUMSTANCES DESCRIBED IN THE INDENTURE, NO TRANSFER OR EXCHANGE OF AN INTEREST IN THIS TEMPORARY GLOBAL NOTE MAY BE MADE FOR AN INTEREST IN A TRANSFER RESTRICTED NOTE. NO EXCHANGE OF AN INTEREST IN THIS TEMPORARY GLOBAL NOTE MAY BE MADE FOR AN INTEREST IN THE REGULATION S GLOBAL NOTE EXCEPT (A) ON OR AFTER THE TERMINATION OF THE DISTRIBUTION COMPLIANCE PERIOD (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) AND (B) UPON DELIVERY OF THE OWNER NOTES CERTIFICATION AND THE TRANSFEREE NOTES CERTIFICATION RELATING TO SUCH INTEREST IN ACCORDANCE WITH THE TERMS OF THE INDENTURE.

UNTIL 40 DAYS AFTER THE COMMENCEMENT OF THE OFFERING OF THE NOTES, AN OFFER OR SALE OF THE NOTES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT.

MASON FINANCE SUB, INC.
6.875% SENIOR SECURED NOTE DUE 2023

No. [A-1][S-1]	NOTES CUSIP: [144A: 57521L AA1]/[Reg S: U5744N AA4]
NOTES ISIN: [144A: US57521LAA17]/[Reg S: USU5744NAA47]

Mason Finance Sub, Inc., a Delaware corporation (the “Company,” which term includes any successor entities, including, without limitation, Williams Scotsman International, Inc., from and following the Escrow Release Date) for value received promises to pay to Cede & Co. or its registered assigns, the principal sum of [ • ][ • ] UNITED STATES DOLLARS (US$[ • ]) on August 15, 2023, and to pay interest thereon as hereinafter set forth.

Interest Payment Dates: February 15 and August 15, beginning February 15, 2019

Record Dates: February 1 and August 1

Dated: August 6, 2018

Reference is made to further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

MASON FINANCE SUB, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one (1) of the 6.875% Senior Secured Notes due 2023 referred to in the within-mentioned Indenture:
Dated: August 6, 2018

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity, but solely as Trustee

By:
Authorized Signatory

(Reverse of 6.875% Senior Secured Note)
6.875% Senior Secured Note due 2023
MASON FINANCE SUB, INC.

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)                                 Interest. The Company promises to pay interest on the principal amount of this Note at the rate of 6.875% per annum from August 6, 2018 until maturity. The Company will pay interest in U.S. Dollars (except as otherwise provided herein) semiannually in arrears on February 15 and August 15, commencing on February 15, 2018 or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of Notes, in which case interest shall accrue from the date of authentication. Interest will be calculated based on a 360-day year consisting of twelve (12) months of thirty (30) days.

(2)                                 Method of Payment. The Company will pay interest on the Notes (except defaulted interest) on the applicable Interest Payment Date to the Persons who are registered Holders of Notes at the close of business on the February 1 and August 1 immediately preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as otherwise provided in the Indenture (as defined below). The Notes shall be payable as to principal of, premium, if any, interest, at the office or agency of the Company maintained for such purpose, or, at the option of the Company, with respect to Notes represented by definitive Notes; payment may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders, or, with respect to Notes represented by global Notes the Holders of which have provided the Company or the Paying Agent with wire transfer instructions, by wire transfer of immediately available funds to the account or accounts specified. Principal, premium, if any, interest, shall be considered paid for all purposes hereunder on the date the Paying Agent, if other than the Company or a Subsidiary thereof, holds, as of 11:00 a.m. (New York City time), money deposited by the Company in immediately available funds and designated for and sufficient to pay all such principal, premium, if any, interest, then due. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Any payments of principal of and interest on this Note prior to the Stated Maturity shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. The amount due and payable at the maturity of this Note shall be payable only upon presentation and surrender of this Note at an office of the Paying Agent or the Paying Agent’s agent appointed for such purposes.

(3)                                 Paying Agent and Registrar. Initially, Deutsche Bank Trust Company Americas, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

(4)                                 Indenture. The Company issued this Note under an Indenture, dated as of August 6, 2018 (the “Indenture”), among the Company, the Trustee and the Collateral Agent. The terms of this Note include those stated in the Indenture. To the extent the provisions of this Note are inconsistent with the provisions of the Indenture, the Indenture shall govern. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. The Notes issued on the Issue Date are senior secured Obligations of the Company limited to $300,000,000 in aggregate principal amount. The Indenture permits the issuance of Additional Notes subject to compliance with certain conditions.

(5)                                 Guarantees and Security. Prior to the Escrow Release Date, the Notes shall be unsecured obligations of the Company, except to the extent provided in the Escrow and Security Agreement.  From and after the Escrow Release Date, (i) the payment of principal and interest on the Notes will be unconditionally guaranteed on a senior secured basis by the Company and the other Guarantors to the extent set forth in and subject to the conditions of the Indenture, and (ii) the Notes will be secured by the Collateral on the terms and subject to the conditions set forth in the Indenture and, on and after the Escrow Release Date, the Intercreditor Agreements and the Security Documents.

(6)                                 Optional Redemption.

(a)                                 Special Optional Redemption. At any time and from time to time prior to the Outside Date, the Company may determine, in its sole discretion, that the Escrow Release Conditions will not be satisfied in full on or prior to 5:00 pm, New York City time, on the Outside Date and at its option, may redeem the Notes in whole, but not in part at a redemption price equal to 100% of the issue price of the Notes plus accrued and unpaid interest to, but not including, the redemption date. If the Company exercises this option, the Company will redeem all Notes then outstanding with the amounts held in the Escrow Account upon ten (10) days’ prior notice to the Holders and the Trustee.

(b)                                 Optional Redemption on or After August 15, 2020. At any time and from time to time on and after August 15, 2020, the Company, at its option, may redeem the Notes, in whole or in part, upon not less than fifteen (15) nor more than sixty (60) days’ prior written notice to Holders and not less than twenty (20) days’ prior written notice to the Trustee (or such shorter timeline as the Trustee may agree), at the redemption prices (expressed as percentages of the principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest to but not including the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on an interest payment date falling on or prior to the redemption date), if redeemed during the 12-month period beginning on August 15 of each of the years set forth below.

Year	Redemption Price
2019	103.438%
2020	101.719%
2021 and thereafter	100.000%

(c)                                  Optional Redemption with Proceeds of Qualified Equity Offerings. At any time and from time to time prior to August 15, 2020, upon not less than fifteen (15) nor more than sixty (60) days’ prior written notice to Holders and not less than twenty (20) days’ prior written notice to the Trustee (or such shorter timeline as the Trustee may agree), the Company, at its option, may redeem up to 40% of the aggregate principal amount of the outstanding Notes (including any Additional Notes) at a redemption price equal to 106.875% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to but not including the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on an interest payment date falling on or prior to the redemption date) if:

(1)                           such redemption is made with the net proceeds of one or more Qualified Equity Offerings;

(2)                           at least 60% of the aggregate principal amount of the Notes (including any Additional Notes) issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company or its Subsidiaries); and

(3)                           the redemption occurs within 90 days following the closing of such Qualified Equity Offering.

(d)                                 Optional Redemption at Make-Whole Price. At any time and from time to time prior to August 15, 2020, upon not less than fifteen (15) nor more than sixty (60) days’ prior written notice to Holders and not less than twenty (20) days’ prior written notice to the Trustee (or such shorter timeline as the Trustee may agree), the Company, at its option, may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes, plus the Applicable Premium as of, and accrued and unpaid interest to but not including the redemption date (subject to the right of Holders on the relevant record date to receive interest due on an interest payment date falling on or prior to the redemption date).

(e)                                  Optional Redemption before August 15, 2020.  At any time, and from time to time, prior to August 15, 2020, upon not less than fifteen (15) nor more than sixty (60) days’ prior written notice to Holders and not less than twenty (20) days’ prior written notice to the Trustee (or such shorter timeline as the Trustee may agree), the Company, at its option, may redeem up to 10% of the aggregate principal amount of the outstanding Notes (including any Additional Notes) during each twelve-month period commencing with the Issue Date, at a redemption price equal to 103% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to but not including the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on an interest payment date falling on or prior to the redemption date).

(f)                                   Notice of any redemption or any redemption in respect of the Notes may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of any related Qualified Equity Offering. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice of redemption shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived), or such redemption may not occur and such notice, upon written notice to the Trustee, may be rescinded in the event that any or all such conditions shall not have been satisfied (waived) by the redemption date as stated in such notice, or by the redemption date as so delayed; provided that in no event shall such redemption date be delayed to a date later than sixty (60) days after the date on which the original redemption notice was sent. The Company shall provide notice to the Trustee at least one Business Day prior to the then scheduled redemption date of the delayed redemption date or the rescinding of the redemption notice. The Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.

(g)                                  Unless the Company defaults in the payment of the applicable redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(h)                                 If any Note is redeemed in part only, a new Note equal in principal amount to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Subject to any conditions, Notes called for redemption become due on the date fixed for redemption. On and after the redemption date and interest will cease to accrue on Notes or portions of the Notes called for redemption.

(i)                                     Notwithstanding any of the foregoing, notices of redemption may be sent more than sixty (60) days prior to a redemption date if the notice is issued in connection with a Discharge of this Indenture.

(j)                                    The Company may at any time, and from time to time, purchase Notes by means other than redemption, whether in open market transactions or otherwise, subject to compliance with applicable securities laws.

(7)                                 Mandatory Redemption. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes other than a Special Mandatory Redemption pursuant to Section 3.9 of the Indenture.

(8)                                 Special Mandatory Redemption.  The Notes are subject to Special Mandatory Redemption, as described in 3.9 of the Indenture.

(9)                                 Notice of Redemption. Subject to Section 3.3 of the Indenture, notice of redemption will be mailed by first class mail (or, delivered electronically if held by DTC) at least fifteen (15) days but not more than sixty (60) days before the redemption date to each Holder whose Notes are to be redeemed at its registered address and for the Notes registered to DTC, in accordance with DTC’s applicable procedures. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. No Notes of $2,000 principal amount or less will be redeemed in part.

(10)                          Repurchase at Option of Holder.

(a)                                 Upon the occurrence of a Change of Control, the Company will be required to make an Offer to Purchase (a “Change of Control Offer”) all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price (the “Purchase Price”) in cash equal to 101% of the principal amount of the Notes tendered, plus accrued and unpaid interest to but not including the Purchase Date (subject to the right of Holders on the relevant record date to receive interest due on an interest payment date falling on or prior to the Purchase Date). For purposes of the foregoing, a Change of Control Offer shall be deemed to have been made if (i) within thirty (30) days following a Change of Control, the Company commences an Offer to Purchase all outstanding Notes at the Purchase Price and (ii) all Notes validly tendered (and not withdrawn) pursuant to the Offer to Purchase are purchased in accordance with the terms of such Offer to Purchase. Any Change of Control Offer will be conducted in accordance with the procedures specified in Section 3.8 of the Indenture.

(b)                                 If the Company or any of its Restricted Subsidiaries consummates an Asset Sale, any Net Cash Proceeds therefrom that are not applied or invested as provided in the third paragraph of Section 4.10 of the Indenture within 365 days after the receipt of any Net Cash Proceeds from such applicable Asset Sale will constitute Excess Proceeds. When the aggregate amount of Excess Proceeds exceeds $25.0 million, within thirty days thereof, the Company will make an Offer to Purchase (“Asset Sale Offer”) to all Holders and all holders of Pari Passu Debt containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, in each case, equal to the maximum principal amount of Notes and such other Pari Passu Debt that may be purchased out of the Excess Proceeds. The offer price in any such Asset Sale Offer will be equal to 100% of the principal amount of the Notes purchased, plus accrued and unpaid interest to but excluding the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture and such remaining amount shall not be added to any subsequent Excess Proceeds for any purpose under the Indenture. If the aggregate principal amount of Notes and such other Pari Passu Debt tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and the Company will select such other Pari Passu Debt to be purchased on a pro rata basis as between the Notes and Pari Passu Debt. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero. Any Asset Sale Offer will be conducted in accordance with the procedures specified in Section 3.8 of the Indenture.

(c)                                  Holders that are the subject of a Change of Control Offer or an Asset Sale Offer (each, an “Offer to Purchase”), will receive notice of an Offer to Purchase from the Company prior to any related Purchase Date and may elect to have such Notes purchased by completing the form titled “ Option of Holder to Elect Purchase” appearing below.

(11)                          Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of the Notes may be registered and the Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company and the Registrar shall not be required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of fifteen (15) days before the day of any mailing of a notice of redemption under Section (6) hereof and ending at the close of business on the day of mailing, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

(12)                          Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

(13)                          Discharge and Defeasance. Subject to the conditions set forth in the Indenture, the Company and the Guarantors at any time shall be entitled to terminate some or all of their obligations under the Indenture and the Notes or the Note Guarantees, as applicable, if the Company irrevocably deposits with the Trustee, in trust, for the benefit of the Holders, cash in U.S. Dollars, non-callable U.S. Government Obligations, or a combination thereof, for the payment of principal of, premium, if any, and interest on the outstanding Notes to redemption or maturity, as the case may be; provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of the Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount, the “ Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such

Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption).

(14)                          Amendment, Supplement and Waiver. The Indenture, the Notes or any Note Document may be amended or supplemented as provided in the Indenture.

(15)                          Defaults and Remedies. The Events of Default relating to the Notes are defined in Section 6.1 of the Indenture. If an Event of Default (other than an Event of Default specified in Section 6.1(h) of the Indenture with respect to the Company) occurs and is continuing, then and in every such case, the Trustee or the Holders of not less than 30% in aggregate principal amount of the outstanding Notes may declare the principal amount of the Notes and any accrued and unpaid interest on the Notes to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by Holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul such acceleration if (i) all Events of Default, other than the nonpayment of accelerated principal of or interest on the Notes, have been cured or waived as provided in the Indenture and (ii) such rescission or annulment would not conflict with any decree of judgment of a court of competent jurisdiction.

In the event of a declaration of acceleration of the Notes because an Event of Default described in Section 6.1(f) of the Indenture has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to Section 6.1(f) shall be remedied or cured by the Company or such Restricted Subsidiary or waived by the holders of the relevant Debt within thirty (30) Business Days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Notes.

If an Event of Default specified in Section 6.1(h) occurs with respect to the Company, the principal amount of and any accrued and unpaid interest on the Notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Trustee may withhold from Holders notice of any Default (except Default in payment of principal of, premium, if any, and interest on, any Note) if the Trustee determines that withholding notice is in the interests of the Holders.

(16)                          Trustee Dealings with the Company. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.

(17)                          No Recourse Against Others. No past, present or future director, officer, employee, general or limited partner, incorporator or stockholder of the Company or any of its Subsidiaries, as such, will have any personal liability for any obligations of the Company or any Guarantor by reason of his, her or its status as such director, officer, employee, stockholder, general partner, limited partner or incorporator, under the Notes Documents, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. Such waiver may not be effective to waive liabilities under the U.S. federal securities laws or other corporate laws, and it is the view of the SEC that such a waiver is against public policy.

(18)                          Authentication. This Note shall not be valid until authenticated by the signature of the Trustee or an authenticating agent.

(19)                          Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(20)                          CUSIP, ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP, ISIN or other similar numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

If prior to the Escrow Release Date:

Mason Finance Sub, Inc.

901 S. Bond Street, #600
Baltimore, Maryland 21231
Facsimile: (410) 933-5940
Attention: General Counsel

If on or after the Escrow Release Date:

Williams Scotsman International, Inc.
901 S. Bond Street, #600
Baltimore, Maryland 21231
Facsimile: (410) 933-5940
Attention: General Counsel

ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s legal name and soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                         to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 (Asset Sales) or 4.14 (Change of Control) of the Indenture, as applicable, check the box below:

☐ Section 4.10 ☐ Section 4.14

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or 4.14 of the Indenture, as applicable, state the amount you elect to have purchased: $

Date:	Your Signature:
(Sign exactly as your name appears on the Note)

Tax Identification No.:

Signature guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
OF TRANSFER RESTRICTED NOTES BY A PERSON OTHER THAN THE COMPANY

If to the Company Prior to the Escrow Release Date:

Mason Finance Sub, Inc.
901 S. Bond Street, #600
Baltimore, Maryland 21231
Facsimile: (410) 933-5940
Attention: General Counsel

If to the Company and/or any Guarantor on or after the Escrow Release Date:

Williams Scotsman International Inc.

901 S. Bond Street, #600
Baltimore, Maryland 21231
Facsimile: (410) 933-5940
Attention: General Counsel

DB Services Americas, Inc.

5022 Gate Parkway, Suite 200

Jacksonville, FL 32256 USA

Attention:  Transfer

Re:                             Mason Finance Sub, Inc.
6.875% Senior Secured Note due 2023
CUSIP # [57521L AA1]/[ U5744N AA4]

Reference is hereby made to that certain Indenture, dated August 6, 2018 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among Mason Finance Sub, Inc. to be merged with and into Williams Scotsman International, Inc. (the “Company”), the Guarantors party thereto, the Trustee and the Collateral Agent. Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

                                       (the “Transferor”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein in the principal amount of $                 in such Note[s] held in (check applicable space)                 book-entry or                  definitive form by the undersigned.

The Transferor                     (check one (1) box below):

☐                                    hereby requests the Registrar to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above), in accordance with Section 2.6 of the Indenture; or

☐                                    hereby requests the Trustee to exchange or register the transfer of a Note or Notes to               (transferee).

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the periods referred to in Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), the Transferor confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE (1) BOX BELOW:

(1)	☐	to the Company or a subsidiary thereof; or

(2)	☐

inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A; or

(3)	☐	outside the United States in an offshore transaction to a person other than a “U.S. person” within the meaning of Regulation S under the Securities Act, in compliance with Rule 904 thereunder.

Unless one (1) of the boxes is checked, the Registrar will refuse to register any of the Note[s] evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (2) or (3) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Note[s], in its sole discretion, such legal opinions, certifications and other information as the Trustee or the Company reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Signature

Signature guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

[Name of Transferee]

Dated:

NOTICE: To be executed by an executive officer

SCHEDULE OF EXCHANGES OF 6.875% SENIOR SECURED NOTES DUE 2023

The following exchanges of a part of this Global Note for other 6.875% Senior Secured Notes due 2023 have been made:

Date of Exchange	Amount of Decrease in Principal Amount of This Global Note	Amount of Increase in Principal Amount of This Global Note	Principal Amount of This Global Note Following Such Decrease (or Increase)	Authorized Officer of Trustee or 6.875% Senior Secured Note due 2023 Custodian

A-1

EXHIBIT B

[FORM OF CERTIFICATE TO BE DELIVERED
IN CONNECTION WITH TRANSFERS PURSUANT TO RULE 144A]

If to the Company Prior to the Escrow Release Date:

Mason Finance Sub, Inc.
901 S. Bond Street, #600
Baltimore, Maryland 21231
Facsimile: (410) 933-5940
Attention: General Counsel

If to the Company and/or any Guarantor on or after the Escrow Release Date:

Williams Scotsman International Inc.

901 S. Bond Street, #600
Baltimore, Maryland 21231
Facsimile: (410) 933-5940
Attention: General Counsel

DB Services Americas, Inc.

5022 Gate Parkway, Suite 200

Jacksonville, FL 32256 USA

Attention:  Transfer

Re:                             Mason Finance Sub, Inc. (the “Company”)
6.875% Senior Secured Notes due 2023 (the “Notes”)

Ladies and Gentlemen:

Reference is hereby made to that certain Indenture, dated August 6, 2018 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among Mason Finance Sub, Inc. to be merged with and into Williams Scotsman International, Inc. (the “Company”), the Guarantors party thereto, the Trustee and the Collateral Agent. Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

(the “Transferor”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein. In connection with the Transferor’s proposed sale of $           aggregate principal amount at maturity of the Note[s], the Transferor hereby certifies that such transfer is being effected pursuant to and in accordance with Rule 144A (“Rule 144A”) under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the Note[s] are being transferred to a person that the Transferor reasonably believes is purchasing the Note[s] for its own account, or for one (1) or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a “qualified institutional buyer” within the

B-1

meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Note[s] are being transferred in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Note[s] will be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the QIB Global Note and in the Indenture and the Securities Act.

The addressees of this letter are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

Signature guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

B-2

EXHIBIT C

[FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S]

If to the Company Prior to the Escrow Release Date:

Mason Finance Sub, Inc.
901 S. Bond Street, #600
Baltimore, Maryland 21231
Facsimile: (410) 933-5940
Attention: General Counsel

If to the Company and/or any Guarantor on or after the Escrow Release Date:

Williams Scotsman International Inc.

901 S. Bond Street, #600
Baltimore, Maryland 21231
Facsimile: (410) 933-5940
Attention: General Counsel

DB Services Americas, Inc.

5022 Gate Parkway, Suite 200

Jacksonville, FL 32256 USA

Attention:  Transfer

Re:                           Mason Finance Sub, Inc. (the “Company”)
6.875% Senior Secured Notes due 2023 (the “Notes”)

Ladies and Gentlemen:

Reference is hereby made to that certain Indenture, dated August 6, 2018 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among Mason Finance Sub, Inc. to be merged with and into Williams Scotsman International, Inc. (the “Company”), the Guarantors party thereto, the Trustee and the Collateral Agent. Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

(the “Transferor”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein. In connection with our proposed sale of $         aggregate principal amount at maturity of the Note[s], the Transferor confirms that such sale has been effected pursuant to and in accordance with Regulation S (“Regulation S”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor represents that:

(1)                                 the transfer of the Note[s] was not made to a person in the United States;

(2)                                 either (a) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on the Transferor’s behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on the Transferor’s behalf knows that the transaction has been prearranged with a buyer in the United States;

(3)                                 no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

(4)                                 the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

In addition, if the sale is made during a restricted period and the provisions of Rule 903(b) or Rule 904(b) of Regulation S are applicable thereto, the Transferor confirms that such sale has been made in accordance with the applicable provisions of Rule 903(b) or Rule 904(b), as the case may be. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Note[s] will be subject to the restrictions on transfer enumerated in the Restricted Notes Legend printed on the Regulation S Global Note and in the Indenture and the Securities Act.

The addressees of this letter are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

Signature guarantee:
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

EXHIBIT D

FORM OF SUPPLEMENTAL INDENTURE ON THE ESCROW RELEASE DATE

WILLIAMS SCOTSMAN INTERNATIONAL, INC.

as Issuer

and

THE GUARANTORS PARTY HERETO

6.875% SENIOR SECURED NOTES DUE 2023

SUPPLEMENTAL INDENTURE

DATED AS OF [   ], 2018

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Trustee and Collateral Agent

E-1

This SUPPLEMENTAL INDENTURE, dated as of [ • ], 2018 is by Williams Scotsman International, Inc., a Delaware corporation (the “Company”), each of the parties identified under the caption “Guarantors” on the signature page hereto (the “Guarantors”), Deutsche Bank Trust Company Americas, as trustee (in such capacity and not in its individual capacity, the “Trustee”) and Deutsche Bank Trust Company Americas, as collateral agent (in such capacity and not in its individual capacity, the “Collateral Agent”).

RECITALS

WHEREAS, the Mason Finance Sub, Inc., a Delaware corporation (the “Escrow Issuer”), the Trustee and the Collateral Agent entered into an Indenture, dated as of August 6, 2018 (the “Indenture”), pursuant to which the Escrow Issuer initially issued $300,000,000 in principal amount of 6.875% Senior Secured Notes due 2023 (the “Notes”);

WHEREAS, Section 4.22 of the Indenture provides that following satisfaction of the Escrow Conditions, the Escrow Issuer will merge with and into the Company, with the Company surviving, and the Company and the Guarantors will execute a supplemental indenture to assume all of the Escrow Issuer’s obligations and rights under the Indenture and the Guarantors will become Guarantors under the Indenture;

WHEREAS, on the date hereof, the Escrow Issuer is merging with and into the Company, the Company being the surviving Person of such merger and the Escrow Issuer ceasing to exist (the “Merger”);

WHEREAS, Section 9.1(2) of the Indenture provides that the  Trustee and the Collateral Agent may supplement the Indenture in order to evidence the succession of another Person and the assumption by any such successor of the covenants and other obligations under the Indenture, without the consent of the Holders; and

WHEREAS, all acts and procedures prescribed by the Indenture to make this Supplemental Indenture a legally valid and binding instrument on the Company, the Guarantors, the Trustee and the Collateral Agent, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, in compliance with the provisions of the Indenture and in consideration of the above premises, the Company, the Guarantors, the Trustee and the Collateral Agent covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

(1)                                 Effective upon consummation of the Merger, the Company, pursuant to Article 5 of the Indenture, hereby expressly assumes and agrees to pay, perform and/or discharge when due each and every debt, obligation, covenant and agreement incurred, made or to be paid, performed or discharged by Escrow Issuer under the Indenture and the Notes. The Company hereby agrees to be bound by all the terms, provisions and conditions of the Indenture and the Notes to which Escrow Issuer was theretofore bound, and, as the surviving entity, shall succeed to, and be substituted for, and may exercise every right and power of, Escrow Issuer under the Indenture and the Notes, and the Escrow Issuer is relieved of all of its obligations and duties under the Indenture and the Notes.

E-2

(2)                                 This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

(3)                                 This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Guarantors, the Trustee and the Collateral Agent.

(4)                                 From this date, by executing this Supplemental Indenture, the Company and the Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent applicable.

(5)                                 Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

(6)                                 Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee or the Collateral Agent by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee and the Collateral Agent subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee and the Collateral Agent with respect hereto.

(7)                                 No past, present or future director, officer, employee, incorporator, stockholder, partner, member or joint venturer of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(8)                                 NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

(9)                                 The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement. Delivery of an executed counterpart of a signature page to this Supplemental Indenture by telecopier, facsimile or other electronic transmission (i.e. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

[NEXT PAGE IS SIGNATURE PAGE]

E-3

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

WILLIAMS SCOTSMAN INTERNATIONAL, INC.

By:
Name:
Title:

[GUARANTORS]

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

By:
Name:
Title:

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

E-4

EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS

WILLIAMS SCOTSMAN INTERNATIONAL, INC.

as Issuer

and

THE GUARANTORS PARTY HERETO

6.875% SENIOR SECURED NOTES DUE 2023

SUPPLEMENTAL INDENTURE

DATED AS OF [   ]

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Trustee and Collateral Agent

This SUPPLEMENTAL INDENTURE, dated as of [   ] is by and among Williams Scotsman International, Inc., a Delaware corporation (the “Company”), each of the parties identified under the caption “Guarantors” on the signature page hereto (the “Guarantors”), Deutsche Bank Trust Company Americas, as trustee (in such capacity and not in its individual capacity, the “Trustee”) and Deutsche Bank Trust Company Americas, as collateral agent (in such capacity and not in its individual capacity, the “Collateral Agent”).

RECITALS

WHEREAS, the Mason Finance Sub, Inc., a Delaware corporation (the “Escrow Issuer”), the Trustee and the Collateral Agent entered into an Indenture, dated as of August 6, 2018 (the “Indenture”), as supplemented by a First Supplemental Indenture dated as of [ • ], 2018 among the Company, the Guarantors, the Trustee and the Collateral Agent (the “First Supplemental Indenture”), providing for the issuance of $300,000,000 in principal amount of 6.875% Senior Secured Notes due 2023 (the “Notes”);

WHEREAS, Section 9.1(2) of the Indenture provides that the Company, the Guarantors, the Trustee and the Collateral Agent may supplement the Indenture in order to add Guarantors pursuant to Sections 4.17 and 11.8 thereof, without the consent of the Holders; and

WHEREAS, all acts and procedures prescribed by the Indenture to make this Supplemental Indenture a legally valid and binding instrument on the Company, the Guarantors, the Trustee and the Collateral Agent, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, in compliance with the provisions of the Indenture and in consideration of the above premises, the Company, the Guarantors, the Trustee and the Collateral Agent covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

(1)                                 This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

(2)                                 This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Guarantors, the Trustee and the Collateral Agent.

(3)                                 From this date, by executing this Supplemental Indenture, the Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent applicable.

(4)                                 Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

(5)                                 Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee or the Collateral Agent by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee and the Collateral Agent subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee and the Collateral Agent with respect hereto.

(6)                                 No past, present or future director, officer, employee, incorporator, stockholder, partner, member or joint venturer of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(7)                                 NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

(8)                                 The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement. Delivery of an executed counterpart of a signature page to this Supplemental Indenture by telecopier, facsimile or other electronic transmission (i.e. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

WILLIAMS SCOTSMAN INTERNATIONAL, INC.

By:
Name:
Title:

[GUARANTORS]

By:
Name:
Title:

[ADDITIONAL GUARANTORS]

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

By:
Name:
Title:

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Collateral Agent

By:
Name:
Title:

By:
Name:
Title: